                                                                  EXECUTION COPY

                               FINANCING AGREEMENT

                     THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                   (AS AGENT)

                       THE LENDERS THAT ARE PARTIES HERETO

                                       AND

                          G-III LEATHER FASHIONS, INC.,

                       J. PERCY FOR MARVIN RICHARDS, LTD.

                                       AND

                                CK OUTERWEAR, LLC

                                 (AS BORROWERS)

                              DATED: JULY 11, 2005

                                TABLE OF CONTENTS

               (H)  EXAMINATION & VERIFICATION; NET AVAILABILITY;

               (V)  INTERCREDITOR AGREEMENT AND ASSIGNMENT OF FACTORING

                                       I

               (B)  APPLICATION OF PROCEEDS TO CHASE BANK RATE LOANS AND

SECTION 5.     LETTERS OF CREDIT, BANKERS ACCEPTANCES, STEAMSHIP GUARANTEES

                                       II

       5.3.    INDEMNITY RELATING TO LETTERS OF CREDIT AND BANKERS
               ACCEPTANCES..................................................37
       5.4.    COMPLIANCE OF GOODS, DOCUMENTS AND SHIPMENTS WITH AGREED

       6.3.    REPRESENTATIONS, COVENANTS AND AGREEMENTS REGARDING COLLATERAL

                                      III

               (D)   PAYMENT OF TAXES.......................................49
               (E)   COMPLIANCE WITH LAWS...................................50
               (F)   NOTICES CONCERNING ENVIRONMENTAL, EMPLOYEE BENEFIT AND

               (M)   FISCAL YEAR. CHANGE THE FISCAL YEAR OF PARENT OR ANY

       8.3.    FEES AND EXPENSES RELATING TO LETTERS OF CREDIT, BANKERS
               ACCEPTANCES, STEAMSHIP GUARANTEES AND AIRWAY RELEASES........62

                                       IV

               (A)   LETTER OF CREDIT GUARANTY FEE AND BANKERS ACCEPTANCE

               (B)   RESTRICTIONS AFFECTING THE MAKING OR FUNDING OF

                                       V

                                       VI

EXHIBITS

EXHIBIT A FORM OF ASSIGNMENT AND TRANSFER AGREEMENT
EXHIBIT B FORM OF REVOLVING LOAN PROMISSORY NOTE
EXHIBIT C FORM OF TERM LOAN PROMISSORY NOTE
EXHIBIT D FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E FORM OF BORROWING BASE CERTIFICATE
EXHIBIT F FORM CONTINUING AGREEMENT FOR ISSUANCE OF STEAMSHIP GUARANTIES AND
AIRWAY RELEASES
EXHIBIT G [INTENTIONALLY OMITTED]
EXHIBIT H FORM OF AVAILABLE TO SELL REPORT DESIGNATED IN DOLLARS
EXHIBIT I FORM OF INVENTORY ANALYSIS REPORT
EXHIBIT J FORM OF KEY ITEM REPORT
EXHIBIT 7.5 FORM OF LICENSOR CONSENT LETTERS
EXHIBIT 7.6 FORM OF LANDLORD WAIVER LETTERS

SCHEDULES

SCHEDULE 1.1(A)  -     EXISTING INDEBTEDNESS
SCHEDULE 1.1(C)  -     EXISTING BANKERS ACCEPTANCES
SCHEDULE 1.1(D)  -     EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(E)  -     EXCLUDED SUBSIDIARIES
SCHEDULE 1.1(B)  -     DESCRIPTION OF REAL ESTATE
SCHEDULE 7.1(B)  -     COMPANIES AND COLLATERAL INFORMATION
SCHEDULE 7.1(F)  -     ENVIRONMENTAL MATTERS
SCHEDULE 7.5           LICENSOR CONSENT LETTERS
SCHEDULE 7.6           LANDLORD WAIVERS

                                       I

     THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, ("CIT")
with offices located at 1211 Avenue of the Americas, New York, New York 10036,
(CIT and any other entity becoming a Lender hereunder pursuant to Section
13.4(b) of this Financing Agreement, are collectively referred to as the
"Lenders" and individually as a "Lender"), and CIT, as the Agent for the Lenders
(the "Agent"), are pleased to confirm the terms and conditions under which the
Lenders, acting through the Agent, shall make a term loan, revolving loans and other financial accommodations to G-III Leather Fashions, Inc., a New York corporation ("G-III Inc."), J. Percy for Marvin Richards, Ltd., a New York
corporation ("JPMR"), and CK Outerwear, LLC, a New York limited liability company (hereinafter "CKO", and together with G-III Inc. and JPMR, individually a "Company" and collectively, the "Companies").

SECTION 1. DEFINITIONS

     1.1. DEFINED TERMS. As used in this Financing Agreement:

     ACCOUNTS shall mean any and all of the Companies' present and future: (a)
accounts (as defined in the UCC), including without limitation, Due from Factor
Receivables; (b) instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant to this Financing Agreement; (f) guaranties, other supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any of the foregoing (including rights to payment, including those arising in connection with bank and non-bank credit cards), and all books and records and any electronic media and software relating thereto; (i) notes, deposits or other property of the Companies'
account debtors securing the obligations owed by such account debtors to the
Companies; and (j) all Proceeds of any of the foregoing.

     ACCOUNTS RECEIVABLE AGING REPORT shall mean a summary account receivable trial balance showing accounts receivable of the Companies as of the last day of the preceding week (in the case of a weekly report) or month (in the case of a monthly report) outstanding from the due date set forth in the invoice in the following categories: future, current, 1-30 days; 31-60 days; 61-90 days; and 90 days and over.

     AFFILIATE shall mean as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such
Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided, that, in any event: (i) any Person that owns directly or indirectly securities having 5% or more (with respect to any corporation other than the Parent) or 15% or more
(with respect to the Parent) of the ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person)

will be deemed to control such corporation or other Person; and (ii) each shareholder, director and officer of the Companies shall be deemed to be an
Affiliate of the Companies.

     AGENT'S BANK ACCOUNT shall mean the Agent's bank account at JPMorgan Chase
Bank (or its successor) in New York, New York.

     AIRWAY RELEASES shall mean airway releases agreed to be issued or caused to be issued by Agent pursuant to the Continuing Agreement for Issuance of
Steamship Guaranties and Airway Releases.

     APPLICABLE MARGIN shall mean, with respect to (a) the Revolving Loans, zero% for Chase Bank Rate Loans and 2.25% for LIBOR Loans, (b) the Term Loan,
1.00% for Chase Bank Rate Loans and 3.25% for LIBOR Loans, (c) standby Letters of Credit, 1.50%, (d) documentary Letters of Credit, 0.125%, or (e) Bankers
Acceptances, Airway Releases and Steamship Guaranties, CIT's discount rate plus
2.50%.

     ASSET SECURITIZATION shall mean with respect to any Person, a transaction involving the sale or transfer of receivables by such Person to an SPV;
provided, however, that the Person may (A) establish and maintain a reserve account containing Cash or Securities as a credit enhancement in respect of any such sale, or (B) purchase or retain a subordinated interest in such receivables being sold.

     ASSET SECURITIZATION RECOURSE LIABILITY shall mean with respect to any
Person, the maximum amount of such Person's liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support
(whether through cash payments, the establishment of reserve accounts containing
Cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such person may be otherwise liable for all or a portion of any SPV's obligations under Securities issued in connection with such Asset
Securitizations.

     ASSIGNED EXISTING LOANS shall mean indebtedness in the amount of (x)
$15,740,618.85 that was owing by JPMR to CIT under its factoring and financing arrangements with CIT on the Closing Date and (y) $6,697,333.00 that was owing by Winlit Group Ltd. to CIT under its factoring and financing arrangements with
CIT on the Closing Date and has been assumed by G-III on the Closing Date.

     ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer
Agreement in the form of Exhibit A attached hereto.

     ASSIGNMENT OF FACTORING PROCEEDS AGREEMENT shall mean the Intercreditor
Agreement and Assignment of Factoring Proceeds dated as of the Closing Date, among Factor, the Agent and the Companies, pursuant to which, inter alia, (a)
each of the Companies assigns and transfers to the Agent, on its behalf and on behalf of the Lenders, all of their rights to the proceeds or monies due them under the Factoring Agreement, (b) the Agent, on its behalf and on behalf of the
Lenders, subordinates to Factor its lien upon all Accounts (and related interests and proceeds)

purchased by Factor under the Factoring Agreement and (c) the Factor subordinates to the Agent and the Lenders its lien upon all other assets of the
Companies.

     ATTRIBUTABLE INDEBTEDNESS shall mean on any date, (a) in respect of any
Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with generally accepted accounting principles, and (b) in respect of any
Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such
Person prepared as of such date in accordance with generally accepted accounting principles if such lease were accounted for as a Capitalized Lease.

     AVAILABILITY RESERVE shall mean an amount equal to the sum of:

     (a) any reserve which the Agent may establish from time to time pursuant to the express terms of this Financing Agreement, including without limitation, for any customer disputes, unpaid ad valorem taxes, including sales taxes, plus

     (b) (i) three (3) months rental payments or similar charges for each
Company's leased premises or other Collateral locations for which such Company has not delivered to the Agent a landlord's waiver in form and substance reasonably satisfactory to the Agent, and (ii) three (3) months estimated payments (plus any other fees or charges owing by any Company) to any applicable warehousemen or third party processor (as determined by the Agent in the exercise of its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x)
delivery to the Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; plus

     (c) at the option of the Agent, a monthly reserve for accrued interest on
LIBOR Loans having an Interest Period of more than 30 days; plus

     (d) such other reserves against Net Availability as the Agent deems necessary in the exercise of its sole and absolute discretion.

     BANKERS ACCEPTANCE shall mean, at any time, a time draft that has been presented and accepted by the Issuing Bank in connection with a documentary
Letter of Credit, and with respect to which the beneficiary of such Letter of
Credit has received payment at a discount, or will receive payment at a later date, and for which the Issuing Bank has not received payment or reimbursement from a Company. Without limiting the foregoing, as used herein the term Bankers
Acceptances shall include the Existing Bankers Acceptances.

     BORROWING BASE shall mean, at any time:

     (a) the sum at such time of: (i) eighty-five percent (85%) of the
Companies' aggregate outstanding Eligible Accounts Receivable; plus (ii) the lesser of (x) the sum of (I) fifty percent (50%) of the aggregate value of the
Companies' Eligible Inventory, valued at the lower of cost or market on a first in, first out basis and (II) fifty percent (50%) of the undrawn amount of trade
Letters of Credit with respect to finished goods Inventory acceptable to the
Agent in the

exercise of the Agent's reasonable business judgment or (y) $65,000,000; plus
(iii) the Supplemental Amount; less

     (b) the aggregate amount of the Availability Reserve in effect at such time.

     BORROWING BASE CERTIFICATE shall mean a fully-completed Certificate in the form of Exhibit E hereto.

     BUSINESS DAY shall mean any day on which the Agent and JPMorgan Chase Bank are open for business in New York, New York; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     CAPITAL EXPENDITURES shall mean, for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to interest that are required to be capitalized in accordance with generally accepted accounting principles.

     CAPITALIZED LEASE shall mean any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

     CAPITALIZED LEASE OBLIGATIONS shall mean as to any person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and /or personal property which obligations are required to be classified and accounted for as a Capitalized Lease on a balance sheet of such Person under generally accepted accounting principles and, for purpose hereof, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

     CASH shall mean as to any Person, such Person's cash and cash equivalents, as defined in accordance with generally accepted accounting principles consistently applied.

     CASUALTY PROCEEDS shall mean (a) payments or other proceeds from an insurance carrier with respect to any loss, casualty or damage to Collateral, and (b) payments received on account of any condemnation or other governmental taking of any of the Collateral.

     CHASE BANK RATE shall mean the rate of interest per annum announced by
JPMorgan Chase Bank (or its successor) from time to time as its "prime rate" in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

     CHASE BANK RATE LOANS shall mean any loans or advances made pursuant to this Financing Agreement that bear interest based upon the Chase Bank Rate.

     CIT'S SYSTEM shall mean the Agent's internet-based loan accounting and reporting system.

     CLOSING DATE shall mean the date on which this Financing Agreement is executed by the Companies, the Agent and the Lenders that initially are parties hereto, and delivered to the Agent.

     COLLATERAL shall mean, collectively, all present and future Accounts,
Equipment, Inventory and other Goods, Documents of Title, General Intangibles,
Investment Property, Real Estate and Other Collateral.

     COLLATERAL MANAGEMENT FEE shall mean an amount equal to $100,000 per annum, payable to the Agent exclusively in accordance with Section 8.6 of this
Financing Agreement.

     COMMITMENT shall mean, as to each Lender, the sum of the amount of the
Revolving Credit Commitment and Term Loan Commitment for such Lender set forth on the signature page to this Financing Agreement or in the Assignment and
Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Section 13.4(b) or any other applicable provision of this Financing Agreement.

     COMMITMENT LETTER shall mean the Commitment Letter dated June 14, 2005 issued by the Agent to, and accepted by, G-III Inc. and Parent.

     COMPLIANCE CERTIFICATE shall mean the fully-completed certificate in the form of Exhibit D hereto.

     CONFIDENTIAL INFORMATION shall have the meaning provided for in Section
13.7 of this Agreement.

     CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for
Parent and its Subsidiaries, eliminating all intercompany transactions and prepared in accordance with GAAP.

     CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet of
Parent and its Subsidiaries plus individual balance sheets for the Companies, showing all eliminations of intercompany transactions and prepared in accordance with GAAP.

     CONTINUING AGREEMENT FOR ISSUANCE OF STEAMSHIP GUARANTIES AND AIRWAY
RELEASES shall mean and refer to the agreement attached hereto as Exhibit F.

     COPYRIGHTS shall mean all of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, all reissues and renewals thereof, all licenses thereof, all other general intangible, intellectual property and other rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all income, royalties and other Proceeds of any of the foregoing.

     DEFAULT shall mean any event specified in Section 10.1 hereof, regardless of whether any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has occurred or been satisfied.

     DEFAULT RATE OF INTEREST shall mean a rate of interest equal to two percent
(2%) per annum greater than the interest rate accruing on the Obligations pursuant to Section 8.1 hereof, which the Agent and the Lenders shall be entitled to charge the Companies in the manner set forth in Section 8.2 of this
Financing Agreement.

     DOMESTIC SUBSIDIARY shall mean a Subsidiary that is organized under the laws of the United States of America or any State thereof

     DEPOSITORY ACCOUNT shall mean each bank account (and the related lockbox, if any) subject to the Agent's control that is established by the Agent or the
Companies pursuant to Section 2.1(j) or Section 3.2(c) of this Financing
Agreement.

     DEPOSITORY ACCOUNT CONTROL AGREEMENT shall mean a three-party agreement in form and substance satisfactory to the Agent among the Agent, the applicable
Company and the bank which will maintain a Depository Account, (a) which provides the Agent with control of such Depository Account and provides for the transfer of funds in a manner consistent with the provisions of Section 3.2(b)
of this Financing Agreement, and (b) pursuant to which such bank agrees that (x)
all cash, checks, wires and other items received or deposited into the
Depository Account are the property of the Agent, for the benefit of the Agent and the Lenders, and (y) except as otherwise provided in the Depository Account
Control Agreement, such bank has no lien upon, or right of set off against, the
Depository Account and any cash, checks, wires and other items from time to time on deposit therein.

     DILUTION PERCENTAGE shall mean, with respect to the Companies in the aggregate during any period of measurement, the quotient (expressed as a percentage) obtained by dividing (a) the aggregate amount of the Companies'
non-cash reductions against Trade Accounts Receivable, during such period, by
(b) the aggregate amount of the Companies' gross sales during such period, as determined by the Agent in the exercise of its reasonable business judgment. The
Dilution Percentage shall be determined by the Agent based on its reviews of the periodic financial and collateral reports submitted by the Companies to the
Agent as well as the results of the periodic field examinations of the Companies conducted by the Agent from time to time. The period of measurement for calculating the Dilution Percentage shall be determined by the Agent from time to time in the exercise of its reasonable business judgment.

     DOCUMENTATION FEES shall mean the Agent's standard fees for the use of the
Agent's in-house legal department relating to any and all modifications, waivers, releases, legal file reviews or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or non-negotiable, together with all Inventory and other Goods relating thereto, and all Proceeds of any of the foregoing.

     DUE FROM FACTOR RECEIVABLES shall mean amounts due from Factor with respect to Trade Accounts Receivable generated in the ordinary course of business of the
Companies which are purchased in each case by Factor under the Factoring
Agreement and are and continue to be

subject to the Assignment of Factoring Proceeds Agreement and which are and continue to be credit approved by Factor. In addition (but without duplication of the foregoing), Trade Accounts Receivable that are purchased and not credit approved by Factor under the relevant Factoring Agreement may be deemed Due from
Factor Receivables if such Trade Accounts Receivable are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the
Agent (subject only to the Lien of the Factor), for the benefit of the Agent and the Lenders, and conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of:

     (a) actual returns, discounts, claims, credits and allowances of any nature
(whether issued, owing, granted, claimed or outstanding), plus

     (b) reserves for such Trade Accounts Receivable that arise from, or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Companies have complied with the
Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks acceptable to the Agent having a place of business in the United States of America, or (y) to customers residing in
Canada, provided that such Accounts are payable in United States Dollars; (iii)
Accounts that remain unpaid more than the earlier of ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to any subsidiary (direct or indirect) or parent (direct or indirect) of any
Company, or to any other person or entity otherwise affiliated with any Company or with any 15% or greater shareholder, subsidiary (direct or indirect) or parent (direct or indirect) of any Company in any way; (vi) bill and hold
(deferred shipment) or consignment sales; (vii) sales to any customer which is either (w) insolvent, (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (z) financially unacceptable to the
Agent or has a credit rating unacceptable to the Agent; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than the earlier of ninety
(90) days from invoice date or sixty (60) days from due date; (ix) sales to any customer and/or its affiliates to the extent the aggregate outstanding amount of such sales at any time exceed twenty percent (20%) or more of all Eligible
Accounts Receivable at such time; (x) pre-billed receivables and receivables arising from progress billings; and (xi) sales not payable in United States currency; plus

     (c) reserves established by the Agent to account for increases in the
Companies' Dilution Percentage above the Companies' historical Dilution
Percentage, and such other reserves against Trade Accounts Receivable as the
Agent deems necessary in the exercise of its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders.

     EARLY TERMINATION DATE shall mean a date prior to the Termination Date on which the Companies prepay all or a portion of the Term Loan (within one year of the Closing Date), or terminate this Financing Agreement or the Revolving Line of Credit (within two years of the Closing Date).

     EARLY TERMINATION FEE shall mean an amount equal to the product obtained by multiplying (a) the sum of the average daily principal amount of the Revolving
Loans and average undrawn amount of Letters of Credit, Bankers Acceptances,
Steamship Guarantees and Airway Releases (each calculated from the Closing Date through the Early Termination Date) times (b) (i) one percent (1.0%) if the
Early Termination Date occurs on or before the first anniversary of the Closing
Date, and (ii) one half of one percent (0.50%) if the Early Termination Date occurs after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date.

     EBITDA shall mean, for any period, all earnings of Parent and its
Subsidiaries on a consolidated basis for such period before all interest, tax obligations, depreciation and amortization expense, any other non-cash charges of Parent and its Subsidiaries on a consolidated basis for such period and the
Waiver Payment Amount for such period, all determined in conformity with GAAP on a basis consistent with the latest audited financial statements of Parent and its Subsidiaries, but excluding the effect of extraordinary and/or nonrecurring gains or losses for such period.

     EFFECTIVE NET WORTH shall mean, at any time, Net Worth plus subordinated
Indebtedness of the Parent and its Subsidiaries, the terms of which are acceptable to Agent in its sole discretion minus the sum of (x) good will and other intangible assets (each determined in accordance with GAAP) and (y) the aggregate amount of all Accounts due from Affiliates plus seventy five percent
(75%) of the value (determined in accordance with GAAP) of all intangible assets acquired by the Companies on and after the Closing Date pursuant to Permitted
Acquisitions.

     ELECTRONIC TRANSMISSION shall have the meaning given to such term in
Section 7.2(g) of this Financing Agreement.

     ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount of such Company's Due from Factor Receivables plus (without duplication of any Due from Factor Receivables) the amount of such Company's Eligible Trade
Accounts Receivable.

     ELIGIBLE ASSIGNEE shall mean (i) a Lender; (ii) an Affiliate of a Lender;
and (iii) subject to the prior approval of the Agent and, so long as no Event of
Default shall have occurred and be continuing, the Companies, such approval by the Agent or the Companies not to be unreasonably withheld or delayed, (A) a commercial bank organized under the laws of the United States of America, or any
State thereof, and having total assets in excess of $500,000,000; (B) a savings association or savings bank organized under the laws of the United States of
America, or any State thereof, and having total assets in excess of
$500,000,000; (C) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and
Development ("OECD") or has included special lending arrangements with the
International Monetary Fund associated with its General Arrangements to

Borrower or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States of America;
(D) the central bank of any country that is a member of the OECD; and (E) a finance company, insurance company or other financial institution or fund
(whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans (of a size similar to the Loans) in the ordinary course of its business and having total assets in excess of $500,000,000; provided, however, that neither any Company nor any
Affiliate of any Company shall qualify as an Eligible Assignee under this definition.

     ELIGIBLE INVENTORY shall mean the gross amount of the Companies' Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Agent and the
Lenders, and which conforms to the warranties contained herein, is marketable in the ordinary course of the Companies' business, has not been produced in violation of applicable law and which, at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, (a) all work-in-process, (b) all supplies (other than raw materials), (c) all Inventory not present in the United States of America, (d)
all Inventory returned or rejected by the Companies' customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Companies' suppliers, (e) all Inventory in transit or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent), and (f) the amount of such other reserves against Inventory as the Agent deems necessary in the exercise of its reasonable business judgment, including, without limitation, reserves for special order, licensed or private label goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

     ELIGIBLE TRADE ACCOUNTS RECEIVABLES shall mean the Trade Accounts
Receivable of a Company that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Agent and the Lenders, and conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of:

     (a) actual returns, discounts, claims, credits and allowances of any nature
(whether issued, owing, granted, claimed or outstanding), plus

     (b) reserves for such Trade Accounts Receivable that arise from, or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Companies have complied with the
Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks acceptable to the Agent having a place of business in the United States of America, or (y) to customers residing in
Canada, provided that such Accounts are payable in United States Dollars; (iii)
Accounts that remain unpaid more than

the earlier of ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to any subsidiary (direct or indirect) or parent (direct or indirect) of any Company, or to any other person or entity otherwise affiliated with any Company or with any 15% or greater shareholder, subsidiary (direct or indirect) or parent (direct or indirect) of any Company in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii)
sales to any customer which is either (w) insolvent, (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (z) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than the earlier of ninety (90) days from invoice date or sixty (60)
days from due date; (ix) sales to any customer and/or its affiliates to the extent the aggregate outstanding amount of such sales at any time exceed twenty percent (20%) or more of all Eligible Accounts Receivable at such time; (x)
pre-billed receivables and receivables arising from progress billings; and (xi)
sales not payable in United States currency; plus

     (c) reserves established by the Agent to account for increases in the
Companies' Dilution Percentage above the Companies' historical Dilution
Percentage, and such other reserves against Trade Accounts Receivable as the
Agent deems necessary in the exercise of its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders.

     EQUIPMENT shall mean all of the Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, rolling stock, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all Proceeds of any of the foregoing.

     ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     EUROCURRENCY RESERVE REQUIREMENTS shall mean for any day, as applied to a
LIBOR Loan, the aggregate (without duplication) of the maximum rates of reserve requirement (expressed as a decimal fraction) in effect with respect to the
Agent or any Lender on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System
or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in
Regulation D of such Board) maintained by the Agent or any Lender (such rates to be adjusted to the nearest one-sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one-sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

     EVENT(S) OF DEFAULT shall have the meaning given to such term in Section
10.1 of this Financing Agreement.

                                       10

     EXCLUDED SUBSIDIARY shall mean each corporation or other entity listed on
Schedule 1.1(e) hereto.

     EXISTING BANKERS ACCEPTANCES shall mean the bankers acceptances issued by
CIT or with the assistance of CIT, as set forth on Schedule 1.1(c) hereto.

     EXISTING LETTERS OF CREDIT shall mean the letters of credit issued by CIT or with the assistance of CIT, as set forth on Schedule 1.1(d) hereto.

     FACTOR shall mean The CIT Group/Commercial Services, Inc. in its capacity as Factor pursuant to the Factoring Agreements. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any reference herein or in any other Loan Document to "Factor" shall not include CIT in its capacity as
"Agent" or "Lender" and any reference herein or in any Loan Document to "Agent"
or "Lender" shall not include CIT in its capacity as "Factor".

     FACTORING AGREEMENTS shall mean (x) the Amended and Restated Accounts
Receivable Purchase Agreement dated November 8, 1995 between CIT and G-III; (y)
the Amended and Restated Factoring Agreement dated as of the Closing Date between CIT and JPMR; and (z) the Factoring Agreement dated as of the Closing
Date between CIT and CKO, as each such agreement may be supplemented, modified, amended or amended and restated from time to time.

     FACTORING FEES shall mean the fees payable to Factor by the Companies pursuant to the Factoring Agreements, solely on behalf of Factor.

     FEE LETTER shall mean the letter regarding fees dated June 14, 2005 by CIT to G-III.

     FIXED CHARGE COVERAGE RATIO shall mean, for any period, the quotient
(expressed as a ratio) obtained by dividing (a) EBITDA of Parent and its
Subsidiaries on a consolidated basis for such period by (b) Fixed Charges of
Parent and its Subsidiaries on a consolidated basis for such period.

     FIXED CHARGES shall mean, for any period, the sum of (a) all interest obligations (including the interest component of Capitalized Leases) of Parent and its Subsidiaries on a consolidated basis paid or due during such period, (b)
the amount of principal repaid or scheduled to be repaid on the Term Loan and other Indebtedness of Parent and its Subsidiaries on a consolidated basis (other than the Revolving Loans) during such period, (c) unfinanced Capital
Expenditures, as incurred by the Parent and its Subsidiaries on a consolidated basis during such period (other than Special Capital Expenditures), and (d) all federal, state and local income tax expenses accrued by Parent and its
Subsidiaries on a consolidated basis during such period (as reflected in the financial statements of Parent and its Subsidiaries) or Permitted Distributions
paid to shareholders in lieu of such taxes as permitted under Section 7.4(f)
hereof).

     FUNDS ADMINISTRATOR shall mean G-III Inc. in its capacity as the borrowing agent and loan funds administrator on behalf of itself and the other Companies.

     GAAP shall mean generally accepted accounting principles in the United
States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

                                       11

     GENERAL INTANGIBLES shall mean all of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all
Trademarks, (b) Patents, utility models, industrial models, and designs, (c)
Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) any other forms of intellectual property, (g) all domain names, customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, (h) all monies and claims for monies now or hereafter due and payable in connection with the foregoing, including, without limitation, payments for infringement and royalties arising from any licensing agreement between any Company and any licensee of any of such Company's General
Intangibles, and (i) all Proceeds of any of the foregoing.

     GOODS shall mean all present and hereafter acquired "goods", as defined in the UCC, and all Proceeds thereof.

     GUARANTIES shall mean the guaranty agreements executed and delivered to the
Agent by Guarantors.

     GUARANTORS shall mean Parent, each Domestic Subsidiary of Parent that is not a Company or an Excluded Subsidiary and any other future guarantor of all or any part of the Obligations.

     INDEBTEDNESS shall mean, without duplication, with respect to any Person, all: (i) liabilities or obligations, direct and contingent, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such
Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet; (ii) liabilities or obligations of others for which such
Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or other obligations secured by liens, security interests or other encumbrances on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv)
liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person; (v) Asset Securitization Recourse Liabilities to the
extent, but only to the extent that such obligations have matured; (vi)
Capitalized Lease Obligations and Synthetic Lease Obligations of such Person
(the amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as
of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date); and (vii) liabilities or obligations of such
Person in respect of Swap Contracts.

     INDEMNIFIED PARTY shall have the meaning given to such term in Section 10.5 of this Financing Agreement.

     INTEREST PERIOD shall mean, subject to availability: (a) with respect to an initial request by the Companies for a LIBOR Loan or the conversion of a Chase
Bank Rate Loan to a LIBOR Loan, at the option of the Companies a one-month, two-month, three-month or six-month period

                                       12

commencing on the borrowing or conversion date with respect to such LIBOR Loan and ending one month, two months, three months or six months thereafter, as applicable; and (b) with respect to any continuation of a LIBOR Loan, at the option of the Companies a one-month, two-month, three-month or six-month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one month, two months, three months or six months thereafter, as applicable; provided that (i) if any Interest Period would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, and (ii) if any Interest
Period begins on the last Working Day of any month, or on a day for which there is no numerically corresponding day in the month in which such Interest Period ends, such Interest Period shall end on the last Working Day of the month in which such Interest Period ends.

     INVENTORY shall mean all of the Companies' present and hereafter acquired inventory (as defined in the UCC) including, without limitation, all merchandise and inventory in all stages of production (from raw materials through work-in-process to finished goods), and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping of the foregoing, and all Proceeds of any of the foregoing.

     INVESTMENT PROPERTY shall mean all of the Companies' present and hereafter acquired "investment property", as defined in the UCC, together with all stock and other equity interests in the Companies' subsidiaries, and all Proceeds thereof.

     ISSUING BANK shall mean any bank issuing a Letter of Credit for a Company, a Bankers Acceptance, a Steamship Guaranty or an Airway Release with respect to such Letter of Credit.

     LEDGER DEBT shall mean the outstanding amount of any indebtedness for goods and services purchased by any Company or its affiliates from any company or entity whose accounts are factored by Factor (including any ledger debt assumed by the Companies pursuant to the acquisitions contemplated under this
Agreement).

     LETTERS OF CREDIT shall mean all letters of credit issued for or on behalf of a Company with the assistance of the Lenders (acting through the Agent) by an
Issuing Bank in accordance with Section 5 hereof. Without limiting the foregoing, as used herein the term Letters of Credit shall include the Existing
Letters of Credit.

     LETTER OF CREDIT GUARANTY shall mean any guaranty, indemnity agreement, assumption and confirmation agreement or similar agreement delivered by the
Agent on behalf of the Lenders (but subject to the terms of Section 5.8), to an
Issuing Bank of a Company's reimbursement obligation under such Issuing Bank's reimbursement agreement, application for letter of credit, bankers acceptance, steamship guarantee, airway release or other like document.

     LETTER OF CREDIT GUARANTY FEE shall mean the fee that the Agent, for the benefit of the Lenders, may charge the Companies under Section 8.3(a) of this
Financing Agreement for issuing a Letter of Credit Guaranty or otherwise assisting the Companies in obtaining Letters of Credit.

                                       13

     LETTER OF CREDIT SUB-LINE shall mean the aggregate commitment of the
Lenders to assist the Companies in obtaining Letters of Credit (and with respect to trade Letters of Credit, Bankers Acceptances) in an aggregate amount of up to
(x) $65,000,000 for trade Letters of Credit, Bankers Acceptances, Steamship
Guarantees and Airway Releases and (y) $5,000,000 for standby Letters of Credit.

     LIBOR shall mean, for any Interest Period and subject to availability, a rate of interest equal to the quotient obtained by dividing: (a) at the Agent's election, (i) LIBOR for such Interest Period as quoted to the Agent by JPMorgan
Chase Bank (or any successor thereof) two (2) Business Days prior to the first day of such Interest Period, or (ii) the rate of interest determined by the
Agent at which deposits in U.S. Dollars are offered for such Interest Period as presented on Telerate Systems at page 3750 as of 11:00 a.m. (London time) two
(2) Business Days prior to the first day of such Interest Period (provided that if two or more offered rates are presented on Telerate Systems at page 3750 for such Interest Period, the arithmetic mean of all such rates, as determined by the Agent, will be the rate elected); by (b) a number equal to 1.00 minus the
Eurocurrency Reserve Requirements, if any, in effect on the day which is two (2)
Business Days prior to the beginning of such Interest Period.

     LIBOR INTEREST PAYMENT DATE shall mean, with respect to any LIBOR Loan, the last day of the Interest Period for such LIBOR Loan and, with respect to
Interest Periods of greater than three months duration, the first day of the third month after the start of such Interest Period (counting the month in which such Interest Period starts as the first month).

     LIBOR LENDING OFFICE shall mean, (a) with respect to the Agent and CIT, the office of JPMorgan Chase Bank, or any successor thereof, located at 270 Park
Avenue, New York, NY 10017, and (b) with respect to each Lender, the address set forth on the signature page to this Financing Agreement or the Assignment and
Transfer Agreement to which such Lender is a party.

     LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement that bear interest based upon LIBOR.

     LINE OF CREDIT shall mean the aggregate commitment of the Lenders in an amount equal to $195,000,000 to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement, (b) assist any Company in opening Letters of Credit and/or Bankers Acceptances pursuant to Section 5 of this Financing Agreement and
(c) make the Term Loan pursuant to Section 4 of this Financing Agreement,.

     LINE OF CREDIT FEE shall mean, for any month, the product obtained by multiplying (a) (i) the amount of the Revolving Line of Credit minus (ii) the average daily principal balance of Revolving Loans and the average daily undrawn amount of Letters of Credit, Bankers Acceptances, Steamship Guarantees and
Airway Releases outstanding during such month, times (b) one-quarter of one percent (0.25%) per annum for the number of days in said month; provided, however, that the Line of Credit Fee during any one year period commencing on the Closing Date and ending on the day before each anniversary thereof shall not exceed $75,000.

                                       14

     LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, mortgages and deeds of trust on any Real Estate, the Guaranties, the other closing documents executed by the Companies or the Guarantors, and any other ancillary loan and security agreements executed by the Companies or the
Guarantors from time to time in connection with this Financing Agreement and/or any of the Factoring Agreements, all as may be renewed, amended, restated or supplemented from time to time.

     MATERIAL ADVERSE EFFECT shall mean a material adverse effect on either (a)
the business, condition (financial or otherwise), operations, performance, properties or prospects of any Company, (b) the ability of any Company to perform its obligations under this Financing Agreement or any other Loan
Document, or to enforce its rights against account debtors of such Company, (c)
the value of the Collateral or (d) the ability of the Agent or the Lenders to enforce the Obligations or their rights and remedies under this Financing
Agreement or any of the other Loan Documents.

     NET AVAILABILITY shall mean, at any time, the amount by which (a) the lesser of (x) the Revolving Line of Credit and (y) the Borrowing Base of the
Companies at such time exceeds (b) the sum at such time of (i) the principal amount of all outstanding Revolving Loans, plus (ii) the undrawn amount of all outstanding Letters of Credit, Bankers Acceptances, Steamship Guarantees and
Airway Releases.

     NET ORDERLY LIQUIDATION VALUE shall mean, at any time, the aggregate value of the Companies' Inventory at such time in an orderly liquidation, taking into account all costs, fees and expenses estimated to be incurred by the Agent and the Lenders in connection with such liquidation, based upon the most recent appraisal of the Companies' Inventory conducted by an appraiser selected by the
Agent.

     NET WORTH shall mean, at any date of determination, an amount equal to (a)
Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Companies and their consolidated affiliates.

     NON-EXCLUDED TAXES shall mean any income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, other than net income or franchise taxes imposed with respect to a Lender by a governmental authority under the laws of which such Lender (or any other lending office, branch or affiliate thereof) is organized or in which it maintains an office.

     OBLIGATIONS shall mean: (a) all loans, advances and other extensions of credit made by the Agent for the account of the Lenders to the Companies (or any of them), or to others for the Companies' account (including, without limitation, all Revolving Loans, the Term Loan, Bankers Acceptances, Steamship
Guarantees and Airway Releases and all obligations of the Agent under Letter of
Credit Guaranties); (b) any and all other indebtedness, obligations and liabilities which may be owed by the Companies (or any of them) to the Agent or any Lender and arising out of, or incurred in connection with, this Financing
Agreement or any of the other Loan Documents (including all Out-of-Pocket
Expenses), whether (i) now in existence or incurred by

                                       15

the Companies (or any of them) from time to time hereafter, (ii) secured by pledge, lien upon or security interest in any Company's assets or property or the assets or property of any other person, firm, entity or corporation, (iii)
such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) the Companies are liable to the Agent or any Lender for such indebtedness as principals, sureties, endorsers, guarantors or otherwise; (c) without duplication, the Companies' liabilities to the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent, on behalf of the Lenders, may make or issue to others for the account of the Companies (or any of them), including any accommodations extended by the Agent with respect to applications for
Letters of Credit, the Agent's acceptance of drafts or the Agent's endorsement of notes or other instruments for the Companies' account and benefit; (d) any and all indebtedness, obligations and liabilities incurred by, or imposed on, the Agent or any Lender as a result of environmental claims relating to any
Company's operations, premises or waste disposal practices or disposal sites;
(e) all indebtedness, obligations and liabilities incurred under any Factoring
Agreement; and (f) all Ledger Debt.

     OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capitalized Leases.

     OTHER COLLATERAL shall mean all of the Companies': (a) present and hereafter established lockbox, blocked account and other deposit accounts maintained with any bank or financial institution into which the proceeds of
Collateral are or may be deposited (including the Depository Accounts); (b) cash and other monies and property in the possession or control of the Agent or any
Lender (including negative balances in the Revolving Loan Account and cash collateral held by the Agent pursuant this Financing Agreement); (c) books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and (d) all Proceeds of any of the foregoing.

     OTHER PERMITTED INVESTMENTS shall mean any of the following, in each case subject to the first priority perfected security interest of the Agent pursuant to arrangements acceptable to Agent, and maturing or being due or payable in full not more than 180 days after a Company's acquisition thereof:

     (i) obligations issued or guaranteed by the United States of America;

     (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the
United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

     (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

     (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and

                                       16

surplus in an aggregate amount of not less than $100,000,000 relating to United
States of America government obligations; and

     (v) shares of "money market funds", each having net assets of not less than
$100,000,000;

     (vi) corporate securities, including commercial paper, rated A1/P1 or better, and corporate debt instruments, including medium term notes and floating rate notes issued by foreign or domestic corporations which pay in U.S. dollars and carrying a rate of A1/A+ or better;

     (vii) asset-backed securities rated AAA or better, with a maturity, average life, soft bullet date, or put date exercisable at the option of the holder of no more than thirty-six (36) months; and

     (viii) corporate auction rate issues with a maximum term to reset date of 365 days and rated A1 or better.

provided, however, that the foregoing Other Permitted Investments may be made only if the outstanding principal balance of the Revolving Loans is zero.

     OUT-OF-POCKET EXPENSES shall mean all of the Agent's and the Lenders'
present and future costs, fees and expenses incurred in connection with this
Financing Agreement and the other Loan Documents and the Factoring Agreements, including, without limitation, (a) the cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b)
fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (c) all costs and expenses incurred by the Agent in opening and maintaining the Depository Accounts and any related lockboxes, depositing checks, and receiving and transferring funds
(including charges imposed on the Agent for "insufficient funds" and the return of deposited checks); (d) any amounts paid by, incurred by or charged to the
Agent by an Issuing Bank under any Letter of Credit or the reimbursement agreement relating thereto, any application for Letter of Credit, Letter of
Credit Guaranty or other like document which pertains either directly or indirectly to Letters of Credit, and the Agent's standard fees relating to the
Letters of Credit and any drafts thereunder; (e) title insurance premiums, real estate survey costs, note taxes, intangible taxes and mortgage or recording taxes and fees; (f) all appraisal fees and expenses payable by the Companies hereunder, and all costs, fees and expenses incurred by the Agent and the
Lenders in connection with any action taken under Section 7.2(a) hereof, including reasonable travel, meal and lodging expenses of the Agent's personnel;
(g) all costs that the Agent may incur to maintain the Required Insurance, and all reasonable costs, fees and expenses incurred by the Agent in connection with the collection of Casualty Proceeds and the monitoring of any repair or restoration of any Real Estate; (h) all reasonable and reasonably documented costs, fees, expenses and disbursements of outside counsel hired by the Agent to consummate the transactions contemplated by this Financing Agreement (including the documentation and negotiation this Financing Agreement, the other Loan
Documents and all amendments, supplements and restatements thereto or thereof), and to advise the Agent and/or the Lenders as to matters relating to the transactions contemplated hereby; (i) all costs, fees and expenses

                                       17

incurred by the Agent and the Lenders in connection with any action taken under
Section 10.3 hereof; and (j) without duplication, all costs, fees and expenses incurred by the Agent and the Lenders in connection with the collection, liquidation, enforcement, protection and defense of the Obligations, the
Collateral and the rights of the Agent and the Lenders under this Financing
Agreement, including, without limitation, all reasonable fees and disbursements of in-house and outside counsel to the Agent and the Lenders incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom, whether incurred before, during or after the termination of this Financing Agreement or the commencement of any case with respect to the Companies (or any of them), any Guarantor or any subsidiary of a Company (as the case may be) under the United States Bankruptcy
Code or any similar statute.

     OVERADVANCES shall mean, at any time, the amount by which (a) the sum at such time of the principal amount of all outstanding Revolving Loans plus the undrawn amount of all outstanding Letters of Credit, Bankers Acceptances,
Steamship Guarantees and Airway Releases exceeds (b) the lesser of (x) the
Revolving Line of Credit and (y) the Borrowing Base at such time.

     PARENT shall mean G-III Apparel Group, Ltd., a Delaware corporation. ------

     PATENTS shall mean all of the Companies' present and hereafter acquired patents, patent applications, registrations, all reissues and renewals thereof, all licenses thereof, all inventions and improvements claimed thereunder, all general intangible, intellectual property and other rights of any Company with respect thereto, and all income, royalties and other Proceeds of the foregoing.

     PERMITTED ACQUISITION LIMIT shall mean $6,000,000 (no more than $2,500,000 of which shall be available for acquisitions that are not in the same line of business as the Companies on the Closing Date or a complementary line of business); provided, however, that if all principal, interest and other amounts with respect to the Term Loan are repaid in full prior to the Termination Date, the foregoing amounts shall be $10,000,000 and $5,000,000, respectively.

     PERMITTED DISTRIBUTIONS shall mean:

     (a) dividends from a wholly-owned subsidiary of the Company to such
Company;

     (b) dividends payable solely in stock or other equity interests of the
Companies;

     (c) distributions or dividends by the Company in an amount sufficient to enable Parent to pay such Company's and any Domestic Subsidiary of the Company's reasonable share of income or franchise Taxes owed by Parent, due as a result of the filing by Parent of a consolidated, combined or unitary tax return in which the operations of the Companies and such Domestic Subsidiary are included; and

     (d) cash distributions or cash dividends to Parent's shareholders or redemptions of the capital stock of Parent; provided that the aggregate amount of distributions, dividends or redemptions shall not exceed during the term of this Agreement the sum of (i) $1,500,000 and (ii) 75% of the cash proceeds from the sale of equity securities by Parent (but only to the extent

                                       18

that such sale of equity securities has not been used to fund a Special Capital
Expenditure; and provided, further, that no Default or Event of Default shall have occurred and remain outstanding on the date of the making of such distribution, dividend or redemption, or would occur as a result thereof; and
provided, further, that any distributions in excess of $1,500,000 in the aggregate during the term of this Agreement and permitted under this clause (d)
shall be a redemption of capital stock of Parent.

     PERMITTED ENCUMBRANCES shall mean: (a) all liens existing on the Closing
Date on specific items of Equipment; (b) Purchase Money Liens; (c) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by the Companies in accordance with GAAP; (d) pledges or deposits made (and the liens thereon) in the ordinary course of business of any Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) liens granted to the Agent, for the benefit of the Agent and the Lenders, by the Companies; (f) liens of judgment creditors, provided that such liens do not exceed $200,000 in the aggregate at any time (other than liens bonded or insured to the reasonable satisfaction of the Agent); (g) Permitted Tax Liens; (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the
Real Estate, if applicable, and which in the aggregate (i) do not materially interfere with the occupation, use or enjoyment by any Company of its business or property so encumbered and (ii) in the reasonable business judgment of the
Agent, do not materially and adversely affect the value of such Real Estate; (i)
the liens granted to the Factor pursuant to the Factoring Agreements, to the extent subject to the Assignment of Factoring Proceeds Agreement; and (j)
customary restrictions in any license agreement with a Company as licensee, including, without limitation, with respect to the sale of Inventory (provided that the Companies shall give Agent prompt notice of its execution of such license agreement and provided, further, that the foregoing shall not affect the
Agent's rights under the definition of Eligible Inventory, Section 7.4(l) and/or
Section 7.5.

     PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under the Letters of
Credit and this Financing Agreement; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) Permitted Intercompany Loans;
(f) other Indebtedness existing on the Closing Date and listed on Schedule
1.1(a) attached hereto; (g) indebtedness due to the Factor pursuant to the
Factoring Agreements; and (h) guaranties executed in the ordinary course of the
Companies' business with respect to Indebtedness owing by suppliers of goods to the Companies in connection with the acquisition of goods by the Companies, in an aggregate amount not to exceed $2,000,000.

                                       19

     PERMITTED INTERCOMPANY LOAN shall mean a loan made in the ordinary course of business by a Company to another Company or a Subsidiary of Parent organized in the United States, but only so long as (a) such loan is evidenced by a promissory note, the original of which shall be delivered to the Agent, and (b)
the promissory note evidencing such loan provides (in form and substance satisfactory to the Agent) that the repayment thereof is subordinated to the full and final payment of the Obligations.

     PERMITTED TAX LIENS shall mean liens for Taxes not due and payable and liens for Taxes that any Company is contesting in good faith, by appropriate proceedings which are sufficient to prevent imminent foreclosure of such liens, and with respect to which adequate reserves are being maintained by such Company in accordance with GAAP; provided that in either case, such liens (a) are not filed of record in any public office, (b) other than with respect to Real
Estate, are not senior in priority to the liens granted by such Company to the
Agent, for the benefit of the Agent and the Lenders, or (c) do not secure taxes owed to the United States of America (or any department or agency thereof) or any State or State authority, if applicable State law provides for the priority of tax liens in a manner similar to the laws of the United States of America.

     PERSON shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     PREPAYMENT PREMIUM shall mean an amount equal to the product obtained by multiplying the principal amount of any Term Loan prepaid (other than mandatory prepayments made from Surplus Cash) by one-half of one percent (0.50%) if such prepayment occurs on or before the first anniversary of the Closing Date.

     PRO RATA PERCENTAGE shall mean, as to each Lender at any time, a fraction
(expressed as a percentage), the numerator of which is the amount of such
Lender's Commitment at such time and the denominator of which is the aggregate amount of all Commitments at such time (or in the event that the Commitments of the Lenders hereunder have terminated, the numerator of which is the principal amount of loans then owed to such Lender hereunder and the denominator of which is the principal amount of loans then owed to all Lenders hereunder, as reflected by CIT's System).

     PROCEEDS shall have the meaning given to such term in the UCC, including, without limitation, all Casualty Proceeds.

     PROMISSORY NOTES shall mean, collectively, the notes in the form of Exhibit
B (in the case of the Revolving Line of Credit) and Exhibit C (in the case of the Term Loan) attached hereto, delivered by the Companies (or any of them) to a
Lender to evidence the loans made by such Lender to the Companies (or any of them) pursuant to this Financing Agreement.

     PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired by a Company after the date of this Financing Agreement, provided that (a) each such lien shall attach only to the Equipment acquired, (b) a description of the
Equipment so acquired is furnished by

                                       20

the Companies to the Agent, and (c) the indebtedness incurred by the Companies in connection with such acquisitions shall not exceed $200,000 in the aggregate in any fiscal year of the Companies.

     REAL ESTATE shall mean all of the Companies' present and future fee and leasehold interests in real property, including the real property owned by the
Companies as of the Closing Date and described on Schedule 1.1(b) attached hereto.

     REGISTER shall have the meaning provided in Section 13.8(a) of this
Agreement.

     REGULATORY CHANGE shall mean any change after the Closing Date in United
States federal, state or foreign law or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve
System), or the adoption or making after the Closing Date of any interpretation, directive or request applying to a class of lenders including the Agent or any
Lender of or under any United States federal, state or foreign law or regulation, in each case whether or not having the force of law and whether or not failure to comply therewith would be unlawful.

     REQUIRED INSURANCE shall have the meaning provided for in Section 7.2(c) of this Financing Agreement.

     REQUIRED LENDERS shall mean (a) at all times while there are (2) two or fewer Lenders hereunder, all of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of (x) the total Revolving
Credit Commitments under the Line of Credit and (y) the outstanding principal amount of the Term Loan (or sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of all loans outstanding hereunder, as reflected by
CIT's System, in the event that the Commitments of the Lenders hereunder have terminated).

     REVOLVING CREDIT COMMITMENT shall mean, as to each Lender, the amount of the Revolving Credit Commitment for such Lender set forth on the signature page to this Financing Agreement or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Section 13.4(b) or any other applicable provision of this
Financing Agreement.

     REVOLVING CREDIT PRO RATA PERCENTAGE shall mean, as to each Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or in the event that the Revolving Credit Commitments of the
Lenders hereunder have terminated, the numerator of which is the principal amount of Revolving Loans then owed to such Lender hereunder and the denominator of which is the principal amount of Revolving Loans then owed to all Lenders hereunder, as reflected by CIT's System).

     REVOLVING LINE OF CREDIT shall mean the Commitments of the Lenders to make
Revolving Loans pursuant to Section 3 of this Financing Agreement and assist the
Companies in opening Letters of Credit, Bankers Acceptances, Steamship
Guarantees and Airway Releases

                                       21

pursuant to Section 5 of this Financing Agreement, in an aggregate amount equal to the following amounts during the following periods:



Period                                                        REVOLVING LINE OF CREDIT
                                                              ------------------------

Closing Date through and including July 31, 2005                    $140,000,000
August 1, 2005 through and including August 31, 2005                $165,000,000
September  1, 2005 through and  including  September 30, 2005       $165,000,000
October 1, 2005  through and  including  October 31, 2005           $165,000,000
November 1, 2005 through and including  November 30, 2005           $165,000,000
December 1, 2005 through and including  December 31, 2005           $105,000,000
January 1, 2006  through and  including  January 31, 2006            $70,000,000
February 1, 2006 through and including  February 28, 2006            $45,000,000
March 1, 2006 through and including March 31, 2006                   $45,000,000
April 1, 2006 through and including April 30, 2006                   $45,000,000
May 1, 2006 through and including the day immediately preceding
the first anniversary of the Closing Date                            $65,000,000


With respect to the period subsequent to April 30, 2006, the Revolving Line of
Credit shall be determined for all subsequent periods through the Termination
Date by Agent, each of the Lenders and the Companies based upon the projections and unaudited (or, if available, audited) financial statements of Parent and its consolidated Subsidiaries for the fiscal years ending January 31, 2006, 2007 and
2008, respectively (in each case delivered pursuant to Section 7.2(h)), but in no event shall the periods be of different durations or the amounts be less than the amounts for the periods corresponding to the periods set forth above unless the Agent determines (in its reasonable discretion) that such periods and amounts warrant adjustment based upon such projections or unaudited (or, if available, audited) financial statements or other information as Agent shall reasonably determine. The determination of the Revolving Line of Credit shall become effective after receipt and satisfactory review by the Agent of the unaudited (or, if available, audited) financial statements for the fiscal years ending January 31, 2006, 2007 and 2008, respectively.

     REVOLVING LOAN ACCOUNT shall mean the account on the Agent's books, in the name of the Funds Administrator on behalf of the Companies, in which the
Companies will be charged with all Obligations when due or incurred by the Agent or any Lender (other than principal with respect to the Term Loan, which shall be charged to a separate loan account).

     REVOLVING LOANS shall mean the loans and advances made from time to time to or for the account of the Companies by the Agent, on behalf of the Lenders, pursuant to Section 3 of this Financing Agreement. The Revolving Loans shall include the Assigned Existing Loans.

     SECURITY shall mean such term as defined in Section 2(1) of the Securities
Act of 1933, as amended; provided, however, that Asset Securitization Recourse
Liabilities shall not constitute "Securities" except (i) to the extent that such obligations arise from a Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to

                                       22

such receivables or (ii) if the Companies shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall maintain or purchase a subordinated interest therein to the extent of the amount of such reserve account or subordinated interest.

     SETTLEMENT DATE shall mean Monday of each week (or if any Monday is not a
Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that, after the occurrence of an Event of Default or during a continuing decline or sudden increase in the principal amount of Revolving Loans, the Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily) so long as any Settlement Date chosen by the Agent is a Business Day on which each Lender is open for business.

     SPECIAL CAPITAL EXPENDITUREs shall mean Capital Expenditures of up to an aggregate of $5,000,000 during the term of this Agreement that are incurred in connection with warehouse and showroom construction and renovation expenses to the extent that such Capital Expenditures have been directly financed in advance by an additional issuance of equity by Parent.

     SPV shall mean with respect to any Person, a special purpose corporation or grantor trust established solely for the purpose of purchasing receivables of such Person for Cash in an amount equal to the fair market value of such receivables.

     STEAMSHIP GUARANTEES shall mean steamship guarantees agreed to be issued or caused to be issued by Agent pursuant to the Continuing Agreement for Issuance of Steamship Guarantees and Airway Releases.

     SUBSIDIARY shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person, excluding any Excluded
Subsidiary. When used with respect to Parent, the term "Subsidiary" shall at all times include each of the Companies.

     SUPPLEMENTAL AMOUNT shall mean the following amounts during the following time periods (in each case, minus all Supplemental Amount Reductions):

PERIOD                                                       SUPPLEMENTAL AMOUNT
------                                                       -------------------
Closing Date through and including July 31, 2005                 $35,000,000
August 1, 2005 through and  including  September 15, 2005        $35,000,000
September 16, 2005 through and including October 15, 2005        $15,000,000
October 16, 2005 through and including the day immediately
preceding the first anniversary of the Closing Date                   $0

     The Supplemental Amount for all periods subsequent to April 30, 2006 shall be determined by Agent, each of the Lenders and the Companies based upon the projections and unaudited (or, if available, audited) financial statements of
Parent and its consolidated Subsidiaries for the fiscal years ending January 31,
2006, 2007 and 2008, respectively (in each

                                       23

case delivered pursuant to Section 7.2(h)), but in no event shall the periods be of different durations or the amounts be less than the amounts for the periods corresponding to the periods set forth above unless the Agent determines (in its reasonable discretion) that such periods and amounts warrant adjustment based upon such projections or unaudited (or, if available, audited) financial statements or other information as Agent shall reasonably determine. The determination of the Supplemental Amount shall become effective after receipt and satisfactory review by the Agent of the unaudited (or, if available, audited) financial statements for the fiscal years ending January 31, 2006, 2007 and 2008, respectively.

     SUPPLEMENTAL AMOUNT REDUCTIONS shall mean all reductions to the
Supplemental Amount pursuant to the final sentence of Section 3.5(a) and/or
Section 7.2(c).

     SURPLUS CASH shall mean for any fiscal year of the Parent, the EBITDA of the Parent and its consolidated Subsidiaries for such fiscal year minus the sum of (i) the Fixed Charges of the Parent and its consolidated Subsidiaries for such fiscal year, (ii) the amount of earnout payments in connection with the acquisitions referred to in Section 2.1(s) and (iii) the Waiver Payment Amount
for such fiscal year.

     SWAP CONTRACTS shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any
International Foreign Exchange Master Agreement, or any other master agreement
(any such master agreement, together with any related schedules, a "Master
Agreement"), including ay such obligations or liabilities under any Master
Agreement.

     SYNTHETIC LEASE OBLIGATION shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such
Person (without regard to accounting treatment).

     TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be owed or collected by the Companies with respect to their business, operations,
Collateral or otherwise.

     TERM LOAN shall mean the term loan in the original principal amount of
$30,000,000 made by the Lenders to the Companies on or about the Closing Date on the terms and conditions set forth in Section 4 of this Financing Agreement.

                                       24

     TERM LOAN COMMITMENT shall mean, as to each Lender, the amount of the Term
Loan Commitment for such Lender set forth on the signature page to this
Financing Agreement or in the Assignment and Transfer Agreement to which such
Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Section 13.4(b) or any other applicable provision of this
Financing Agreement.

     TERM LOAN PRO RATA PERCENTAGE shall mean, as to each Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Term Loan Commitment at such time and the denominator of which is the aggregate amount of all Term Loan Commitments at such time.

     TERMINATION DATE shall mean the date occurring three (3) years from the
Closing Date.

     TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of Parent and its consolidated Subsidiaries.

     TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of
Parent and its consolidated Subsidiaries.

     TRADE ACCOUNTS RECEIVABLE shall mean that portion of each Company's
Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of such Company's business.

     TRADEMARKS shall mean all of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, corporate names, business names, service marks, logos and any other designs or sources of business identities, prints and labels (on which any of the foregoing may appear), all reissues and renewals thereof, all licenses thereof, all other general intangible, intellectual property and other rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all income, royalties and other Proceeds of any of the foregoing.

     UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

     WAIVER PAYMENT AMOUNT shall mean payments by the Companies of up to
$450,000 per year in consideration for waivers received by the Companies under license agreements to the extent such payments are required to be made pursuant to documentation entered into by the Companies on the Closing Date in connection with the acquisitions contemplated by this Agreement to occur on the Closing
Date.

     WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2. CONDITIONS PRECEDENT.

     2.1. CONDITIONS PRECEDENT TO INITIAL FUNDING. The obligation of the Agent and the Lenders to make the initial loans and to assist the Companies in obtaining initial Letters of

                                       25

Credit, Bankers Acceptances, Steamship Guarantees and Airway Releases hereunder, immediately prior to or concurrently with the making of such loans or the issuance of such Letters of Credit, Bankers Acceptances, Steamship Guarantees
and Airway Releases is subject to the satisfaction or waiver in writing by the
Agent and the Lenders of the following conditions precedent:

          (A) Lien Searches. The Agent shall have received tax lien, judgment lien and Uniform Commercial Code searches from all jurisdictions reasonably required by the Agent, and such searches shall verify that the Agent, for the benefit of the Agent and the Lenders, has a first priority security interest in the Collateral, subject to Permitted Encumbrances.

          (B) Casualty Insurance. Each Company shall have delivered to the Agent evidence satisfactory to the Agent that all Required Insurance is in full force and effect, and the Agent shall have confirmed that the Agent, for the benefit of the Agent and the Lenders, has been named as a loss payee or additional insured with respect to the Required Insurance in a manner satisfactory to the
Agent.

          (C) UCC Filings. All UCC financing statements and similar documents required to be filed in order to create in favor of the Agent, for the benefit of the Agent and the Lenders, a first priority perfected security interest in the Collateral (to the extent that such a security interest may be perfected by a filing under the UCC or applicable law), shall have been properly filed in each office in each jurisdiction required. The Agent shall have received (i)
acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made), and (ii) evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

          (D) Resolutions. The Agent shall have received (x) a copy of the resolutions of the Board of Directors of each Company that is a corporation authorizing the execution, delivery and performance of the Loan Documents to be executed by each such Company, certified by the Secretary or Assistant Secretary of each such Company as of the date hereof, together with a certificate of such
Secretary or Assistant Secretary as to the incumbency and signature of the officer(s) executing the Loan Documents on behalf of each such Company and (y) a copy of resolutions of the members and manager of each Company that is a limited liability company authorizing the execution, delivery and performance of the
Loan Documents to be executed by each such Company, certified by the respective
Secretary or Assistant Secretary of the manager of each such Company as of the date hereof, together with a certificate of such Secretary or Assistant
Secretary as to the incumbency and signature of the officer(s) executing the
Loan Documents on behalf of the manager of each such Company.

          (E) Organizational Documents. The Agent shall have received (x) a copy of the Certificate or Articles of Incorporation of each Company that is a corporation, certified by the applicable authority in each such Company's State of incorporation, and copies of the by-laws (as amended through the date hereof)
of each such Company, certified by the respective Secretary or an Assistant
Secretary thereof and (y) a copy of the Articles of Organization of each Company that is a limited liability company, certified by the applicable authority in each such Company's State of organization, and copies of the operating agreement
(as amended through

                                       26

the date hereof) of each such Company, certified by the respective Secretary or
Assistant Secretary of the manager thereof.

          (F) Officer's Certificate. The Agent shall have received an executed
Officer's Certificate of each Company, satisfactory in form and substance to the
Agent, certifying that as of the Closing Date (i) the representations and warranties contained herein are true and correct in all material respects, (ii)
each Company is in compliance with all of the terms and provisions set forth herein and (iii) no Default or Event of Default has occurred.

          (G) Disbursement Authorizations. The Companies shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of each Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement, including disbursement authorizations in form acceptable to the Agent.

          (H) Examination & Verification; Net Availability; Projections. The
Agent shall have completed and be satisfied with an updated examination and verification of the Trade Accounts Receivable, Inventory and the books and records of the Companies, and such examination shall indicate that no material adverse change has occurred in the financial condition, business, prospects, profits, operations or assets of the Companies, the Companies' Subsidiaries or the Guarantors since January 31, 2005. In addition, the Companies shall have delivered to the Agent, and the Agent shall be satisfied with, balance sheet, income statement, cash flows and Net Availability projections for the Companies on a consolidated basis for not less than twelve (12) months following the
Closing Date.

          (I) Depository Accounts; Payment Direction. (i) The Companies or the
Agent, on behalf of the Lenders, shall have established one or more Depository
Accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral, and (ii) the Agent, the applicable Company and each depository bank shall have entered into a Depository Account Control Agreement with respect to each Depository Account.

          (J) Existing Credit Agreement. (i) G-III Inc.'s existing credit agreement with Bank of America/Fleet Bank N.A. and other lenders shall be terminated, (ii) all loans and obligations of the Companies and the Guarantors with respect thereto shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans and the Term Loan to be made under this Financing
Agreement, and (iii) all liens and security interests in favor of Bank of
America/Fleet Bank N.A. and/or such lenders in connection therewith shall be terminated and/or released upon such payment.

          (K) Guaranty and Related Documents. The Guarantors shall have executed and delivered to the Agent (i) the Guaranties and (ii) if applicable, the items described in Sections 2.1(d), 2.1(e) and 2.1(m) hereof with respect to the
Guarantors.

          (L) Opinions. Subject to the filing, priority and remedies provisions of the UCC, the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with the Agent, counsel for the Companies and the Guarantors shall have delivered to the Agent, on behalf of the Lenders, opinion(s) satisfactory to the Agent opining, inter alia, that each Loan Document to which each Company or any Guarantor is a party is valid, binding and enforceable in accordance with its terms, as applicable, and that the execution, delivery and performance by each Company and each Guarantor of the Loan Documents to

                                       27

which such person or entity is a party are (i) duly authorized, (ii) do not violate any terms, provisions, representations or covenants in the articles of incorporation, by-laws or other organizational agreement of any Company or such
Guarantor, as the case may be, and (iii) to the best knowledge of such counsel, do not violate any terms, provisions, representations or covenants in any loan agreement, mortgage, deed of trust, note, security agreement, indenture or other material contract to which any Company or any Guarantor is a signatory, or by which any Company or any Guarantor (or any Company's or any Guarantor's assets)
are bound.

          (M) Legal Restraints/Litigation. As of the Closing Date, there shall be no (x) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing
Agreement, or (y) suit, action, investigation or proceeding (judicial or administrative) pending against any Company, any Guarantor, any subsidiary of any Company or any of their assets, which, in the opinion of the Agent, if adversely determined, could have a Material Adverse Effect.

          (N) Additional Documents. The Companies shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated by this Financing Agreement.

          (O) Commitment Letter and Fee Letter. Each Company shall have fully complied with all of the terms and conditions of the Commitment Letter and the
Fee Letter.

          (P) Revolving Loan Promissory Notes. If any Lender elects to evidence its Commitments with respect to the Revolving Line of Credit with Promissory
Notes, each Company shall have executed and delivered to such Lender a
Promissory Note in the form attached hereto as Exhibit B.

          (Q) Pledge Agreements. Each Company shall have executed and delivered to the Agent, for the benefit of the Agent and the Lenders, (x) a stock pledge agreement in form and substance satisfactory to the Agent covering all capital stock in such Company's subsidiaries (including any other Company, if applicable), together with all stock certificates and duly executed stock powers
(undated and in-blank) with respect thereto and (y) a collateral assignment in form and substance satisfactory to Agent of such Company's partnership or membership interests in any partnership or limited liability company and, if necessary, the consent thereto from the other partners or members of such entity. In addition, Parent shall have executed and delivered to the Agent, for the benefit of the Agent and the Lenders, a stock pledge agreement in form and substance satisfactory to the Agent covering all capital stock in G-III Inc.
owned by Parent, together with all stock certificates and duly executed stock powers (undated and in-blank) with respect thereto.

          (R) Assignment of Key Man Life Insurance. Each Company shall have collaterally assigned to the Agent, for the benefit of the Agent and the
Lenders, all of their rights and interest under life insurance polices on the life of Morris Goldfarb having a death benefit of

                                       28

not less than $20,000,000, net of any existing loans outstanding as of the
Closing Date, pursuant to an assignment agreement in form and substance satisfactory to the Agent.

          (S) Acquisition. G-III Inc. shall have consummated its acquisition of all of the issued and outstanding stock of JPMR and all of the membership interests of CKO on terms reasonably acceptable to Agent. G-III Inc. shall have consummated its acquisition of all or substantially all of the operating assets
(other than accounts receivable, cash, marketable securities, notes receivable, security deposits and certain inventory) of Winlit Group, Ltd. on terms reasonably acceptable to the Agent. G-III Inc. shall have delivered to the Agent a fully executed copy of the acquisition agreements and related documents with respect to each such acquisition, all of which shall be in form and substance satisfactory to the Agent.

          (T) Factoring Agreements. The Factoring Agreements with JPMR and CKO shall be in effect pursuant to terms acceptable to CIT for a minimum of six (6)
months subsequent to the Closing Date. The Factoring Agreement between CIT and
G-III shall be in full force and effect.

          (U) Collateral Assignment of Licenses. Agent shall have received true and correct copies of all licensing agreements with respect to Patents,
Trademarks and other intellectual property with respect to which any Company is licensor or licensee.

          (V) Intercreditor Agreement and Assignment of Factoring Proceeds. Each
of the Companies, CIT as Factor and Agent shall have entered into an
Intercreditor Agreement and Assignment of Factoring Proceeds, in form and substance satisfactory to Agent.

     Upon the execution of this Financing Agreement and the initial disbursement of the initial loans hereunder, all of the above conditions precedent shall have been deemed satisfied, except as the Companies and the Agent shall otherwise agree in a separate writing.

SECTION 3. REVOLVING LOANS AND COLLECTIONS

     3.1. FUNDING CONDITIONS AND PROCEDURES.

          (A) Amounts and Requests. Subject to the terms and conditions of this
Financing Agreement, the Agent and the Lenders, pro rata in accordance with their respective Revolving Credit Pro Rata Percentages, severally (and not jointly) agree to make loans and advances to the Funds Administrator on behalf of each Company on a revolving basis (i.e. subject to the limitations set forth herein, each Company, through the Funds Administrator, may borrow, repay and re-borrow Revolving Loans). In no event shall the Agent or any Lender have an obligation to make a Revolving Loan to any Company, nor shall the Funds
Administrator or any Company be entitled to request or receive a Revolving Loan, if (i) a Default or Event of Default shall have occurred and remain outstanding on the date of request for such Revolving Loan or the date of the funding thereof, (ii) the amount of such Revolving Loan, when added to the principal amount of the Revolving Loans outstanding plus the undrawn amount of all Letters of Credit, Bankers Acceptances, Steamship Guarantees and Airway Releases on the
date of the request therefor or the funding thereof, would exceed the Revolving
Line of Credit, or (iii) amount of such Revolving Loan would exceed the Net
Availability of the Companies on the date of the request therefor or the funding thereof. Any request for a Revolving Loan must be

                                       29

received from the Funds Administrator by an officer of the Agent no later than
12:00 p.m., New York City time, (a) on the Business Day on which such Revolving
Loan is required, if the request is for a Chase Bank Rate Loan, or (b) three (3)
Business Days prior to the Business Day on which such Revolving Loan is required, if the request is for a LIBOR Loan. The funding of any LIBOR Loan is also subject to the satisfaction of the conditions set forth in Section 8.9 of this Financing Agreement.

          (B) Phone and Electronic Loan Requests. The Companies hereby authorize the Agent and the Lenders to make Revolving Loans to the Funds Administrator based upon a telephonic or e-mail request (or, if permitted by the Agent, based upon a request posted on CIT's System) made by any officer or other employee of the Funds Administrator that the Funds Administrator has authorized in writing to request Revolving Loans hereunder, as reflected by the Agent's records. Each telephonic, e-mail or posted request by the Funds Administrator shall be irrevocable, and the Funds Administrator agrees to confirm any such request for a Revolving Loan in a writing approved by the Agent and signed by such authorized officer or employee, within one (1) Business Day of the Agent's request for such confirmation. The Agent shall have the right to rely on any telephonic, e-mail or posted request for a Revolving Loan made by anyone purporting to be an officer or other employee of the Funds Administrator that the Funds Administrator has authorized in writing to request Revolving Loans hereunder, without further investigation.

          (C) Advances by the Agent. The Agent, on behalf of the Lenders, shall disburse all loans and advances to the Funds Administrator and shall handle all collections of Collateral and repayment of all Obligations. It is understood that for purposes of advances to the Funds Administrator and for purposes of this Section 3.1, the Agent will be using the funds of the Agent, and pending settlement, all interest accruing on such advances shall be payable to the
Agent.

          (D) Settlement Among Lenders.

               (i) Unless the Agent shall have been notified in writing by any
Lender prior to any advance to the Funds Administrator that such Lender will not make the amount which would constitute its Revolving Credit Pro Rata Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and in reliance upon such assumption, the Agent may make available to the Funds
Administrator a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's Revolving Credit Pro Rata
Percentage of such borrowing is not in fact made available to the Agent by such
Lender on the Settlement Date, the Agent shall be entitled to recover from the
Companies, on demand, such Lender's Revolving Credit Pro Rata Percentage of such borrowing, together with interest thereon (for the account of the Agent) at the rate per annum applicable to such borrowing, without prejudice to any rights which the Agent may have against such Lender under Section 13.3 hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the
Companies the full amount of a requested advance when the Agent has any notice
(written or otherwise) that any of the Lenders will not advance its Revolving
Credit Pro Rata Percentage thereof.

                                       30

               (ii) On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have advanced their respective Revolving Credit Pro Rata Percentages of all outstanding
Revolving Loans and their respective Term Loan Pro Rata Percentages of the Term
Loan. Each Lender's obligation to make the Revolving Loans referred to in
Section 3.1(a) and to make the settlements pursuant to this Section 3.1(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (v) any set-off, counterclaim, recoupment, defense or other right which any such Lender or the Companies may have against the
Agent, the other Companies, any other Lender or any other person, (w) the occurrence or continuance of a Default or an Event of Default, (x) any adverse change in the condition (financial or otherwise) of the Companies, or any of them, (y) any breach of this Financing Agreement or any other Loan Document by the Companies, or any of them, or any other Lender or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (E) Reaffirmation of Representations and Warranties. Except for the
representations and warranties set forth in Sections 6.8, 6.9 and 7.1, all of the representations and warranties made by the Companies in this Financing
Agreement shall be deemed to be remade by the Companies each time that the Funds
Administrator requests a Revolving Loan, a Letter of Credit, a Bankers
Acceptance, a Steamship Guarantee or an Airway Release under this Financing
Agreement, and each such request shall also constitute a representation and warranty by the Companies that, after giving effect to the requested Revolving
Loan, Letter of Credit, a Bankers Acceptance, a Steamship Guarantee or an Airway
Release, no Default or Event of Default shall have occurred and remain outstanding.

          (F) Funds Administrator Appointment. Each Company hereby irrevocably appoints the Funds Administrator, as the agent for such Company on its behalf, to (i) request Revolving Loans from CIT, (ii) to give and receive notices under the Loan Documents and (iii) take all other action which the Funds Administrator or the Companies are permitted or required to take under this Financing
Agreement.

     3.2. HANDLING OF PROCEEDS OF COLLATERAL; CASH DOMINION.

          (A) Collection of Accounts and Other Proceeds. The Companies, at their expense, will enforce and collect payments and other amounts owing on all
Accounts in the ordinary course of the Companies' business subject to the terms hereof. The Companies agree to direct their account debtors to send payments on all Accounts directly to a lockbox associated with a Depository Account, and to include on all of the Companies' invoices the address of such a lockbox as the sole address for remittance of payment. Notwithstanding the foregoing, should any Company ever receive any payment on an Account or other Proceeds of the sale of Collateral, including checks, cash, receipts from credit card sales and receipts, notes or other instruments or property with respect to any Collateral, such Company agrees to hold such proceeds in trust for the Agent, for the benefit of the Agent and the Lenders, separate from such Company's other property and funds, and to deposit such proceeds directly into a Depository
Account on the Business Day received.

                                       31

          (B) Transfer of Funds from Depository Accounts. Funds remaining on deposit in a Depository Account shall be transferred to the Agent's Bank Account on each Business Day in accordance with the terms and provisions of the applicable Depository Account Control Agreement, and the Companies agree to take all actions reasonably required by the Agent or any bank at which a Depository
Account is maintained in order to effectuate the transfer of funds in this manner. All amounts received from a Depository Account and any other proceeds of the Collateral deposited into the Agent's Bank Account will, for purposes of calculating Net Availability and interest, be credited to the Revolving Loan
Account on the date of deposit in the Agent's Bank Account. No checks, drafts or other instruments received by the Agent shall constitute final payment to the
Agent unless and until such instruments have actually been collected.

          (C) New Depository Accounts. Each Company agrees not to open any lockbox or new bank account into which Proceeds of Collateral are to be delivered or deposited unless concurrently with the opening of such lockbox and/or bank account, the Agent, such Company and the bank which will maintain such lockbox or at which such account will be maintained, execute a Depository
Account Control Agreement with respect to such lockbox and/or related bank account. Upon compliance with the terms set forth above, such lockbox and/or bank account shall constitute a Depository Account for purposes of this
Financing Agreement.

          (D) Credit Card Receipts. Each Company agrees to direct all credit card processors handling proceeds of sale of such Company's Inventory to transfer all funds due to such Company pursuant to such arrangement directly to a Depository Account. Promptly after the establishment of any credit card processing or depository relationship, the Companies agree to notify the Agent in writing of the establishment of such relationship and shall cause the credit card processor to execute and deliver to the Agent an agreement in form and substance satisfactory to the Agent, pursuant to which the credit card processor agrees to deposit all sums due to the Companies (or any of them) pursuant to such arrangement directly to a Depository Account.

     3.3. COLLECTIVE BORROWING ARRANGEMENT; REVOLVING LOAN ACCOUNT.

          (A) Collective Borrowing Arrangement. The Companies have informed the
Agent that: (i) in order to increase the efficiency and productivity of each
Company, the Funds Administrator has established a centralized cash management system for the Companies that entails, in part, central disbursement and operating accounts in which the Funds Administrator provides the working capital needs of each of the other Companies and manages and timely pays the accounts payable of each of the other Companies; (ii) the Funds Administrator further enhances the operating efficiencies of the other Companies by purchasing, or causing to be purchased, in the Funds Administrator's name for its account, all or substantially all materials, supplies, inventory and services required by the other Companies, resulting in a reduction in operating costs of the other
Companies; and (iii) all of the Companies presently engage in an integrated operation that requires financing on an integrated basis, and each Company expects to benefit from the continued successful performance of such integrated operations. Therefore, in order to best utilize the borrowing powers of the
Companies in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Company and

                                       32

the existing back-office practices of the Companies, each Company has requested that all Revolving Loans, the Term Loan and other advances be disbursed solely upon the request of the Funds Administrator and to bank accounts managed solely by the Funds Administrator, it being the intent and desire of the Companies that the Funds Administrator manage for the benefit of each Company the expenditure and usage of such funds.

          (B) Revolving Loan Account. The Agent shall charge the Revolving Loan
Account for all loans and advances made by the Agent and the Lenders to the
Funds Administrator, or otherwise for any Company's account (other than the principal amount of the Term Loan, which shall be charged to a separate loan account), and for all any other Obligations, including Out-of-Pocket Expenses, when due and payable hereunder. Subject to the provisions of Section 3.5 below, the Agent will credit the Revolving Loan Account with all amounts received by the Agent from each Depository Account or from others for each Company's account, including, as set forth above, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the
Obligations in the order and manner set forth herein. In no event shall prior recourse to any Account or other security granted to or by the Companies be a prerequisite to the Agent's or the Lenders' rights to demand payment of any of the Obligations. In addition, the Companies agree that neither the Agent nor any
Lender shall have any obligation whatsoever to perform in any respect any
Company's contracts or obligations relating to the Accounts.

     3.4. REPAYMENT OF OVERADVANCES. If at any time (a) the sum of the outstanding balance of Revolving Loans and undrawn amount of Letters of Credit,
Bankers Acceptances, Steamship Guarantees and Airway Releases exceed the
Revolving Line of Credit, or (b) an Overadvance exists, the amount of such excess (in the case of clause (a)) or the amount of the Overadvance (in the case of clause (b)) shall be immediately due and payable unless the Agent (as permitted hereunder) or the Lenders otherwise agree in writing. Should the Agent or the Lenders for any reason honor requests for Overadvances, such Overadvances shall be made in the Agent's or the Lenders' sole discretion and subject to any additional terms the Agent or the Lenders deem necessary.

     3.5. APPLICATION OF PROCEEDS OF COLLATERAL.

          (A) Generally. Unless this Financing Agreement expressly provides otherwise, so long as no Event of Default shall have occurred and remain outstanding, the Agent agrees to apply (i) all Proceeds of Trade Accounts
Receivable to the Revolving Loans, (ii) all Proceeds of all other Collateral, to the last maturing installments of principal of the Term Loan until fully repaid, and (iii) any other payment received by the Agent with respect to the
Obligations, in such order and manner as the Agent shall elect in the exercise of its reasonable business judgment. Any amounts applied to the repayment of the
Revolving Loans pursuant to this Section 3.5(a) (other than the proceeds of
Trade Accounts Receivable in the ordinary course of the Companies' business)
shall result in a reduction of the Supplemental Amount in an amount equal to such repayment of Revolving Loans.

          (B) Application of Proceeds to Chase Bank Rate Loans and LIBOR Loans.
So long as no Event of Default shall have occurred and remain outstanding, the
Agent agrees to apply all Proceeds of Collateral and other payments described in
Section 3.5(a) to

                                       33

Chase Bank Rate Loans until there are no Chase Bank Rate Loans outstanding, and then to LIBOR Loans; provided that in the event the aggregate outstanding principal amount of Revolving Loans that are LIBOR Loans exceeds Net
Availability or any other applicable limit set forth herein, the Agent may apply all proceeds of Collateral received by the Agent to the payment of the
Obligations in such manner and in such order as the Agent may elect in the exercise of its reasonable business judgment; and provided further that in no event shall the Agent have any obligation to apply (i) Proceeds of Trade
Accounts Receivable to the Term Loan that is a Chase Bank Rate Loan until all
Revolving Loans are fully paid and satisfied, and (ii) Proceeds of other
Collateral to Revolving Loans that are Chase Bank Rate Loans until the Term Loan is fully paid and satisfied. Subject to the terms of the preceding sentence, so long as no Event of Default shall have occurred and remain outstanding, if the
Agent receives Proceeds of Collateral or other payments that exceed the outstanding principal amount of Revolving Loans that are Chase Bank Rate Loans, the Funds Administrator may request, in writing, that the Agent not apply such excess Proceeds to outstanding Revolving Loans that are LIBOR Loans, in which case the Agent shall remit such excess to the Funds Administrator. If as a result of the application of the provisions of this Section 3.5(b), any Proceeds of Collateral are applied to loans that are LIBOR Loans, such application shall be treated as a prepayment of such LIBOR Loans and the Lenders shall be entitled to the costs and fees provided for in Section 8.10 hereof.

          (C) Application of Proceeds During an Event of Default. If an Event of
Default shall have occurred and remain outstanding, the Agent agrees to apply all Proceeds of Collateral and all other payments received by the Agent to the payment of the Obligations in the manner and order set forth in Section 10.4 hereof. If as a result of the application of the provisions of this Section
3.5(c), any Proceeds or payments are applied to loans that are LIBOR Loans, such application shall be treated as a prepayment of such LIBOR Loans and the Lenders shall be entitled to the costs and fees provided for in Section 8.10 hereof.

     3.6. MONTHLY STATEMENT. After the end of each month, the Agent agrees to prepare and make available to the Companies (by mail, facsimile, e-mail or posting to CIT's System, as mutually agreed to by the Funds Administrator and the Agent) and the Lenders, a statement showing the accounting for the charges, loans, advances and other transactions occurring among the Agent, the Lenders, the Funds Administrator and each Company during that month. Absent manifest error, each monthly statement shall be deemed correct and binding upon each
Company, the Funds Administrator and the Lenders, and shall constitute accounts stated between the Companies and the Funds Administrator on one hand, and the
Lenders and the Agent on the other hand, as the case may be, unless the Agent receives a written statement of exception from the Companies, the Funds
Administrator or any Lender within thirty (30) days of the date of such monthly statement.

     3.7. ACCESS TO CIT'S SYSTEM. The Agent shall provide to the Funds
Administrator access to CIT's System during normal business hours, for the purposes of (i) obtaining information regarding loan balances and Net
Availability, and (ii) if permitted by the Agent, making requests for Revolving
Loans and submitting Borrowing Base Certificates. Such access shall be subject to the following terms, in addition to all terms set forth on the website for
CIT's System:

                                       34

          (a) The Agent shall provide to the Funds Administrator an initial password for secured access to CIT's System. The Funds Administrator shall provide the Agent with a list of officers and employees that are authorized from time to time to access CIT's System, and the Funds Administrator agrees to limit access to the password and CIT's System to such authorized officers and employees. After the initial access, the Funds Administrator shall be solely responsible for (i) changing and maintaining the integrity of the Funds
Administrator's password and (ii) any unauthorized use of the Funds
Administrator's password or CIT's System by any Company's officers and employees.

          (b) The Companies shall use CIT's System and the Companies'
information thereon solely for the purposes permitted above, and shall not access CIT's System for the benefit of third parties or provide any information obtained from CIT's System to third parties. The Agent makes no representation that loan balance or Net Availability information is or will be available, accurate, complete, correct or current at all times. CIT's System may be inoperable or inaccessible from time to time, whether for required website maintenance, upgrades to CIT's System, or for other reasons, and in any such event the Funds Administrator must obtain loan balance and Net Availability information, and (if permitted by the Agent) make requests for Revolving Loans and submit Borrowing Base Certificates using other available means.

          (c) The Companies hereby confirm and agree that CIT's System consist of proprietary software, data, tools, scripts, algorithms, business logic, website designs and interfaces and related intellectual property, information and documentation. CIT's System and related intellectual property, information and documentation are the sole and exclusive property of the Agent, and the
Companies shall have no right, title or interest therein or thereto, except for the limited right to access CIT's System for the purposes permitted above. Upon termination of this Financing Agreement, the Companies agree to cease any use of
CIT's System.

          (d) All agreements, covenants and representations and warranties made by the Funds Administrator in any Borrowing Base Certificate submitted to the
Agent by means of CIT's System are incorporated herein by reference and shall be deemed to be made by each Company.

SECTION 4. TERM LOAN

     4.1. PROMISSORY NOTES EVIDENCING TERM LOANS. If any Lender elects to evidence its portion of the Term Loan with Promissory Notes, the Companies agree to execute and deliver to such Lender a Promissory Note to evidence the Term
Loan Pro Rata Percentage of the Term Loan to be extended to the Companies by such Lender.

     4.2. TERM LOAN.

          (A) Funding of Term Loan. Upon the satisfaction of the conditions set forth in Section 2.1, each of the Lenders (severally and not jointly) agrees to advance to the Companies such Lender's Term Loan Pro Rata Percentage of the Term
Loan.

          (B) Repayment of Term Loan. The principal amount of the Term Loan shall be due and payable in twelve (12) consecutive quarterly principal installments commencing on December 31, 2005 and on the last day of each quarter thereafter, with the first eleven of such

                                       35

installments to be in the amount of $1,650,000 and the final installment to be in an amount equal to the remaining outstanding principal amount of the Term
Loan.

     4.3. PROVISIONS REGARDING THE TERM LOAN.

          (A) Repayment Upon Termination. In the event this Financing Agreement or the Revolving Line of Credit is terminated by either the Agent, the Required
Lenders or the Companies for any reason whatsoever, the Term Loan, together with all accrued interest thereon and the applicable Prepayment Premium shall be due and payable in full on the effective date of such termination, notwithstanding any other provision of this Financing Agreement or the Promissory Notes to the contrary.

          (B) Optional Prepayments. The Companies, at their option, may prepay any Term Loan at any time, in whole or in part, provided that on the date of such prepayment, there shall be due and payable (i) accrued interest on the principal so prepaid to the date of such prepayment and (ii) if the Term Loan is being prepaid in whole or in part prior to the first anniversary of the Closing
Date, the Prepayment Premium due with respect to such prepayment.

          (C) Mandatory Prepayments from Surplus Cash. In the event that there is Surplus Cash in any fiscal year (commencing with the fiscal year ending
January 31, 2007), on the date which is ninety (90) days after the end of such fiscal year, there shall be due and payable a mandatory prepayment of the Term
Loan in an amount equal to fifty percent (50%) of the Surplus Cash for such fiscal year.

          (D) Application of Prepayments. Except as the Required Lenders and the
Companies shall otherwise agree in a separate writing, each prepayment of the
Term Loan (whether voluntary or mandatory) shall be applied to the last maturing installments of principal of the Term Loan until fully repaid.

          (E) No Reborrowing. To the extent repaid, the principal amount of the
Term Loan may not be reborrowed under this Section 4.

          (F) Authority to Charge Revolving Loan Account. The Companies hereby authorize the Agent, without notice to the Companies, to charge the Revolving
Loan Account with all payments due under this Section 4 as such amounts become due. Any amount charged to the Revolving Loan Account shall be deemed a Chase
Bank Rate Loan hereunder and shall bear interest at the rate provided in Section
8.1 (or Section 8.2, if applicable) of this Financing Agreement. The Companies confirm that any charges which the Agent may make to the Revolving Loan Account as provided herein will be made as an accommodation to the Companies and solely at the Agent's discretion.

SECTION 5. LETTERS OF CREDIT, BANKERS ACCEPTANCES, STEAMSHIP GUARANTEES AND
AIRWAY RELEASES.

     In order to assist the Companies (or any of them) in establishing or opening Letters of Credit (and Bankers Acceptances, Steamship Guarantees and
Airway Releases relating thereto) with an Issuing Bank, the Companies have requested that the Lenders (acting through the Agent) join in the applications for such Letters of Credit (and Bankers Acceptances, Steamship

                                       36

Guarantees and Airway Releases relating thereto), buy risk participations in, and/or guarantee payment or performance of, such Letters of Credit and any drafts or Bankers Acceptances, Steamship Guarantees and Airway Releases
thereunder through the issuance of one or more Letter of Credit Guaranties, thereby lending the Lenders' credit to the Companies, and the Agent and the
Lenders have agreed to do so based upon their respective Revolving Credit Pro
Rata Percentages. These arrangements shall be handled by the Agent subject to satisfaction of the conditions set forth in Section 2.1 hereof and the terms and conditions set forth below.

     5.1. ASSISTANCE AND PURPOSE. Within the Revolving Line of Credit and
subject to sufficient Net Availability, the Lenders (acting through the Agent)
shall assist the Companies in obtaining Letters of Credit (and Bankers
Acceptances, Steamship Guarantees and Airway Releases relating thereto) based upon their respective Revolving Credit Pro Rata Percentages in an aggregate undrawn amount outstanding at any time not to exceed the Letter of Credit
Sub-Line. The term, form and purpose of each Letter of Credit, Bankers
Acceptance, Steamship Guaranty and Airway Release and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Funds
Administrator, provided that the Companies shall not request a Letter of Credit to support the purchase of domestic Inventory or to secure present or future indebtedness owed to suppliers of domestic Inventory, except to the extent consistent with their past business practices. Notwithstanding any other provision of this Financing Agreement to the contrary, if a Default or an Event of Default shall have occurred and remain outstanding, the Agent's and the
Lenders' assistance in connection with any Letter of Credit, Bankers Acceptance,
Steamship Guarantee or Airway Release shall be in the discretion of the Required
Lenders.

     5.2. AUTHORITY TO CHARGE REVOLVING LOAN ACCOUNT. The Companies hereby authorize the Agent, without notice to the Companies, to charge the Revolving
Loan Account as a Revolving Loan in the amount of all indebtedness, liabilities and obligations of any kind incurred by the Agent or the Lenders under a Letter of Credit Guaranty, including the charges of an Issuing Bank, as such indebtedness, liabilities and obligations are charged to or paid by the Agent or the Lenders, or, if earlier, upon the occurrence of an Event of Default. Any amount charged to the Revolving Loan Account shall be deemed a Revolving Loan and a Chase Bank Rate Loan hereunder and shall incur interest at the rate provided in Section 8.1 (or Section 8.2, if applicable) of this Financing
Agreement. The Companies confirm that any charges which the Agent may make to the Revolving Loan Account as provided herein will be made as an accommodation to the Companies and solely at the Agent's discretion.

     5.3. INDEMNITY RELATING TO LETTERS OF CREDIT AND BANKERS ACCEPTANCES. Each
Company jointly and severally unconditionally indemnifies the Agent and the
Lenders (and each Lender that is an Issuing Bank), and holds the Agent and the
Lenders (and each Lender that is an Issuing Bank) harmless from any and all loss, claim or liability incurred by the Agent or the Lenders (and each Lender that is an Issuing Bank) arising from any transactions or occurrences relating to Letters of Credit, Bankers Acceptances, Steamship Guarantees and Airway
Releases established or opened for any Company's account, the Collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss, claim or liability arising from any error, omission, negligence, misconduct or other action taken by an Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence

                                       37

or willful misconduct by the Agent with respect to a Letter of Credit Guaranty.
This indemnity shall survive the termination of this Financing Agreement and the repayment of the Obligations.

     5.4. COMPLIANCE OF GOODS, DOCUMENTS AND SHIPMENTS WITH AGREED TERMS.
Neither the Agent nor any Issuing Bank shall be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents relating to any
Letter of Credit; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in such documents; (c) the validity, sufficiency or genuineness of such documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents relating thereto; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and any Company.

     5.5. HANDLING OF GOODS, DOCUMENTS AND SHIPMENTS. The Companies agree that any action taken by the Agent, if taken in good faith, or any action taken by the Issuing Bank of whatever nature, under or in connection with the Letters of
Credit, the Letter of Credit Guaranties, drafts or acceptances relating to
Letters of Credit, any Steamship Guaranty or Airway Release, or the goods subject thereto, shall be binding on each Company and shall not result in any liability whatsoever of the Agent to the Companies. The Agent shall have the full right and authority, on behalf of the Lenders, to (a) clear and resolve any questions of non-compliance of documents, (b) give any instructions as to acceptance or rejection of any documents or goods, (c) execute any and all steamship or airway guaranties (and applications therefor), indemnities or delivery orders, (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (e)
agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, the
Letters of Credit, the Letter of Credit Guaranties or drafts or acceptances relating to Letters of Credit. An Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, without any notice to or any consent from the Companies or the Funds Administrator. Notwithstanding any prior course of conduct or dealing with respect to the foregoing (including amendments to and non-compliance with any documents, and/or the Companies' or the Funds
Administrator's instructions with respect thereto), the Agent may exercise its rights under this Section 5.5 in its sole but reasonable business judgment. In addition, each Company and the Funds Administrator agree not to: (a) at any time, (i) execute any application for steamship or airway guaranties, indemnities or delivery orders, (ii) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents, or (iii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) if an
Event of Default shall have occurred and remain outstanding, (i) clear and resolve any questions of non-compliance of documents or (ii) give any instructions as to acceptances or rejection of any documents or goods.

                                       38

     5.6. COMPLIANCE WITH LAWS; PAYMENT OF LEVIES AND TAXES. The Companies agree that (a) all necessary import and export licenses and certificates necessary for the import or handling of the Collateral will be promptly procured, (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will be promptly and fully complied with, and (c) any certificate in that regard that the Agent may at any time request will be promptly furnished to the Agent. In connection herewith, the Companies represent and warrant to the Agent, the Lenders and each
Issuing Bank that all shipments made under any Letter of Credit are and will be in compliance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Companies assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies pertaining to the importation and delivery of the Collateral. Any embargo, restriction, law, custom or regulation of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

     5.7. SUBROGATION RIGHTS. Upon any payments made to an Issuing Bank under a
Letter of Credit Guaranty, the Agent, for the benefit of the Agent and the
Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted to or undertaken by the Companies, or any of them, to the
Issuing Bank in any application for Letter of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent, for the benefit of the Agent and the Lenders, and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

     5.8. RISK PARTICIPATION. To the extent that any applicable law, rule or regulation prohibits any Lenders from issuing a guaranty of any Letter of
Credit, Bankers Acceptance, Steamship Guarantee and/or Airway Release, each such
Lender with a Revolving Credit Commitment shall instead, and does hereby, irrevocably purchase a risk participation in each such Letter of Credit, Bankers
Acceptance, Steamship Guarantee and/or Airway Release and agrees to pay to Agent for the benefit of the Lender and/or each Issuing Bank (on Agent's demand) its
Revolving Credit Pro Rata Percentage of all payments made with respect to each such Letter of Credit, Bankers Acceptance, Steamship Guarantee and /or Airway
Release.

SECTION 6.  COLLATERAL

     6.1. GRANT OF SECURITY INTEREST.

          (a) Grant of Security Interest. As security for the prompt payment in full of all Obligations, each Company hereby pledges and grants to the Agent, for the benefit of the Agent and the Lenders, a continuing general lien upon, and security interest in, all of the Collateral in which such Company has rights.

          (b) Extent of Security Interests. The security interests granted hereunder shall extend and attach to:

                                       39

               (i) all Collateral which is presently in existence or hereafter acquired and which is owned by any Company or in which any Company has any interest, whether held by such Company or by others for the such Company's account, and wherever located, and, if any Collateral is Equipment, whether such
Company's interest in such Equipment is as owner, lessee or conditional vendee;

               (ii) all Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

               (iii) all Inventory and any portion thereof which may be
returned, rejected, reclaimed or repossessed by either the Agent or the
Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

     6.2. LIMITED LICENSE. Regardless of whether the Agent's security interests in any of the General Intangibles has attached or is perfected, each Company hereby irrevocably grants to the Agent, for the benefit of the Agent and the
Lenders, a royalty-free, non-exclusive license to use such Company's Trademarks,
Copyrights, Patents and other proprietary and intellectual property rights, in connection with the (i) advertisement for sale, and the sale or other disposition of, any finished goods Inventory by the Agent in accordance with the provisions of this Financing Agreement, and (ii) the manufacture, assembly, completion and preparation for sale of any unfinished Inventory by the Agent in accordance with the provisions of this Financing Agreement.

     6.3. REPRESENTATIONS, COVENANTS AND AGREEMENTS REGARDING COLLATERAL
GENERALLY.

          (a) Representations and Warranties. The Companies represent and warrant to the Agent and the Lenders that except for the Permitted Encumbrances,
(i) upon the filing of UCC financing statements covering the Collateral in all required jurisdictions, this Financing Agreement creates a valid, perfected, first priority and exclusive security interest in all personal property of the
Companies as to which perfection may be achieved by filing, (ii) the Agent's security interests in the Collateral constitute, and will at all times constitute, first priority and exclusive liens on the Collateral, and (iii) each
Company is, or will be at the time additional Collateral is acquired by such
Company, the absolute owner of such additional Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or liens other than Permitted Encumbrances.

          (b) Covenants. The Companies, at their expense, agree to forever warrant and defend the Collateral from any and all claims and demands of any other person, other than holders of Permitted Encumbrances.

                                       40

     6.4. REPRESENTATIONS REGARDING ACCOUNTS AND INVENTORY. The Companies
represent and warrant to the Agent and the Lenders that:

          (a) each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Companies in the ordinary course of their business;

          (b) the Inventory being sold and the Trade Accounts Receivable created by such sales are the exclusive property of the Companies and are not subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Permitted Encumbrances;

          (c) the invoices evidencing such Trade Accounts Receivable are in the name of the Companies;

          (d) the customers of the Companies have accepted the Inventory or services, and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except in each case for disputes and other matters arising in the ordinary course of business of which the Companies have notified the Agent pursuant to Section 7.2(g) hereof; and

          (e) the Companies Inventory, except as written down or reserved against in accordance with generally accepted accounting principles and the
Companies' customary practices, is marketable in the ordinary course of the
Companies' businesses, and no Inventory has been produced in violation of the
Fair Labor Standards Act (29 U.S.C. ss.201 et seq.), as amended.

     6.5. COVENANTS AND AGREEMENTS REGARDING ACCOUNTS AND INVENTORY.

          (a) Each Company confirms to the Agent and the Lenders that all
Taxes and fees relating to such Company's business, such Company's sales, and the Accounts or Inventory relating thereto, are such Company's sole responsibility, and that same will be paid by such Company when due, subject to
Section 7.2(d) hereof, and that none of said Taxes or fees represents a lien on or claim against the Accounts, other than a Permitted Tax Lien.

          (b) Each Company agrees not to acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any goods of its customers or any other person (whether pursuant to any bill and hold sale or otherwise) unless, in each instance, Company gives five (5) days prior written notice to Agent (which notice shall include evidence satisfactory to Agent that such Inventory is segregated from the Company's Inventory and that such arrangement does not adversely impact upon the security interest of the Agent, the priority thereof, or the exercise of remedies by Agent with respect to the Collateral).

          (c) Each Company agrees to maintain such books and records regarding
Accounts and Inventory as the Agent reasonably may require and agrees that the books and records of such Company will reflect the Agent's interest in the
Accounts and Inventory. In support of the continuing assignment and security interest of the Agent in the Accounts and Inventory, the Companies agree to deliver to the Agent all of the schedules, reports and other

                                       41

information described in Section 7.2(g) of this Financing Agreement. The
Companies' failure to maintain their books in the manner provided herein or to deliver to the Agent any of the foregoing information shall in no way affect, diminish, modify or otherwise limit the security interests granted to the Agent in the Accounts and Inventory.

          (d) Each Company agrees to issue credit memoranda promptly after accepting returns or granting allowances, and to deliver to the Agent copies of such credit memoranda as and when required to do so under Section 7.2(g) hereof.

          (e) Each Company agrees to safeguard, protect and hold all Inventory for the account of the Agent, on behalf of the Lenders, and to make no sale or other disposition thereof except in the ordinary course of such Company's business, on open account and on commercially reasonable terms consistent with such Company's past practices. Notwithstanding the ordinary course of any
Company's business or any Company's past practices, each Company agrees not to sell Inventory on a consignment basis, nor retain any lien on or security interest in any Inventory sold. As to any sale or other disposition of
Inventory, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Company agrees to handle all Proceeds of sales of Inventory in accordance with the provisions of Section 3.2 hereof.

     6.6. COVENANTS AND AGREEMENTS REGARDING EQUIPMENT.

          (A) Maintenance of Equipment. Each Company agrees to (i) maintain the
Equipment in as good and substantial repair and condition as the Equipment owned by such Company is now maintained (or at the time that the Agent's security interest may attach to such Equipment), reasonable wear and tear excepted, (ii)
make any and all repairs and replacements when and where necessary, and (iii)
safeguard, protect and hold all Equipment owned by such Company in accordance with the terms hereof and subject to the Agent's security interest. The
Equipment will only be used by the Companies in the operation of their respective businesses and will not be sold or held for sale or lease, except as expressly provided in Section 6.6(b) below.

          (B) Sales of Equipment. The Companies may sell Equipment from time to time, provided that in each such instance: (i) no Event of Default shall have occurred and remain outstanding at the time of such sale; (ii) the aggregate book value of the Equipment subject to sale does not exceed $400,000 in any fiscal year of the Companies; and (iii) all net proceeds of such sales are either (x) promptly delivered by the Companies to the Agent by deposit to the
Depository Account, for application against the Term Loan in the manner provided in Section 4.3(d) hereof (and if the Term Loan has been fully repaid, for application to other Obligations in such manner and in such order as the
Required Lenders may elect in the exercise of their reasonable business judgment), or (y) within 90 days of such sale, used to purchase replacement
Equipment that the Companies determine in their reasonable business judgment to have a value at least equal to the Equipment sold. Upon the sale, transfer, lease or other disposition of Equipment, the Agent's security interest in the
Equipment shall, without break in continuity and without further formality or act, continue in, and attach to, all Proceeds. Such Proceeds shall not be commingled with the Companies' other property, but shall be segregated and held by the Companies in trust for the Agent as the Agent's property, for the benefit of the Agent and the

                                       42

Lenders. As to any such sale, transfer, lease or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     6.7. GENERAL INTANGIBLES. Each Company represents and warrants to the Agent and the Lenders that as Parent and each Subsidiary of Parent possess all General
Intangibles necessary to conduct the business of Parent and its Subsidiaries as presently conducted and/or as conducted from time to time. Each Company agrees to maintain such Company's rights in, and the value of, all such General
Intangibles, and to pay when due all payments required to maintain in effect any licensed rights. The Companies shall provide the Agent with adequate notice of the acquisition of rights with respect to any additional Patents, Trademarks and
Copyrights so that the Agent may, for the benefit of the Agent and the Lenders and to the extent permitted under the documentation granting such rights or applicable law, perfect the Agent's security interest in such rights in a timely manner.

     6.8. COMMERCIAL TORT CLAIMS. Each Company represents and warrants to the
Agent and the Lenders that as of the date hereof, such Company holds no interest in any commercial tort claim. If any Company at any time holds or acquires a commercial tort claim, such Company agrees to promptly notify the Agent in writing of the details thereof, and in such writing such Company shall grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in such commercial tort claim and in the Proceeds thereof, all upon the terms of this Financing Agreement.

     6.9. LETTER OF CREDIT RIGHTS. Each Company represents and warrants to the
Agent and the Lenders that as of the date hereof, such Company is not the beneficiary of any letter of credit. If any Company becomes a beneficiary under any letter of credit, such Company agrees to promptly notify the Agent, and upon request by the Agent, such Company agrees to either (a) cause the issuer of such letter of credit to consent to the assignment of the proceeds of such letter of credit to the Agent, for the benefit of the Agent and the Lenders, pursuant to an agreement in form and substance satisfactory to the Agent, or (b) cause the issuer of such letter of credit to name the Agent, for the benefit of the Agent and the Lenders, as the transferee beneficiary of such letter of credit.

     6.10. KEY MAN LIFE INSURANCE. The Companies agree to maintain in effect at all times life insurance policies on the life of Morris Goldfarb having a death benefit of not less than $20,000,000, net of any surrender charges and existing loans outstanding as of the Closing Date, which policies shall be assigned to the Agent, for the benefit of the Agent and the Lenders.

     6.11. REFERENCE TO OTHER LOAN DOCUMENTS. Reference is hereby made to the other Loan Documents for additional representations, covenants and other agreements of the Companies regarding the Collateral covered by such Loan
Documents.

     6.12. CREDIT BALANCES; ADDITIONAL COLLATERAL.

          (a) The rights and security interests granted to the Agent and the
Lenders hereunder shall continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan
Account may from time to time be temporarily in a credit position, until the termination of this Financing Agreement and the full

                                       43

and final payment and satisfaction of the Obligations. Any reserves or balances to the credit of the Companies (in the Revolving Loan Account or otherwise), and any other property or assets of the Companies (or any of them) in the possession of the Agent or any Lender, may be held by the Agent or such Lender as Other
Collateral, and applied in whole or partial satisfaction of such Obligations when due, subject to the terms of this Financing Agreement. The liens and security interests granted to the Agent, for the benefit of the Agent and the
Lenders, herein and any other lien or security interest which the Agent or the
Lenders may have in any other assets of the Companies secure payment and performance of all present and future Obligations.

          (b) Notwithstanding the Agent's security interests in the Collateral, to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral, or by the guaranty, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of such rights, security, liens, security interests or remedies, or any of the Agent's or the Lenders' rights under this Financing
Agreement.

     6.13. FABIO LICENSING, LLC

     Notwithstanding the terms of this Section 6, the Agent, the Lenders and the
Companies agree that the Agent shall not receive a grant of a security interest in the membership interests or other equity interests issued by Fabio Licensing,
LLC (the "Fabio LLC Membership Interests") on the Closing Date. The Companies
shall use their reasonable commercial efforts to arrange for the grant to the
Agent for the benefit of the Agent and the Lenders of a first priority perfected security interest in all of the Fabio LLC Membership Interests as collateral security for the Obligations within thirty (30) days after the Closing Date, the foregoing to be pursuant to terms and conditions reasonably satisfactory to the
Agent.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1. INITIAL DISCLOSURE REPRESENTATIONS AND WARRANTIES. The Companies
represent and warrant to the Agent and the Lenders that as of the date hereof:

          (a) Financial Condition. (i) The amount of each Company's assets, at fair valuation, exceeds the book value of such Company's liabilities, (ii) each
Company is generally able to pay its debts as they become due and payable, and
(iii) each Company does not have unreasonably small capital to carry on its business as currently conducted absent extraordinary and unforeseen circumstances. All financial statements of the Companies previously furnished to the Agent present fairly, in all material respects, the financial condition of the Companies as of the date of such financial statements.

          (b) Organization Matters; Collateral Locations. Schedule 7.1(b)
attached hereto correctly and completely sets forth (w) each Companies' exact name, as currently reflected by the records of each Companies' State of incorporation or formation, (x) each Companies' State of incorporation or formation, (y) each Companies' federal employer

                                       44

identification number and State organization identification number (if any), and
(z) the address of each Companies' chief executive office and all locations of
Collateral.

          (c) Power and Authority; Conflicts; Enforceability.

               (i) Each Company has full power and authority to execute and deliver this Financing Agreement and the other Loan Documents to which such
Company is a party, and to perform all of such Company's obligations thereunder.

               (ii) The execution and delivery by each of this Financing
Agreement and the other Loan Documents to which such Company is a party, and the performance of such Company's obligations hereunder and thereunder, have been duly authorized by all necessary corporate or other relevant action, and do not
(w) require any consent or approval of any director, shareholder, partner or member of such Company that has not been obtained, (x) violate any term, provision or covenant contained in the organizational documents of such Company
(such as the certificate or articles of incorporation, certificate of origin, partnership agreement, by-laws or operating agreement), (y) violate, or cause such Company to be in default under, any law, rule, regulation, order, judgment or award applicable to such Company or its assets, or (z) violate any term, provision, covenant or representation contained in, or constitute a default under, or result in the creation of any lien under, any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which such Company a signatory or by which such Company or such Company's assets are bound or affected.

               (iii) This Financing Agreement and the other Loan Documents to which the Companies (or any of them) are parties constitute legal valid and binding obligations of the Companies, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer and other laws affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

          (d) Schedules. Each of the Schedules attached to this Financing
Agreement set forth a true, correct and complete description of the matter or matters covered thereby.

          (e) Compliance with Laws. Each Company and such Company's properties are in compliance with all federal, state and local acts, rules and regulations, and all orders of any federal, state or local legislative, administrative or judicial body or official, except to the extent the failure to so comply would not have a Material Adverse Effect. Each Company has obtained and maintains all permits, approvals, authorizations and licenses necessary to conduct its business as presently conducted, except to the extent the failure to have such permits, approvals, authorizations or licenses would not have a Material Adverse
Effect.

          (f) Environmental Matters. Except as set forth on Schedule 7.1(f):

               (i) None of the operations of any Company are the subject of any federal, state or local investigation to determine whether any remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of the Real Estate or such
Company's leased real property. No enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other

                                       45

communication from a federal, state or local authority has been filed against or delivered to any Company, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or operated by such Company.

               (ii) Except as would not have a Material Adverse Effect, no
Company has any known contingent liability with respect to any release of any environmental pollution or hazardous material on any real property now or previously owned or operated by such Company.

               (iii) Each Company is in compliance with all environmental statutes, acts, rules, regulations and orders applicable to the operation of such Company's business, except to the extent that the failure to so comply would not have a Material Adverse Effect.

          (g) Pending Litigation. Except as previously disclosed by the
Companies to the Agent in writing, there exist no actions, suits or proceedings of any kind by or against any Company pending in any court or before any arbitrator or governmental body, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     7.2. AFFIRMATIVE COVENANTS. Until the termination of this Financing
Agreement and the full and final payment and satisfaction of the Obligations:

          (a) Maintenance of Financial Records; Inspections. Each Company agrees to maintain books and records pertaining to such Company's financial matters in such detail, form and scope as the Agent reasonably may require. Each Company agrees that the Agent, and/or any agent designated by the Agent, may enter upon any Company's premises at any time during normal business hours, and from time to time, in order to (i) examine and inspect the books and records of any
Company, and make copies thereof and take extracts therefrom, and (ii) verify, inspect and perform physical counts and other valuations of the Collateral and any and all records pertaining thereto. The Companies irrevocably authorize all accountants and third parties to disclose and deliver directly to the Agent and the Lenders, at the Companies' expense, all financial statements and information, books, records, work papers and management reports generated by them or in their possession regarding the Companies or the Collateral. All costs, fees and expenses incurred by the Agent in connection with such examinations, inspections, physical counts and other valuations shall constitute
Out-of-Pocket Expenses for purposes of this Financing Agreement.

          (b) Further Assurances. Each Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent, for the benefit of the Agent and the Lenders, valid and perfected first priority security interests in the Collateral, subject only to the Permitted
Encumbrances. The Agent is hereby authorized by the Companies to file any financing statements, continuations and amendments covering the Collateral without the Companies' signatures in accordance with the provisions of the UCC.
The Companies hereby consent to and ratify the filing of any financing statements covering the Collateral by the Agent on or prior to the Closing Date.
The Companies agree to do whatever the Agent reasonably may request from time to time, by way of (i) filing notices of liens, financing statements, amendments, renewals and continuations thereof, (ii) cooperating with agents and employees of the Agent, (iii) keeping Collateral records, (iv) transferring proceeds of
Collateral to the Agent's possession in accordance with the terms hereof and (v)
performing such further

                                       46

acts as the Agent reasonably may require in order to effect the purposes of this
Financing Agreement, including the execution of control agreements with respect to Depository Accounts and Investment Property.

          (c) Insurance and Condemnation.

               (i) REQUIRED INSURANCE. The Companies agree to maintain insurance on all Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent (the
"Required Insurance"). All policies covering the Real Estate, Equipment and
Inventory are, subject to the rights of any holder of a Permitted Encumbrance having priority over the security interests of the Agent, to be made payable solely to the Agent, for the benefit of the Agent and the Lenders, in case of loss, under a standard non-contributory "mortgagee", "secured party" or
"lender's loss payable" clause or endorsement, and are to contain such other provisions as the Agent reasonably may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. Each loss payable endorsement in favor of the Agent shall provide (x) for not less than thirty (30) days prior written notice to the
Agent of the exercise of any right of cancellation and (y) that the Agent's right to payment under any property insurance policy will not be invalidated by any act or neglect of, or any breach of warranty or condition by, the Companies
(or any of them) or any other party. If an Event of Default shall have occurred and remain outstanding, the Agent, subject to the rights of any holder of a
Permitted Encumbrance having priority over the security interests of the Agent, shall have the sole right, in the name of the Agent or the Companies (or any of them), to file claims under any insurance policies, to receive, receipt and give acquittances for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (ii) THE AGENT'S PURCHASE OF INSURANCE. In the event the
Companies fail to provide the Agent with evidence of the Required Insurance in the manner set forth in Section 7.2(c)(i) above, the Agent may purchase insurance at the Companies' expense to protect the interest in the Collateral of the Agent for the benefit of the Agent and the Lenders. The insurance purchased by the Agent may, but need not, protect the Companies' interests in the
Collateral, and therefor such insurance may not pay any claim which the
Companies may make or any claim which is made against the Companies in connection with the Collateral. The Companies may later request that the Agent cancel any insurance purchased by the Agent, but only after providing the Agent with satisfactory evidence that the Companies have the Required Insurance. If the Agent purchases insurance covering all or any portion of the Collateral, the
Companies shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and the Agent may charge all of such costs, interest and other charges to the Revolving Loan Account as a Revolving Loan.
The costs of the premiums of any insurance purchased by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases insurance, the Agent will notify the
Companies of such purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days after the date of receipt of

                                       47

such notice, the Companies provide the Agent with proof that the Companies had the Required Insurance as of the date on which the Agent purchased insurance and the Companies have continued at all times thereafter to have the Required
Insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Revolving Loan Account for the amount of all costs, interest and other charges associated with such insurance that the Agent previously charged to the Revolving Loan Account.

               (iii) APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS. So long as no Default or Event of Default shall have occurred and remain outstanding as of the date of the Agent's receipt of any Casualty Proceeds:

                    (w) In the event of any loss or damage to any Inventory by condemnation, fire or other casualty, the Agent agrees to apply the Casualty
Proceeds first to repay the outstanding Revolving Loans, and, to the extent that an Event of Default is in existence, then to repay the Term Loan in the manner set forth in Section 4.3(d).

                    (x) In the event of any loss or damage to any item of
Collateral other than Inventory by condemnation, fire or other casualty, if the
Casualty Proceeds relating to such condemnation, fire or other casualty are less than or equal to $100,000, the Agent agrees to apply such Casualty Proceeds to repay the outstanding Revolving Loans.

                    (y) In the event of any loss or damage to any item of
Equipment by condemnation, fire or other casualty, if the Casualty Proceeds relating to such condemnation, fire or other casualty exceed $100,000, the
Companies may elect (by delivering written notice to the Agent within ten (10)
Business Days following the Agent's receipt of such Casualty Proceeds) to replace or repair such item of Equipment. If the Companies elect to replace or repair any item of Equipment, the Agent initially shall apply all such Casualty
Proceeds to the outstanding Revolving Loans and will establish an Availability
Reserve in an amount equal to such Casualty Proceeds. The Agent agrees to reduce this Availability Reserve dollar-for-dollar as and when payments then are due under the contract(s) for the purchase of replacement Equipment or the repair of such item of Equipment. Upon the replacement or completion of repair of such item of Equipment, the Agent will eliminate any remaining Availability Reserve established hereunder.

                    (z) In the event of any loss or damage to any Real Estate
leased by the Companies by condemnation, fire or other casualty, the Companies may use the Casualty Proceeds in the manner required or permitted by the lease agreement relating thereto. In the event of any loss or damage to any Real
Estate owned by the Companies by condemnation, fire or other casualty, if the
Casualty Proceeds relating to such condemnation, fire or other casualty exceed
$100,000, and so long as the Companies have sufficient business interruption insurance to replace the lost profits of the facilities affected by the condemnation, fire or other casualty, the Companies may elect to repair or replace such Real Estate, subject to the following terms:

                         (1) If the Companies reasonably determine that the Real
                         Estate may be repaired to substantially the same
                         condition of the Real Estate prior to the condemnation,
                         fire or other casualty, the Companies may elect to
                         repair the

                                       48

                         Real Estate by delivering written notice to the Agent
                         within thirty (30) days following the Agent's receipt
                         of such Casualty Proceeds. The Agent initially shall
                         apply all such Casualty Proceeds to the outstanding
                         Revolving Loans and will establish an Availability
                         Reserve in an amount equal to such Casualty Proceeds.
                         The Companies shall provide the Agent with a repair
                         plan, the contract(s) for repair and a total budget
                         certified by an independent third party experienced in
                         construction costing. If such budget indicates that
                         there are insufficient Casualty Proceeds to cover the
                         full cost of repair of the Real Estate, the Companies
                         shall fund such deficiency before the Availability
                         Reserve established hereunder shall be reduced. The
                         Agent agrees to reduce this Availability Reserve
                         dollar-for-dollar as and when payments are due under
                         the contract(s) for repair. Upon completion of the
                         repair of the Real Estate (as determined by the Agent
                         in the exercise of its reasonable business judgment),
                         the Agent will eliminate any remaining Availability
                         Reserve established hereunder.

                         (2) The Companies may elect to replace the Real Estate
                         owned by the Companies only on terms and conditions
                         satisfactory to the Required Lenders in their sole
                         discretion.

If a Default or an Event of Default shall have occurred and remain outstanding as of the date of the Agent's receipt of any Casualty Proceeds, or if the
Companies do not or cannot elect to use the Casualty Proceeds in the manner set forth in paragraphs (y) or (z) above, the Agent may, subject to the rights of any holder of a Permitted Encumbrance having priority over the security interests of the Agent, apply the Casualty Proceeds to the payment of the
Obligations in such manner and in such order as the Agent may elect in its sole discretion. Any amounts that are applied to the repayment of the Revolving Loans under this Section 7.2(c) shall also result in a reduction in the Supplemental
Amount in an amount equal to such repayment of Revolving Loans.

          (d) Payment of Taxes. The Companies shall pay when due all Taxes lawfully levied, assessed or imposed upon the Companies or the Collateral
(including all sales taxes collected by the Companies on behalf of the
Companies' customers in connection with sales of Inventory and all payroll taxes collected by the Companies on behalf of the Companies' employees), unless the
Companies are contesting such Taxes in good faith, by appropriate proceedings, and is maintaining adequate reserves for such Taxes in accordance with GAAP.
Notwithstanding the foregoing, if a lien securing any Taxes is filed in any public office and such lien is not a Permitted Tax Lien, then the Companies shall pay all Taxes secured by such lien immediately and remove such lien of record promptly. Pending the payment of such Taxes and removal of such lien, the
Agent may, at its election and without curing or waiving any Event of Default which may have occurred as a result thereof, (i) establish an Availability
Reserve in the amount of such Taxes (or such other amount as the Agent shall deem appropriate in the exercise

                                       49

of its reasonable business judgment) or (ii) pay such Taxes on behalf of the
Companies, and the amount paid by the Agent shall become an Obligation which is due and payable on demand by the Agent.

          (e) Compliance With Laws.

               (i) The Companies agree to comply with all federal, state and local acts, rules and regulations, and all orders of any federal, state or local legislative, administrative or judicial body or official, if the failure to so comply would have a Material Adverse Effect, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which the Agent determines, in the exercise of its reasonable business judgment, will not materially and adversely effect the Agent's or the Lenders' rights or priorities in the Collateral.

               (ii) Without limiting the generality of the foregoing, each
Company agrees to comply with all environmental statutes, acts, rules, regulations or orders, as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of such Company's real property and operation of its business, if the failure to so comply would have a Material
Adverse Effect. No Company shall be deemed to have breached any provision of this Section 7.2(e) if (x) the failure to comply with the requirements of this
Section 7.2(e) resulted from good faith error or innocent omission, (y) such
Company promptly commences and diligently pursues a cure of such breach and (z)
such failure is cured within thirty (30) days following the Companies' receipt of notice from the Agent of such failure, or if such breach cannot in good faith be cured within thirty (30) days following the Companies' receipt of such notice, then such breach is cured within a reasonable time frame based on the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

          (f) Notices Concerning Environmental, Employee Benefit and Pension
Matters. The Companies agree to notify the Agent in writing of:

               (i) any expenditure (actual or anticipated) in excess of $100,000 for environmental clean-up, environmental compliance or environmental testing and the impact of said expenses on the any Company's working capital;

               (ii) any Company's receipt of notice from any local, state or federal authority advising the Companies of any environmental liability (real or potential) arising from such Company's operations, its premises, its waste disposal practices, or waste disposal sites used by such Company; and

               (iii) any Company's receipt of notice from any governmental agency or any sponsor of any "multiemployer plan" (as that term is defined in
ERISA) to which such Company has contributed, relating to any of the events described in Section 10.1(g) hereof.

The Companies agree to provide the Agent promptly with copies of all such notices and other information pertaining to any matter set forth above if the
Agent so requests.

          (g) Collateral Reporting.

                                       50

               (i) The Companies agree to furnish to the Agent:

                    (1) On or before the Wednesday of each week (but more
frequently upon the Agent's reasonable request), a Borrowing Base Certificate as of the previous Friday, certified by the treasurer or chief financial officer of the Funds Administrator (or any other authorized officer satisfactory to the
Agent), together with such confirmatory schedules of Trade Accounts Receivable and Inventory (in form and substance satisfactory to the Agent) as the Agent reasonably may request. The Agent, in its sole discretion, may permit the Funds
Administrator to access CIT's System for the purpose (in addition to those set forth in Section 3.7) of completing and submitting Borrowing Base Certificates when required hereunder.

                    (2) (a) Weekly, with respect to each week ending Friday
delivered by Wednesday of the following week:

                              (i) an Accounts Receivable Aging Report;

                              (ii) an Available to Sell Report designated in
Dollars in the form attached hereto as Exhibit H;

                              (iii) an Inventory Analysis Report on LDP Cost vs.
LCM Cost in the form attached hereto as Exhibit I; and

                              (iv) a divisional status report detailing by
division: (A) open customer orders detailed by "this year versus last year" and
"TLC/FLC versus warehouse"; and (B) inventory detailed as to inventory on hand and in transit.

Notwithstanding the foregoing, the Agent and Lenders agree that the Collateral information with respect to JPMR included in the weekly reports furnished pursuant to this clause (2)(a) shall be updated on a monthly basis at all times prior to the date that is six (6) months after the Closing Date.

                    (b) Monthly, delivered not more than 25 days (except as
otherwise provided below) after the end of each calendar month;

                              (i) all the reports identified in clauses (a)(i)
through (a)(iv) above, prepared on a monthly basis as to the preceding calendar month;

                              (ii) a key item report ("Key item Report"), as of
the last day of the immediately preceding month with respect to the Companies and each Guarantor in the form attached hereto as Exhibit J; provided, however, that such statement may be delivered not more than 30 days after the end of each calendar month; provided, further, that such statement shall not be required during the months of February and March;

                              (iii) a statement with respect to compliance with
the financial covenants set forth in Section 7.3; provided, however, that such statement may be delivered not more than 30 days after the end of each calendar month;

                                       51

                              (iv) a reconciliation between the general ledger
and the Accounts Receivable Aging Report and the month-end Borrowing Base
Certificate;

                              (v) a Gross Margin Report in form satisfactory to
the Agent and the Lenders; and

                              (vi) an accounts payable aging report in the form
satisfactory to the Agent;

each of which shall be certified as true and correct by the chief executive officer, president, chief operating officer or the chief financial officer of the Companies or the Parent, as the case may be.

                    (3) Prompt written disclosure of (x) all matters adversely affecting the value, enforceability or collectibility of the Trade Accounts
Receivable of the Companies, (y) all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and (z) all matters adversely effecting the value or marketability of the Inventory, all in such detail and format as the Agent reasonably may require, provided that to the extent that any such matter would not have a
Material Adverse Effect, the Companies may disclose such matter to the Agent when the Companies provide the Agent with the Borrowing Base Certificate described in clause (1) above.

                    (4) Prior written notice of any change in the location of
any Collateral.

                    (5) From time to time, access to the Companies' computers, electronic media, software programs (including any electronic records, contracts and signatures) and such other documentation and information relating to the
Trade Accounts Receivable, Inventory and other Collateral as the Agent reasonably may require.

               (ii) The Companies may deliver to the Agent any Borrowing Base
Certificate, collateral report or other material that the Companies are required to deliver to the Agent under clauses (1) and (2) of Section 7.2(g)(i) by e-mail or other electronic transmission (an "Electronic Transmission"), subject to the following terms:

                    (1) Each Electronic Transmission must be sent by the
treasurer or chief financial officer of the Funds Administrator (or any other authorized officer satisfactory to the Agent), and must be addressed to the loan officer and the collateral analyst of the Agent that handle the Companies'
account, as designated by the Agent from time to time. If any Electronic
Transmission is returned to the sender as undeliverable, the material included in such Electronic Transmission must be delivered to the intended recipient in the manner required by Section 12.6 hereof.

                    (2) Each certificate, collateral report or other material
contained in an Electronic Transmission must be in a "pdf" or other imaging format and, to the extent that such material must be certified by an officer of the Funds Administrator under this Section 7.2(g), must contain the signature of the officer submitting the Electronic Transmission. As provided in Section 12.6, any signature on a certificate, collateral report or other material

                                       52

contained in an Electronic Transmission shall constitute a valid signature for purposes hereof. The Agent may rely upon, and assume the authenticity of, any such signature, and any material containing such signature shall constitute an
"authenticated" record for purposes of the Uniform Commercial Code and shall satisfy the requirements of any applicable statute of frauds.

                    (3) Each Electronic Transmission must contain the name and title of the officer of Funds Administrator transmitting the Electronic
Transmission, and shall include following text in the body of the Electronic
Transmission:

                         "Pursuant to the Financing Agreement dated July __,
                         2005 among G-III Leather Fashions, Inc., J. Percy for
                         Marvin Richards, Ltd. and CK Outerwear, LLC (the
                         "Companies"), the Lenders that are parties thereto and
                         The CIT Group/Commercial Services, Inc., as Agent for
                         the Lenders (the "Agent"), the undersigned __________
                         [title of submitting officer] of the Funds
                         Administrator hereby delivers to the Agent the
                         Companies' ____________ [describe submitted reports].
                         The Funds Administrator, on behalf of the Companies,
                         represents and warrants to the Agent and the Lenders
                         that the materials included in this Electronic
                         Transmission are true, correct, and complete in all
                         material respects. The name of the officer of the Funds
                         Administrator set forth in this e-mail constitutes the
                         signature of such officer, and this e-mail shall
                         constitute an authenticated record of the Companies."

                    (4) The Funds Administrator agrees to maintain in its files the original versions of all certificates, collateral reports and other materials delivered to the Agent by means of an Electronic Transmission and agrees to furnish to the Agent such original versions within five (5) Business
Days of the Agent's request for such materials, signed and certified (to the extent required hereunder) by the officer submitting the Electronic
Transmission.

                    (5) Each Company authorizes the Funds Administrator, on
behalf of such Company, to deliver to the Agent all Borrowing Base Certificates, collateral reports and other material that the Companies are required to deliver to the Agent under this Section 7.2(g). Each Company hereby authorizes the Agent to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Company's authorized officers or agents. The Companies' failure to promptly deliver to the
Agent any schedule, report, statement or other information set forth in this
Section 7.2(g) shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

          (h) Financial Reporting. The Companies agree to furnish to the Agent and the Lenders (it being understood that the filing of any of the following by
Parent with the Securities and Exchange Commission shall constitute "furnishing to the Agent and the Lenders" for all purposes hereunder):

                                       53

               (i) (x) within ninety (90) days after the end of each fiscal year of Parent, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at
the close of such year, and consolidated and consolidating statements of profit and loss and cash flow of Parent and its consolidated Subsidiaries for such year, audited by independent public accountants selected by Parent, together with (x) the unqualified opinion of the accountants preparing such consolidated financial statements and (y) if requested by the Agent, such accountants'
management practice letter, as soon as practicable after such letter is received by Parent;

               (ii) (a) within thirty (30) days after the end of each month
(excluding the months of February and March of each fiscal year), (x) a
Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of
such month, (y) consolidated and consolidating statements of profit and loss of
Parent and its consolidated Subsidiaries for the period commencing on the first day of the current fiscal year through the end of such month, and consolidated statements of profit and loss for such month, and (z) comparative statements of profit and loss of Parent and its consolidated Subsidiaries for the same month and same fiscal year-to-date period in the prior fiscal year, certified by an authorized financial or accounting officer of the Funds Administrator (or any other authorized officer satisfactory to the Agent); and

          (b) within forty-five (45) days after the end of each fiscal quarter,
(x) a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end
of such fiscal quarter, (y) consolidated and consolidating statements of profit and loss of Parent and its consolidated Subsidiaries for the period commencing on the first day of the current fiscal year through the end of such fiscal quarter, and consolidated statements of profit and loss for such fiscal quarter, and (z) comparative statements of profit and loss of Parent and its consolidated
Subsidiaries for the same fiscal quarter and same fiscal year-to-date period in the prior fiscal year, certified by an authorized financial or accounting officer of the Funds Administrator (or any other authorized officer satisfactory to the Agent);

               (iii) as and when filed by Parent and/or any of its Subsidiaries, copies of all (x) financial reports, registration statements and other documents filed by Parent with the U.S. Securities and Exchange Commission, as and when filed by Parent, and (ii) annual reports filed pursuant to ERISA in connection with each benefit plan of each Company subject to ERISA; and

               (iv) no later than forty-five (45) days prior to the beginning of each fiscal year of Parent, monthly projections of Consolidated Balance Sheet of
Parent and its consolidated Subsidiaries, and consolidated statements of profits and loss of Parent and its consolidated Subsidiaries, as well as monthly projected Net Availability for the Companies for such fiscal year.

     Each financial statement which the Companies are required to submit pursuant to clauses (i) and (ii) above must be accompanied by a Compliance
Certificate substantially in the form set forth on Exhibit D attached hereto, signed by an authorized financial or accounting officer of the Funds
Administrator (or any other authorized officer satisfactory to the Agent). The financial statements which the Companies is required to submit pursuant to clause (ii) (b) above must also be reviewed by independent public accountants selected by Parent. In addition, should the Companies modify their accounting principles and procedures from those in effect on the

                                       54

Closing Date, the Companies agree to prepare and deliver to the Agent and the
Lenders statements of reconciliation in form and substance reasonably satisfactory to the Agent.

          (i) Asset Appraisals. During the existence of an Event of Default, the
Companies agree to reimburse the Agent for the costs and expenses relating to
Inventory appraisals and Equipment appraisals. All appraisals shall be performed by qualified appraisers selected by the Agent. To the extent that the Companies are required by this Section 7.2(i) to reimburse the Agent for the Agent's costs and expenses relating to appraisals, such costs and expenses shall constitute
Out-of-Pocket Expenses.

          (j) Business Qualification. The Companies agree to qualify to do business, and to remain qualified to do business and in good standing, in each jurisdiction where the failure to so qualify, or to remain qualified or in good standing, would have a Material Adverse Effect.

          (k) ANTI-MONEY LAUNDERING AND TERRORISM REGULATIONS. The Companies
agree to comply with all applicable anti-money laundering and terrorism laws, regulations and executive orders in effect from time to time (including, without limitation, the USA Patriot Act (Pub. L. No. 107-56)). The Companies also agree to ensure that no person who owns a controlling interest in or otherwise controls the Companies (or any of them) is a person designated under Section
1(b), (c) or (d) of Executive Order No. 13224 (issued September 23, 2001) or any other similar Executive Order. The Companies acknowledge that the Agent's and each Lender's performance hereunder is subject to compliance with all such laws, regulations and executive orders, and in furtherance of the foregoing, the
Companies agree to provide to the Agent and the Lenders all information about the Companies' ownership, officers, directors, customers and business structure as the Agent and the Lenders reasonably may require to comply with, such laws, regulations and executive orders.

     7.3. FINANCIAL COVENANTS. Until termination of this Financing Agreement and the full and final payment and satisfaction of all Obligations, Parent and its
Subsidiaries shall on a consolidated basis:

          (a) Effective Net Worth. Maintain as of the end of each of the periods set forth below, Effective Net Worth in an amount of not less than the following for the applicable test period:

Three-Months Ending                      EFFECTIVE NET WORTH
                                         -------------------
October 31, 2005                         $48,000,000
January 31, 2006                         $43,000,000

and the respective amounts for each three month period subsequent to January 31,
2006 shall be determined by the Agent, the Required Lenders and the Companies
based on the projections and unaudited (or, if available, audited) financial statements of Parent and its consolidated Subsidiaries for the fiscal years ending January 31, 2006, 2007 and 2008, respectively (in each case delivered pursuant to Section 7.2(h)), but in no event shall the periods be of other than three (3) months duration or the required amounts be less than $37,000,000 unless the Agent

                                       55

determines (in its reasonable discretion) that such minimum amounts warrant adjustment based upon such projections or unaudited (or, if available, audited)
financial statements or other information as Agent shall reasonably determine.
The determination of the applicable amounts shall become effective after receipt and satisfactory review by the Agent of the unaudited (or, if available, audited) financial statements for the fiscal years ending January 31, 2006, 2007 and 2008, respectively.

          (b) EBITDA. Not permit trailing twelve month EBITDA as of the end of each fiscal quarter to be less than the following for the applicable test period:

Twelve-months Ending                     EBITDA
                                         ------
October 31, 2005                         $15,000,000
January 31, 2006                         $20,000,000

and the respective amounts for each twelve month period subsequent to January
31, 2006 shall be determined by the Agent, the Required Lenders and the
Companies based on the projections and unaudited (or, if available, audited)
financial statements of Parent and its consolidated Subsidiaries for the fiscal years ending January 31, 2006, 2007 and 2008, respectively (in each case delivered pursuant to Section 7.2(h)), but in no event shall the periods be of other than twelve (12) months in duration or the amounts be less than
$15,000,000 unless the Agent determines (in its reasonable discretion) that such minimum amounts warrant adjustment based upon such projections or unaudited (or, if available, audited) financial statements or other information as Agent shall reasonably determine. The determination of the applicable amounts shall become effective after receipt and satisfactory review by the Agent of the unaudited
(or, if available, audited) financial statements for the fiscal years ending
January 31, 2006, 2007 and 2008, respectively.

          (c) Fixed Charge Coverage. Maintain a Fixed Charge Coverage Ratio,
calculated for each of the periods set forth below, of not less than:

FISCAL PERIOD                            RATIO
-------------                            -----

3 month period ending October 31, 2005   1.35 to 1.0
6 month period ending January 31, 2006   1.30 to 1.0

and the respective amounts for each period subsequent to January 31, 2006 (which shall include the 9 month period ending April 30, 2006, the 12 month period ending July 31, 2006 and each rolling four quarter period thereafter) shall be determined by the Agent, the Required Lenders and the Companies based on the projections and unaudited (or, if available, audited) financial statements of
Parent and its consolidated Subsidiaries for the fiscal years ending January 31,
2006, 2007 and 2008, respectively (in each case delivered pursuant to Section
7.2(h)), but in no event shall the Fixed Charge Coverage Ratio requirement for any period be less than 1.05 to 1.00 unless the Agent determines (in its reasonable discretion) that such minimum amounts warrant adjustment based upon such projections or unaudited (or, if available, audited) financial statements or other information as Agent shall reasonably determine. The determination of the

                                       56

applicable amounts shall become effective after receipt and satisfactory review by the Agent of the unaudited (or, if available, audited) financial statements for the fiscal years ending January 31, 2006, 2007 and 2008, respectively.

          (d) Capital Expenditures. Not contract for, purchase, make expenditures for, lease pursuant to a Capitalized Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year of the Companies in the aggregate amount in excess of $3,000,000; provided, however, that Capital Expenditures of up to an aggregate amount of $5,000,000 may be incurred during the term of this
Agreement in connection with warehouse and showroom construction and renovation in addition to the annual permitted amount.

          (e) Capitalized Leases. Not make or become obligated to make expenditures with respect to Capitalized Leases during any fiscal year of the
Companies in the aggregate in excess of $1,000,000 for such fiscal year;
provided, however, that the foregoing shall only apply to amounts that are also in compliance with Section 7.3(d).

          (f) Cleanup Period. The Companies have no Revolving Loans, Bankers
Acceptances, Steamship Guarantees or Airway Releases outstanding for forty-five
(45) consecutive days during each period from December 1 through April 30 during the term hereof; provided, however, that if Bankers Acceptances, Steamship
Guarantees or Airway Releases are outstanding during any such period, the
Companies shall nevertheless be deemed to have satisfied the foregoing requirement if the Agent is holding excess cash for the account of the Companies in an amount which would be sufficient to repay such outstanding Bankers
Acceptances, Steamship Guarantees and/or Airway Releases and Agent has a first priority security interest in such cash pursuant to arrangements satisfactory to
Agent.

          (g) Total Debt Availability. Cause, for forty-five (45) consecutive days during each period from November 1 through April 30 during the term hereof, the sum of the Companies' (x) Cash and (y) the Borrowing Base of the Companies
to exceed the sum of (i) the principal amount of all outstanding Revolving
Loans, plus (ii) the undrawn amount of all outstanding Letters of Credit,
Bankers Acceptances, Steamship Guarantees and Airway Releases, plus (iii) the outstanding principal amount of the Term Loan.

     7.4. NEGATIVE COVENANTS. Until termination of this Financing Agreement and full and final payment and satisfaction of all Obligations, each Company agrees not to, and will cause each Guarantor and each subsidiary of such Company not to:

          (a) Liens and Encumbrances. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment
(whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or its other assets, whether now owned or hereafter acquired, except for the Permitted
Encumbrances.

          (b) Indebtedness. Incur or create any Indebtedness other than the
Permitted Indebtedness.

                                       57

          (c) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing
Agreement, or (ii) all or any substantial part of its assets, if any, which do not constitute Collateral.

          (d) Corporate Change. (i) Merge or consolidate with any other entity,
(ii) its name or principal places of business, (iii) change its structure or organizational form, or reincorporate or reorganize in a new jurisdiction, (iv)
enter into or engage in any operation or activity materially different from that presently being conducted by such Company, any Guarantor or any Subsidiary of such Company, as the case may be; provided that any Company, any Guarantor and any Subsidiary of a Company may change its name or its principal place of business so long as the Companies provide the Agent with thirty (30) days prior written notice thereof and the appropriate parties execute and deliver to the
Agent, prior to making such change, all documents and agreements required by the
Agent in order to ensure that the liens and security interests granted to the
Agent, for the benefit of the Agent and the Lenders, hereunder continue in effect without any break or lapse in perfection.

          (e) Guaranty Obligations. Other than guaranties described in clause
(h) of the definition of Permitted Indebtedness, assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except pursuant to this Agreement and the other Loan Documents, and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (f) Dividends and Distributions. Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of its equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding, other than Permitted Distributions.

          (g) Investments. (i) Create any new subsidiary, or (ii) make any advance or loan to, or any investment in, any firm, entity, person or corporation other than Permitted Intercompany Loans and Other Permitted
Investments, or (iii) acquire all or substantially all of the assets of, or any capital stock or any equity interests in, any firm, entity or corporation, other than current investments of such Company, any Guarantor and any subsidiary of such Company, as the case may be, in existing subsidiaries of such entities.

               Notwithstanding the terms of this clause (g), the Companies may consummate a "Permitted Acquisition," which shall mean (x) any acquisition consented to in writing by the Agent and the Required Lenders or (y)
acquisitions complying with the following:

               (i) the aggregate consideration in respect of all acquisitions contemplated by this clause (d) shall not exceed the Permitted Acquisition
Limit;

               (ii) the relevant Company shall give the Agent and the Lenders not less than three (3) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice (A) to include the proposed amounts, date and form of the proposed Permitted Acquisition, a reasonable description of the assets to be acquired and the location of the assets and (B) to be accompanied by a certificate executed by the chief executive officer, president, chief operating officer or chief financial officer of the relevant Company to the effect that: (1) as of the

                                       58

effective date of the Permitted Acquisition, no Default or Event of Default
under this Agreement shall exist or would exist after giving effect to the action intended to be taken by the relevant Company as described in such certificate, including, without limitation, that the covenants set forth in
Section 7.3 would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent and the Lenders, of such compliance, and (2) the representations and warranties contained in this Agreement are true and correct with the same effect as though such representations and warranties were made on the date of such Permitted Acquisition, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a material adverse effect on the business, operations or financial conditions of the relevant Company;

               (iii) concurrently with the making of a Permitted Acquisition consisting of assets, the relevant Company shall, as additional collateral security for the Obligations, grant to the Agent for the ratable benefit of the
Agent and the Lenders, prior liens on and security interests in all of its right, title and interest in and to any of the acquired assets by the execution and delivery to the Agent of such agreements, instruments and documents as shall be satisfactory in form and substance to the Agent; and

               (iv) the Companies shall not make any acquisition at any time during which an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition.

               The parties hereto acknowledge and agree that the Agent may impose limitations upon the inclusion in the Borrowing Base of any assets acquired in a Permitted Acquisition.

          (h) Related Party Transactions. Enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property, with any shareholder, officer, director, parent (direct or indirect), subsidiary
(direct or indirect) or other person or entity otherwise affiliated with the
Companies, any Guarantor or any subsidiary of a Company, unless (i) such transaction otherwise complies with the provisions of this Financing Agreement,
(ii) such transaction is for the sale of goods or services rendered in the ordinary course of business and pursuant to the reasonable requirements of the
Companies, any Guarantor or any subsidiary of a Company, as the case may be, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such entity than such entity could obtain in a comparable arms length transaction with an unrelated third party, and (iii) no Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur after giving effect to such transaction.

          (i) Restricted Payments. Pay management, consulting or other similar fees in excess of $250,000 per year in the aggregate to shareholders, directors, the parent (direct or indirect), subsidiaries (direct or indirect) or other persons or entities otherwise affiliated with the Companies, any Guarantor or any subsidiary of a Company, other than director and committee fees to non-employee directors and salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment.

                                       59

          (j) Prohibited Uses of Proceeds. Use the proceeds of any Revolving
Loan or the Term Loan made under this Financing Agreement, directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations T, U or X of the Board of Governors of the Federal
Reserve System as from time to time in effect (and any successor regulation or official interpretation of such Board), or to purchase or carry any "margin stock," as defined in Regulations U and X, or any "margin security," "marginable
OTC stock" or "foreign margin stock" within the meaning of Regulation T, U or X.

          (k) Retail Stores. Open any additional retail stores during the period from the date hereof through the Termination Date; provided however, that the
Companies may (i) open seasonal, outlet-type stores so long as (A) not more than four (4) such stores are open at any time, (B) the occupancy of each such store shall not exceed five (5) months and (C) the Companies shall not make any capital expenditures in connection with such stores, and (ii) during any fiscal year enter into leases, the aggregate rent payable with respect to which shall not exceed $300,000 per year, for the store space to conduct sample sales.

          (l) License Agreements. Enter into any licensing agreement pursuant to which the minimum royalty payable by the Companies during any of the first three years of the term thereof shall be equal to or more than $2,000,000 per year.
The foregoing shall not affect the Agent's rights under the definition of
Eligible Inventory or under Section 7.5.

          (m) Fiscal Year. Change the fiscal year of Parent or any of its
Subsidiaries.

     7.5. LICENSOR CONSENT LETTERS. On or prior to October 31, 2005, the
Companies shall cause to be delivered to the Agent licensor consent letters from each licensor listed on Schedule 7.5, each in substantially the form of Exhibit
7.5 hereof, with such modifications as such licensors shall request to the extent such modifications are acceptable to Agent. The foregoing shall not affect the Agent's rights under the definition of Eligible Inventory or under
Section 7.4(l). In the event that any such licensor consent is not obtained, the
Agent may, at its option, reduce Eligible Inventory by up to the gross amount of the Companies' Inventory related to such unobtained licensor consent.

     7.6. LANDLORD WAIVERS. On or prior to October 31, 2005, the Companies shall cause to be delivered to the Agent waiver letters from each landlord listed on
Schedule 7.6, each in substantially the form of Exhibit 7.6 hereof, with such modifications as such landlords shall request to the extent such modifications are acceptable to Agent. In the event that any such landlord waiver is not obtained, the Agent may, at its option, reduce Eligible Inventory by up to the gross amount of the Companies' Inventory related to such unobtained landlord waiver.

     7.7. EXCLUDED SUBSIDIARIES. Permit any Excluded Subsidiary to (x) own any
assets or conduct any business or (y) accept any loan or advance from, or investment by, any Company or any Guarantor or any Subsidiary thereof.

     7.8. FOREIGN SUBSIDIARIES. Directly or indirectly, make any loan, advance or investment in, or transfer any assets to, any Subsidiary that is not a
Company or a Guarantor (other than working capital advances and letters of credit provided by any Company in the ordinary course of the Company's business in respect of trade accounts payable, Capitalized

                                       60

Lease Obligations and rental obligations of such Subsidiary to the extent consistent with the Companies' and such Subsidiary's past practices).

SECTION 8. INTEREST, FEES AND EXPENSES

     8.1. INTEREST.

          (a) INTEREST ON REVOLVING LOANS. Interest on the outstanding principal balance of the Revolving Loans that are Chase Bank Rate Loans shall be due and payable monthly on the first day of each month and shall accrue at a rate per annum equal to the Applicable Margin plus the Chase Bank Rate on the average net principal balance of such Revolving Loans at the close of each day during the immediately preceding month, as reflected by CIT's System. On each Revolving
Loan that is a LIBOR Loan, interest shall be due and payable on the LIBOR
Interest Payment Date and shall accrue at a rate per annum equal to the
Applicable Margin plus the applicable LIBOR on the outstanding principal balance of such LIBOR Loan. In the event of any change in said Chase Bank Rate, the rate set forth in the first sentence of this Section 8.1(a) shall change, effective as of the first day of the month following the date of such change, so as to remain equal to the Applicable Margin plus the new Chase Bank Rate. All interest rates shall be calculated based on a 360-day year and actual days elapsed.
Unless the Company has received forms or other documents reasonably satisfactory to it from Lenders that are not organized under the laws of the United States or any State thereof (each such Lender, a "Foreign Lender") indicating that payments to such Foreign Lender under a Revolving Loan are not subject to United
States withholding tax, the Company shall withhold such United States withholding tax from such payments to such Foreign Lender at the applicable statutory rate.

          (b) INTEREST ON TERM LOANS. Interest on the portions of the principal balance of the Term Loan that is a Chase Bank Rate Loan shall be payable monthly on the first day of each month and shall accrue at a rate per annum equal to the
Applicable Margin plus the Chase Bank Rate. On any portion of the principal balance of the Term Loan that is a LIBOR Loan, interest shall be due and payable on the applicable LIBOR Interest Payment Date and shall accrue at a rate per annum equal to the Applicable Margin plus the applicable LIBOR on the outstanding principal balance of such LIBOR Loan. In the event of any change in said Chase Bank Rate, the rate set forth in the first sentence of this Section
8.1(b) shall change, effective as of the first day of the month following the date of such change, so as to remain equal to the Applicable Margin plus the new
Chase Bank Rate. All interest rates shall be calculated based on a 360-day year and actual days elapsed. Unless the Company has received forms or other documents reasonably satisfactory to it from each Foreign Lender indicating that payments to such Foreign Lender under a Term Loan are not subject to United
States withholding tax, the Company shall withhold such United States withholding tax from such payments to such Foreign Lender at the applicable statutory rate.

     8.2. DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default, (a)
provided that the Agent has given the Companies written notice of such Event of
Default (other than an Event of Default described in Section 10.1(c) of this
Financing Agreement, for which no written notice shall be required), all
Obligations may, at the election of the Agent or Required Lenders, bear interest at the Default Rate of Interest until such Event of Default is waived, and (b)
at the

                                       61

Agent's or the Required Lenders' election at any time thereafter, interest on each outstanding LIBOR Loan shall be due and payable on the first day of each month, notwithstanding the Interest Period with respect thereto.

8.3. FEES AND EXPENSES RELATING TO LETTERS OF CREDIT, BANKERS ACCEPTANCES,
STEAMSHIP GUARANTEES AND AIRWAY RELEASES.

          (a) Letter of Credit Guaranty Fee and Bankers Acceptance Fee. In
consideration of the issuance of any Letter of Credit Guaranty by the Agent or other assistance of the Agent and the Lenders in obtaining Letters of Credit,
Bankers Acceptances, Steamship Guarantees and/or Airway Releases pursuant to
Section 5 hereof, the Companies agree to pay to the Agent, for the ratable benefit of the Lenders (based upon their respective Revolving Credit Pro Rata
Percentages), a Letter of Credit Guaranty Fee equal to the Applicable Margin on the face amount of each Letter of Credit (such Letter of Credit Guaranty Fee to be paid at a per annum rate in advance with respect to standby Letters of Credit and on the date of issuance of documentary Letters of Credit) and a Bankers
Acceptance Fee, Steamship Guarantee Fee and/or Airway Release Fee, in each case equal to the Applicable Margin per annum on the face amount of each Bankers
Acceptance, Steamship Guarantee or Airway Release, as the case may be (such
Bankers Acceptance Fee, Steamship Guarantee Fee and/or Airway Release Fee to be
paid at a per annum rate in advance). All Letter of Credit Guaranty Fees,
Bankers Acceptance Fees, Steamship Guarantee Fees and/or Airway Release Fees
shall be due and payable on the date of issuance and each date of renewal of the applicable Letter of Credit, Bankers Acceptance, Steamship Guarantee and/or
Airway Release.

          (b) Charges of Issuing Bank. The Companies agree to reimburse the
Agent for any and all charges, fees, commissions, costs and expenses charged to the Agent for any Company's account by an Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto, when charged to or paid by the Agent, or as may be due upon any termination of this
Financing Agreement.

     8.4. OUT-OF-POCKET EXPENSES. The Companies agree to reimburse the Agent and the Lenders for all Out-of-Pocket Expenses when charged to or paid by the Agent or the Lenders.

     8.5. LINE OF CREDIT FEE. On the first day of each month, commencing on
August 1, 2005, (a) the Companies agree to pay to the Agent, for the ratable benefit of the Lenders (based upon their respective Revolving Credit Pro Rata
Percentages), the Line of Credit Fee, and (b) the Agent shall charge the
Companies for interest at the rate set forth in Section 8.1 (or Section 8.2, if applicable) hereof for the immediately preceding month.

     8.6. COLLATERAL MANAGEMENT FEE. On the first day of each month following the Closing Date, the Companies agree to pay to the Agent, for its own account, a $8,333.33 installment with respect to the Collateral Management Fee, which shall be fully earned when paid.

     8.7. FEE LETTER. The Companies agree to pay all fees and other amounts due under the Fee Letter pursuant to the terms of the Fee Letter.

                                       62

     8.8. STANDARD OPERATIONAL FEES. In addition to fees payable pursuant to the
Fee Letter, the Administrative Management Fee and all Out-of-Pocket Expenses
incurred by the Agent in connection with any action taken under Section 7.2(a)
hereof (but without duplication), the Companies agree to pay to the Agent, for its own account, (a) all Documentation Fees, (b) the Agent's standard charges for any employee of the Agent used to conduct any of the examinations, verifications, inspections, physical counts and other valuations described in
Section 7.2(a) hereof (currently $850 per person, per day) and (c) the Agent's standard charges for each wire transfer made by the Agent to or for the benefit of the Companies (currently $30) and for Dunn and Bradstreet searches conducted by the Agent for the any Company's account (currently $65), provided that such standard charges may be increased by the Agent from time to time. Such charges shall be due and payable in accordance with the Agent's standard practices, as in effect from time to time.

     8.9. LIBOR LOANS.

          (a) Conditions Applicable to LIBOR Loans. The Companies may elect to use LIBOR as to any Revolving Loans and any portion of the outstanding principal amount of the Term Loan, convert any Chase Bank Rate Loan to a new LIBOR Loan or continue any existing LIBOR Loan as a new LIBOR Loan on the last day of the
Interest Period with respect to such existing LIBOR Loan, so long as:

               (i) no Default or Event of Default shall have occurred and remain outstanding on the date on which such new LIBOR Loan is requested and on the first day of the Interest Period for such new LIBOR Loan;

               (ii) the Funds Administrator requests the new LIBOR Loan no later than three (3) Business Days preceding the first day of the Interest Period for such new LIBOR Loan (or three (3) Business Days prior to the expiration of any
Interest Period, in the case of a continuation of an existing LIBOR Loan);

               (iii) if the Agent requests written confirmation of any new LIBOR
Loan from the Funds Administrator, the Funds Administrator shall have signed and returned to the Agent any such confirmation on or prior to the first day of the
Interest Period for such new LIBOR Loan; and

               (iv) with respect to the Interest Period selected by the
Companies for such new LIBOR Loan, (x) either (1) JPMorgan Chase Bank provides a
LIBOR quote for such Interest Period or the Agent otherwise determines the LIBOR for such Interest Period, as provided in the definition of LIBOR, or (2) the
LIBOR for such Interest Period as quoted by JPMorgan Chase Bank or as determined by the Agent adequately and fairly reflects the cost of maintaining or funding the Lenders' loans bearing interest at LIBOR for such Interest Period, and (y)
such Interest Period ends on or before the Termination Date.

     Any LIBOR election must be for at least $5,000,000 and if greater, in integral multiples of $1,000,000, and there shall be no more than ten (10) LIBOR
Loans (no more than three (3) of which shall relate to the Term Loan)
outstanding at one time. Elections for LIBOR Loans shall be irrevocable once made. If any condition for a LIBOR election is not satisfied, then the

                                       63

requested new loan (or continuation of an existing LIBOR Loan) shall be made to the Companies as a Chase Bank Rate Loan.

          (b) Restrictions Affecting the Making or Funding of LIBOR Loans.
Notwithstanding any other provision of this Financing Agreement to the contrary, if any law, regulation, treaty or directive, or any amendment thereto or change in the interpretation or application thereof, shall make it unlawful for any
Lender to make or maintain any LIBOR Loan, then (x) such LIBOR Loan shall convert automatically to a Chase Bank Rate Loan at the end of the applicable
Interest Period, or such earlier date as may be required by such law, regulation, treaty or directive, and (y) the obligation of the Agent or the
Lenders thereafter to make or continue LIBOR Loans and to convert Chase Bank
Rate Loans into LIBOR Loans hereunder shall be suspended until the Agent determines that it is no longer unlawful for any Lender to make and maintain
LIBOR Loans as contemplated herein. In addition, in the event that, by reason of any Regulatory Change, any Lender either (x) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined hereunder, or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans, or (y) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which such Lender may hold, then if the Agent so elects by notice to the Companies, the obligations of the Agent and the Lenders thereafter to make or continue LIBOR Loans and to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

          (c) Inability to Determine LIBOR. Notwithstanding any other provision of this Financing Agreement to the contrary, if the Agent determines in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon each Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable to an Interest Period with respect to any election of a new LIBOR Loan, the Agent shall give written notice of such determination to the Companies prior to the effective date of such election.
Upon receipt of such notice, the Funds Administrator may cancel the Funds
Administrator's request for such new LIBOR Loan, in which case the requested
LIBOR Loan shall be made as a Chase Bank Rate Loan. Until such notice has been withdrawn by the Agent, the obligations of the Agent and the Lenders thereafter to make or continue LIBOR Loans and to convert Chase Bank Rate Loans into LIBOR
Loans hereunder shall be suspended until the Agent determines that adequate and reasonable means again exist for ascertaining LIBOR applicable to an Interest
Period with respect to any election of a new LIBOR Loan.

          (d) Compensation for Costs. The Companies hereby agree to pay to the
Agent, for the benefit of the Lenders, on demand, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversions from LIBOR Loans to Chase Bank Rate Loans in accordance with this Section 8.9, including, without limitation, breakage costs provided for in Section 8.10 of this Financing Agreement.

                                       64

          (e) Loan Participants. For purposes of this Section 8.9, the term
"Lender" shall include any financial institution that purchases from any Lender a participation in the loans made by such Lender to the Companies hereunder.

     8.10. LIBOR BREAKAGE COSTS AND FEES. The Companies shall pay to the Agent for the account of each Lender, upon the request of such Lender through the
Agent, such amount or amounts as shall compensate such Lender for any loss
(including loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

          (a) any payment or prepayment or conversion of a LIBOR Loan held by such Lender on a date other than the last day of an Interest Period for such
LIBOR Loan; or

          (b) any failure by the Companies to borrow a LIBOR Loan held by such
Lender on the date for such borrowing specified in the relevant request to
Agent; such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow, convert or prepay to the last day of the then current Interest Period for such LIBOR Loan
(or, in the case of a failure to borrow, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such LIBOR Loan provided for herein over (ii)
the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

     8.11. EARLY TERMINATION FEE AND PREPAYMENT PREMIUM. In the event the
Companies terminate the Revolving Line of Credit or this Financing Agreement on an Early Termination Date, the Early Termination Fee shall be due and payable in full to Agent for the pro rata benefit of Lenders with Revolving Credit
Commitments on the date of termination. In the event the Companies voluntarily prepay any Term Loan, in whole or in part, on an Early Termination Date, the
Prepayment Premium applicable thereto shall be due and payable in full to Agent for the pro rata benefit of Lenders with Term Loan Commitments on the date of such prepayment.

     8.12. CAPITAL ADEQUACY. In the event that any Lender, subsequent to the
Closing Date, determines in the exercise of its reasonable business judgment that (x) any change in applicable law, rule, regulation or guideline regarding capital adequacy, or (y) any change in the interpretation or administration thereof, or (z) compliance by such Lender with any new request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other governmental or regulatory authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed material by such Lender in the exercise of its reasonable business judgment, the
Companies agree to pay to such Lender, no later than five (5) days following demand by such Lender, such additional amount or amounts as will compensate such
Lender for such reduction in rate of return. In determining such amount or amounts, such Lender may use any reasonable averaging

                                       65

or attribution methods. The protection of this Section 8.12 shall be available to any Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to this Section 8.12 and the calculation thereof, when delivered to the Companies, shall be conclusive and binding on each Company absent manifest error. In the event a Lender exercises its rights pursuant to this Section 8.12, and subsequent thereto determines that the amounts paid by the Companies exceeded the amount which such Lender actually required to compensate such Lender for any reduction in rate of return on its capital, such excess shall be returned to the Companies by such Lender.

     8.13. TAXES, RESERVES AND OTHER CONDITIONS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender with any new request or directive (whether or not having the force of law) of any central bank or other governmental or regulatory authority, shall:

          (a) subject such Lender to any Non-Excluded Taxes with respect to this
Financing Agreement or with respect to principal, fees, interest or any other amount payable hereunder or under any other Loan Documents;

          (b) impose or require any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by such Lender by reason of or in respect to this Financing Agreement and the Loan Documents, including
(without limitation) pursuant to Regulation D of the Board of Governors of the
Federal Reserve System; or

          (c) impose on such Lender any other condition with respect to this
Financing Agreement or any other document;

and the result of any of the foregoing is to (i) increase the cost to such
Lender of making, renewing or maintaining such Lender's loans hereunder by an amount deemed material by such Lender in the exercise of its reasonable business judgment, or (ii) reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans made hereunder by an amount that such Lender deems to be material in the exercise of its reasonable business judgment, the Companies agrees to pay to such Lender, no later than five (5) days following demand by such Lender, such additional amount or amounts as will compensate such Lender for such increase in cost or reduction in payment, as the case may be. A certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to this Section 8.13 and the calculation thereof, when delivered to the
Companies, shall be conclusive and binding on the Companies absent manifest error. In the event any Lender exercises its rights pursuant to this Section
8.13, and subsequent thereto determines that the amounts paid by the Companies in whole or in part exceeded the amount which such Lender actually required to compensate such Lender for any increase in cost or reduction in payment, such excess shall be returned to the Companies by such Lender.

     8.14. AUTHORITY TO CHARGE REVOLVING LOAN ACCOUNT. The Companies hereby authorize the Agent to charge the Revolving Loan Account as a Revolving Loan in the amount of

                                       66

all payments due under this Section 8 as such payments become due. Any amount charged to the Revolving Loan Account shall be deemed a Revolving Loan and a
Chase Bank Rate Loan hereunder and shall bear interest at the rate provided in
Section 8.1 (or Section 8.2, if applicable) of this Financing Agreement. The
Companies confirm that any charges which the Agent may make to the Revolving
Loan Account as provided herein will be made as an accommodation to the
Companies and solely at the Agent's discretion.

SECTION 9. POWERS

     9.1. AUTHORITY. The Companies hereby authorize the Agent, or any person or agent which the Agent may designate, at the Companies' cost and expense, to exercise all of the following powers, which authority shall be irrevocable until the termination of this Financing Agreement and the full and final payment and satisfaction of the Obligations:

          (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies (or any of them), any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) To receive, open and dispose of all mail addressed to the
Companies (or any of them), and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c) To request from customers indebted on Accounts at any time, in the name of the Agent, information concerning the amounts owing on the Accounts;

          (d) To request from customers indebted on Accounts at any time, in the name of the Companies (or any of them), any certified public accountant designated by the Agent or any other designee of the Agent, information concerning the amounts owing on the Accounts;

          (e) To transmit to customers indebted on Accounts notice of the
Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Companies' account; and

          (f) To take or bring, in the name of the Agent, the Lenders or the
Companies (or any of them), all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the
Accounts.

     9.2. LIMITATIONS ON EXERCISE. Notwithstanding any other provision of this
Financing Agreement to the contrary, the powers set forth in Sections 9.1(b),
(c), (e) and (f) may only be exercised if an Event of Default shall have occurred and remain outstanding.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1. EVENTS OF DEFAULT. Each of the following events shall constitute an
"Event of Default" under this Agreement:

          (a) the cessation of the business of any Company, any Guarantor or any
Subsidiary of a Company, or the calling of a meeting of the creditors of any
Company, any

                                       67

Guarantor or any Subsidiary of a Company for purposes of compromising its debts and obligations;

          (b) the failure of any Company, any Guarantor or any Subsidiary of a
Company to generally meet its debts as those debts mature;

          (c) (i) the commencement by any Company, any Guarantor or any
Subsidiary of a Company of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment for the benefit of creditors or similar proceedings under any federal or state law; or (ii) the commencement against any
Company, any Guarantor or any Subsidiary of a Company of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment for the benefit of creditors or similar proceeding under any federal or state law by creditors of any of them, but only if such proceeding is not contested by such
Company, any Guarantor or any Subsidiary of such Company, as applicable, within ten (10) days and not dismissed or vacated within forty-five (45) days of commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by such Company, any Guarantor or any Subsidiary of a Company;

          (d) the breach or violation by any Company of any warranty, representation or covenant contained in this Financing Agreement (other than
Sections 7.5 and 7.6 and those referred to in Section 10.1(e) below), provided that such breach or violation shall not be deemed to be an Event of Default unless such Company fails to cure such breach or violation to the Agent's reasonable satisfaction within fifteen (15) days from the date of such breach or violation;

          (e) the breach or violation by any Company of any warranty, representation or covenant contained in SECTIONS 3.2, 6.3, 6.4, 6.5, 6.6(B),
7.2(C), 7.2(D), 7.2(G)(I), 7.3, 7.4, 7.7 AND 7.8;

          (f) the failure of the Companies to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan
Account as a Revolving Loan on the due date thereof;

          (g) any Company shall (i) engage in any non-exempt "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any "reportable event" as defined in ERISA for which notice is not waived, (iv) terminate any "plan" subject to
Title IV of ERISA or (v) become involved in any proceeding in which the Pension
Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan" subject to Title IV of ERISA, and with respect this Section 10.1(g), such event or condition either (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the Agent's reasonable business judgment, subject any Company to any tax, penalty or other liability having a Material Adverse Effect;

          (h) the occurrence of any default or event of default (after giving effect to any applicable grace or cure period) under any of the other Loan
Documents, or any of the other Loan Documents ceases to be valid, binding and enforceable in accordance with its terms;

                                       68

          (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure period) under any instrument or agreement evidencing or governing Indebtedness of the Companies (or any of them) having a principal amount in excess of $250,000;

          (j) a final judgment for the payment of money in excess of $250,000 shall be rendered against the Companies (or any one of them) or any Guarantor
(other than a judgment as to which a financially sound and reputable insurance company has acknowledged coverage of such claim in writing), and either (i)
within thirty (30) days after the entry of such judgment, shall not have been discharged or stayed pending (or if stayed pending appeal, shall not have been discharged within thirty (30) days after the entry of a final order of affirmance on appeal), or (ii) enforcement proceedings shall be commenced by any holder of such judgment;

          (k) Morris Goldfarb (or, in the event of his death, his estate, legal representative or heirs) shall at any time beneficially own less than 20% in the aggregate of all of the issued and outstanding shares of capital stock of the
Parent having ordinary voting rights for the election of directors;

          (l) Morris Goldfarb shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of the Required Lenders) to be and continuously perform the duties of the chairman or chief executive officer of
Parent or, if such cessation shall occur as a result of the death or such disability, no successor satisfactory to the Agent and the Required Lenders, in their sole discretion, shall have become and shall have commenced to perform the duties of chief executive officer of Parent within 90 days after such cessation;
provided, however, that if any satisfactory successor or interim management shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of Morris Goldfarb in this Section 10.1(l).

          (m) any Guarantor shall attempt to terminate its Guaranty or deny that such Guarantor has any liability thereunder, or any Guaranty shall be declared null and void and of no further force and effect;

          (n) any default or event of default under any Factoring Agreement, or any termination of any of the Factoring Agreements; or

          (o) there shall have occurred a material adverse change in the financial condition or business prospects of the Companies, the Parent and/or their respective Subsidiaries, taken as a whole, since the closing date hereof.

     10.2. REMEDIES WITH RESPECT TO OUTSTANDING LOANS. Upon the occurrence of a
Default or an Event of Default, at the option of the Agent or the Required
Lenders, all loans, advances and extensions of credit provided for in Sections
3, 4 and 5 of this Financing Agreement thereafter shall be made in the Agent's and the Lenders' discretion, and the obligation of the Agent and the Lenders to make Revolving Loans, and to assist the Companies in opening Letters of Credit,
Bankers Acceptances, Steamship Guarantees and Airway Releases shall cease unless such Default is cured to the satisfaction of the Required Lenders or such Event

                                       69

of Default is waived in accordance herewith. In addition, upon the occurrence of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders, (a) declare all Obligations immediately due and payable, (b) charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Sections 8.1 of this Financing Agreement, provided that the Agent has given the Companies written notice of such Event of Default if required by
Section 8.2, and (c) immediately terminate this Financing Agreement upon notice to the Companies. Notwithstanding the foregoing, (x) the Agent's and the
Lenders' commitments to make loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement automatically shall terminate without any declaration, notice or demand by the Agent or the Lenders upon the commencement of any proceeding described in clause (ii) of Section
10.1(c), and (y) this Financing Agreement automatically shall terminate and all
Obligations shall become due and payable immediately without any declaration, notice or demand by the Agent or the Lenders, upon the commencement of any proceeding described in clause (i) of Section 10.1(c) or the occurrence of an
Event of Default described in clause (ii) of Section 10.1(c). The exercise of any option is not exclusive of any other option that may be exercised at any time by the Agent or the Lenders.

     10.3. REMEDIES WITH RESPECT TO COLLATERAL. Immediately after the occurrence of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders, to the extent permitted by applicable law:
(a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any
Collateral (including electronic records, contracts and signatures pertaining thereto), documents, instruments and files, and any receptacles or cabinets containing same, relating to the Accounts, and the Agent may use, at the
Companies' expense, such of the Companies' personnel, supplies or space at any
Company's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies (or any of them), the Lenders or the Agent on behalf of the Lenders, and generally shall have all other rights respecting the Accounts, including, without limitation, the right to (i) accelerate or extend the time of payment, (ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and
(iii) issue credits in the name of the Companies (or any of them) or the Agent;
(c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent, on behalf of the Lenders, may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the Agent's security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Collateral without judicial process, and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Companies (or any of them) or the Agent, on behalf of the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including, without limitation, warranties of title, possession, quiet enjoyment and the like), and upon such

                                       70

other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale on behalf of the Lenders. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate. The Companies agree, at the request of the Agent, to assemble the
Inventory and Equipment, and to make it available to the Agent at premises of the Companies or elsewhere and to make available to the Agent the premises and facilities of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all Out-of-Pocket Expenses relating thereto) shall be applied by the Agent to the payment of the Obligations in the order set forth in Section 10.4 hereof, and the Companies shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other right of the Agent or the Lenders under applicable law or the other Loan
Documents, all of which shall be cumulative.

     10.4. APPLICATION OF PROCEEDS. The Agent agrees to apply the net cash proceeds resulting from the Agent's exercise of any of the foregoing rights
(after deducting all Out-of-Pocket Expenses relating thereto) to the payment of the Obligations in the following order:

          (a) first, to all unpaid Out of Pocket Expenses;

          (b) second, to all accrued and unpaid fees owed to the Agent and the
Lenders;

          (c) third, to accrued and unpaid interest on the Obligations
(excluding Ledger Debt);

          (d) fourth, to the unpaid principal amount of the Obligations
(excluding Ledger Debt); and

          (e) fifth, to any unpaid Obligations not described in clauses (a)
through and including (d) above.

     10.5. GENERAL INDEMNITY. In addition to the Companies' agreement to reimburse the Agent and the Lenders for Out-of-Pocket Expenses, but without duplication, the Companies hereby agree to indemnify the Agent and the Lenders, and each of their respective officers, directors, employees, attorneys and agents (each, an "Indemnified Party") from, and to defend and hold each
Indemnified Party harmless against, any and all losses, liabilities, obligations, claims, actions, judgments, suits, damages, penalties, costs, fees, expenses (including reasonable attorney's fees) of any kind or nature which at any time may be imposed on, incurred by, or asserted against, any Indemnified
Party:

          (a) as a result of the Agent's or the Lenders, exercise of (or failure to exercise) any of their respective rights and remedies hereunder, including, without limitation, (i) any sale or

                                       71

transfer of the Collateral, (ii) the preservation, repair, maintenance, preparation for sale or securing of any Collateral, and (iii) the defense of the
Agent's interests in the Collateral (including the defense of claims brought by the Companies (or any of them) as a debtor-in-possession or otherwise, any secured or unsecured creditors of the Companies (or any of them), or any trustee or receiver in bankruptcy);

          (b) as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate, the Companies' operation and use of the Real Estate, and the Companies' off-site disposal practices;

          (c) arising from or relating to (i) the maintenance and operation of any Depository Account, (ii) any Depository Account Control Agreements and (iii)
any action taken (or failure to act) by any Indemnified Party with respect thereto;

          (d) in connection with any regulatory investigation or proceeding by any regulatory authority or agency having jurisdiction over the Companies (or any of them); and

          (e) otherwise relating to or arising out of the transactions contemplated by this Financing Agreement and the other Loan Documents, or any action taken (or failure to act) by any Indemnified Party with respect thereto;

provided that an Indemnified Party's conduct in connection with the any of the foregoing matters does not constitute gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This indemnification shall survive the termination of this Financing Agreement and the payment and satisfaction of the Obligations. The Agent may from time to time establish
Availability Reserves with respect to this indemnity as the Agent may deem advisable in the exercise of its reasonable business judgment, and upon termination of this Financing Agreement, the Agent may hold such reserves as cash reserves as security for this indemnity.

SECTION 11. TERMINATION

     The Companies, or any one of them, may terminate this Financing Agreement at any time prior to the Termination Date upon thirty (30) days prior written notice to the Agent, provided that the Companies pay to the Agent, for the benefit of the Lenders, any Early Termination Fee and Prepayment Premium due and
payable hereunder on the date of termination. A termination by one Company shall be deemed to be a termination by all Companies. All Obligations shall become due and payable in full on the date of any termination hereunder and, pending a final accounting of the Obligations, the Agent may withhold any credit balances in the Revolving Loan Account (unless supplied with an indemnity satisfactory to the Agent) as a cash reserve to cover any contingent Obligation then outstanding, including, but not limited to, an amount equal to 110% of the face amount of any outstanding Letters of Credit, Bankers Acceptances, Steamship
Guarantees and Airway Releases. All of the Agent's and the Lenders' rights, liens and security interests granted pursuant to the Loan Documents shall continue after any termination of this Financing Agreement until all Obligations have been fully and finally paid and satisfied.

                                       72

SECTION 12. MISCELLANEOUS

     12.1. WAIVERS. The Companies hereby waive diligence, demand, presentment, protest and any notices thereof as well as notices of nonpayment, intent to accelerate and acceleration. No waiver of an Event of Default shall be effective unless such waiver is in writing and signed by the Agent and the Required
Lenders. No delay or failure of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of
Default, shall impair any such right or remedy, or shall operate as a waiver of such right or remedy, or as a waiver of such Event of Default. A waiver on any occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2. ENTIRE AGREEMENT; AMENDMENTS. This Financing Agreement and the other
Loan Documents: (a) constitute the entire agreement among the Companies, the
Agent and/or the Lenders; (b) supersede any prior agreements (including the agreements set forth in the Commitment Letter); (c) subject to the provisions of
Section 14.10 hereof that relate to matters subject to the approval of all
Lenders, may be amended only by a writing signed by the Companies, the Agent and the Required Lenders; and (d) shall bind and benefit the Companies, the Agent, the Lenders and their respective successors and assigns. Should the provisions of any other Loan Document conflict with the provisions of this Financing
Agreement, the provisions of this Financing Agreement shall apply and govern.

     12.3. USURY LIMIT. In no event shall the Companies, upon demand by the
Agent for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent and the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent or the Lenders ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such. If as a result, the entire principal amount of the Obligations is paid in full, any remaining excess shall be refunded to the Companies. This Section 12.3 shall control every other provision of the Financing Agreement, the other Loan
Documents and any other agreement made in connection herewith.

     12.4. SEVERABILITY. If any provision hereof or of any other Loan Document is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance.
Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5. WAIVER OF JURY TRIAL; SERVICE OF PROCESS. EACH COMPANY, THE AGENT AND
THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS
CONTEMPLATED THEREUNDER.

                                       73

EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS
TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.
IN NO EVENT WILL THE AGENT OR THE LENDERS BE LIABLE FOR LOST PROFITS OR OTHER
SPECIAL OR CONSEQUENTIAL DAMAGES.

     12.6. NOTICES. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (messages sent by e-mail or other electronic transmission (other than by telecopier) shall not constitute a writing, however any signature on a document or other writing that is transmitted by e-mail or telecopier shall constitute a valid signature for purposes hereof), and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

          (a) if to the Agent, at:

              The CIT Group/Commercial Services, Inc.
              1211 Avenue of the Americas
              New York, New York 10036
              Attention:  Regional Credit Manager
              Facsimile:  (212) 382-6814;

          (b) if to the Companies at:

              G-III Leather Fashions, Inc.
              512 Seventh Avenue
              New York, New York  10018
              Attention:  Neal Nackman
              Facsimile:  (212) 719-0921

              with a copy to:

              Fulbright & Jaworski L.L.P.
              666 Fifth Avenue
              New York, New York  10103
              Attention:  Neil Gold
              Facsimile:  (212) 318-3400;

          (c) if to any Lender, at its address set forth below its signature to this Financing Agreement or its address specified in the Assignment and Transfer
Agreement executed by such Lender; or

          (d) to such other address as any party may designate for itself by like notice.

                                       74

     12.7. JOINT AND SEVERAL LIABILITY.

          (a) Joint and Several Liability. All Revolving Loans and the Term Loan
made to the Companies shall be deemed jointly funded to, and received by, the
Companies. Each Company jointly and severally agrees to pay, and shall be jointly and severally liable for the payment and performance of, all
Obligations. Each Company acknowledges and agrees that the joint and several liability of the Companies is provided as an inducement to the Agent and the
Lenders to provide loans and other financial accommodations to the Companies, and that each such loan or other financial accommodation shall be deemed to have been done or extended by the Agent and the Lenders in consideration of, and in reliance upon, the joint and several liability of the Companies. The joint and several liability of each Company hereunder is absolute, unconditional and continuing, regardless of the validity or enforceability of any of the
Obligations, or the fact that a security interest or lien in any Collateral may not be enforceable or subject to equities or defenses or prior claims in favor of others, or may be invalid or defective in any way and for any reason. Each
Company hereby waives: (i) all notices to which such Company may be entitled as a co-obligor with respect to the Obligations, including, without limitation, notice of (x) acceptance of this Financing Agreement, (y) the making of loans or other financial accommodations under this Financing Agreement, or the creation or existence of the Obligations, and (z) presentment, demand, protest, notice of protest and notice of non-payment; and (ii) all defenses based on (w) any modification (or series of modifications) of this Financing Agreement or the other Loan Documents that may create a substituted contract, or that may fundamentally alter the risks imposed on such Company hereunder, (x) the release of any other Company from its duties this Financing Agreement or the other Loan
Documents, or the extension of the time of performance of any other Company's duties hereunder or thereunder, (y) the taking, releasing, impairment or abandonment of any Collateral, or the settlement, release or compromise of the
Obligations or any other Company's or Guarantor's liabilities with respect to all or any portion of the Obligations, or (z) any other act (or any failure to act) that fundamentally alters the risks imposed on such Company by virtue of its joint and several liability hereunder. It is the intent of each Company by this paragraph to waive any and all suretyship defenses available to such
Company with respect to the Obligations, whether or not specifically enumerated above.

          (b) Subrogation and Contribution Rights. Each Company hereby agrees that until the full and final payment and satisfaction of the Obligations and the expiration and termination of the Commitments of the Lenders under this
Financing Agreement, such Company will not exercise any subrogation, contribution or other right or remedy against any other Company or any security for any of the Obligations arising by reason of such Company's performance or satisfaction of its joint and several liability hereunder. In addition, each
Company agrees that (i) such Company's right to receive any payment of amounts due with respect to such subrogation, contribution or other rights is subordinated to the full and final payment and satisfaction of the Obligations, and (ii) such Company agrees not to demand, sue for or otherwise attempt to collect any such payment until the full and final payment and satisfaction of the Obligations and the expiration and termination of the Commitments of the
Lenders under this Financing Agreement.

     12.8. CHOICE OF LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS
FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS
OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT
INCLUDES AN

                                       75

EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

SECTION 13. AGREEMENTS REGARDING THE LENDERS

     13.1. COPIES OF STATEMENTS AND FINANCIAL INFORMATION. The Agent shall forward to each Lender a copy of the monthly loan account statement delivered by the Agent to the Companies. In addition, the Agent agrees to provide the Lenders with copies of all financial statements, projections and business plans of the
Companies and the GuarAntors that the Agent receives from the Companies or their advisors from time to time, without any duty to confirm or verify that such information is true, correct or complete.

     13.2. PAYMENTS OF PRINCIPAL, INTEREST AND FEES. After the Agent's receipt of, or charging of, any Term Loan principal payments, or any interest and fees earned under this Financing Agreement, the Agent agrees to remit promptly to the
Lenders its respective Pro Rata Percentages of:

          (a) fees payable by the Companies hereunder, provided that (i) the
Lenders shall not share the Administrative Management Fee, the Documentation
Fees or the other fees set forth in Sections 8.6, 8.7 or 8.8 of this Financing
Agreement, and (ii) the Lenders shall share in the fees payable under the Fee
Letter in accordance with its respective express agreements with the Agent;

          (b) interest paid on the outstanding principal amount of Revolving
Loans, calculated based on the outstanding amount of Revolving Loans advanced by each of the Lenders as of each Settlement Date during the period for which interest is paid; and

          (c) principal and interest paid on the Term Loan based upon each
Lender's Term Loan Pro Rata Percentage of the Term Loan.

     13.3. DEFAULTING LENDER. In the event that any Lender fails to make available to the Agent such Lender's applicable Pro Rata Percentage of any borrowing by the Companies on the Settlement Date in accordance with the provisions of Section 3.1(d) hereof, and the Companies do not repay to the Agent such Lender's applicable Pro Rata Percentage of the borrowing within one (1)
Business Day of such Settlement Date, the Agent shall have the right to recover such Lender's applicable Pro Rata Percentage of the borrowing directly from such
Lender, together with interest thereon from the Settlement Date at the rate per annum applicable to such borrowing. In addition, until the Agent recovers such amount, (x) such Lender shall not be entitled to receive any payments under
Section 13.2 hereof, and (y) for purposes of voting on or consenting to other matters with respect to this Agreement or the other Loan Documents, such
Lender's Commitment shall be deemed to be zero and such Lender shall not be considered to be a Lender.

     13.4. PARTICIPATIONS AND ASSIGNMENTS.

          (a) Participations. Upon five (5) days notice to Agent, the Lenders may sell to one or more Eligible Assignees, participations in the loans and other extensions of credit made and to be made to the Companies hereunder. The
Companies acknowledge that in selling such

                                       76

participations, the Lenders may grant to participants certain rights to consent to waivers, amendments and other actions with respect to this Financing
Agreement, provided that the consent of any participant shall be limited solely to matters as to which all Lenders must consent under Section 14.10 hereof.
Except for the consent rights set forth above, no participant shall have any rights as a Lender hereunder, and notwithstanding the sale of any participation by a Lender, such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations hereunder, and the
Companies, the Agent and the other Lenders may continue to deal solely with such
Lender with respect to all matters relating to this Financing Agreement and the transactions contemplated hereby. In addition, all amounts payable under this
Financing Agreement to a Lender which sells a participation in accordance with this paragraph shall continue to be paid directly to such Lender.

          (b) Assignments. Upon five (5) days notice to Agent, the Lenders may assign all or any portion of their respective rights and obligations under this
Financing Agreement to Eligible Assignees, provided that (i) the principal amount of loans assigned to any institution shall not be less than $5,000,000,
(ii) such assignment shall be allocated ratably between such Lender's Revolving
Loan and Term Loan Commitments hereunder, and (iii) the Companies shall pay to the Agent an assignment processing and recording fee of Five Thousand Dollars
($5,000.00) for the Agent's own account. Each assignment of a Commitment hereunder must be made pursuant to an Assignment and Transfer Agreement. From and after the effective date of an Assignment and Transfer Agreement, (i) the assignee thereunder shall become a party to this Financing Agreement and, to the extent that rights and obligations hereunder have been assigned to such assignee pursuant to such assignment, shall have all rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by such Lender pursuant to such assignment, shall relinquish its rights and be released from its obligations under this Financing Agreement.

          (c) Cooperation of Companies and Guarantors. If necessary, the
Companies and the Guarantors agree to (i) execute any documents (including new
Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Commitment made pursuant to an Assignment and Transfer
Agreement, (ii) make the Companies' management available to meet with the Agent and prospective participants and assignees of Commitments and (iii) assist the
Agent or the Lenders in the preparation of information relating to the financial affairs of the Companies and the Guarantors as any prospective participant or assignee of a Commitment reasonably may request. Subject to the provisions of
Section 13.7, the Companies authorize each Lender to disclose to any prospective participant or assignee of a Commitment, any and all information in such
Lender's possession concerning the Companies, the Guarantors and their respective financial affairs which has been delivered to such Lender by or on behalf of the Companies and the Guarantors pursuant to this Financing Agreement, or which has been delivered to such Lender by or on behalf of the Companies and the Guarantors in connection with such Lender's credit evaluation of the
Companies and the Guarantors prior to entering into this Financing Agreement.

     13.5. SHARING OF LIABILITIES. In the event that the Agent, the Lenders or any of them is sued or threatened with a suit, action or claim by the Companies, or any of one of them, or any of the Guarantors, or by a creditor, committee of creditors, trustee, receiver, liquidator, custodian, administrator or other similar official acting for or on behalf of the Companies (or any of them)

                                       77

or any of the Guarantors, on account of (a) any preference, fraudulent conveyance or other voidable transfer alleged to have occurred or been received as a result of the operation of this Financing Agreement, any of the Loan
Documents or the transactions contemplated hereby, or (b) any lender liability theory based on any action taken or not taken by such person in connection with this Financing Agreement, any of the Loan Documents or the transactions contemplated hereby, any money paid in satisfaction or compromise of such suit, action, claim or demand, and any expenses, costs and attorneys' fees paid or incurred in connection therewith (whether by the Agent, the Lenders or any of them), shall be shared proportionately by the Lenders according to their respective Pro Rata Percentages, except to the extent that such person's own gross negligence or willful misconduct directly gave rise to such suit, action or claim. In addition, any reasonable costs, expenses, fees or disbursements incurred in good faith by agents or attorneys retained by the Agent to collect the Obligations or enforce any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement and other Loan
Documents, shall be shared among the Lenders according to their respective Pro
Rata Percentages to the extent not reimbursed by the Companies or from the
Proceeds of Collateral. The provisions of this Section 13.5 shall not apply to any suits, actions, proceedings or claims that (a) are filed or asserted prior to the Closing Date or (b) are based on transactions, actions or omissions occurring prior to the date of this Financing Agreement.

     13.6. EXERCISE OF SETOFF RIGHTS. The Companies authorize each Lender, and each Lender shall have the right, after the occurrence of an Event of Default, without notice, to set-off and apply against any and all property or assets of any Company or any Guarantor held by, or in the possession of such Lender, any of the Obligations owed to such Lender. Promptly after the exercise of any right to set-off, the Lender exercising such right irrevocably agrees to purchase for cash (and the other Lenders irrevocably agree to sell) participation interests in each other Lender's outstanding Revolving Loans and Term Loans as would be necessary to cause such Lender to share the amount of the property set- off with the other Lenders based on each Lender's Pro Rata Percentage. The Companies agree, to the fullest extent permitted by law, that any Lender also may exercise its right to set-off with respect to amounts in excess of such Lender's Pro Rata
Percentage of the Obligations then outstanding, and may purchase participation interests in the amounts so set-off from the other Lenders, and upon doing so shall deliver such excess to Agent, for distribution to the other Lenders in settlement of the participation purchases described above in this Section 13.6.
Notwithstanding the foregoing, each Lender hereby agrees with each other Lender that no Lender shall independently take any action to enforce or protect its rights arising out of this Financing Agreement or any other Loan Document without first obtaining the prior written consent of the Agent or the Required
Lenders, it being the intent of the Lenders that any such action shall be taken in concert and at the direction of the Agent or the Required Lenders; provided, however, that each Lender may, after the occurrence and during the continuance of an Event of Default (and upon prior written notice to Agent) exercise its right of setoff with respect to the Companies, so long as the benefits of such setoff are shared on a pro rata basis with the other Lenders as required pursuant to this Section 13.6.

     13.7. CONFIDENTIALITY. For the purposes of this Section 13.7, "Confidential
Information" means all financial projections and all other information delivered to the Agent or any Lender by or on behalf of the Companies or any of the
Guarantors in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement, provided that

                                       78

such term does not include information that (a) was publicly known or otherwise known to the Agent or any of the Lenders prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by the Agent or the Lenders or any person acting on their behalf, (c) otherwise becomes known to the Agent or the Lenders other than through disclosure by the Companies or any of the Guarantors or (d) constitutes financial statements delivered under
Section 7.1(h) that are otherwise publicly available. The Agent and the Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by the Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that the Agent and the Lenders may deliver or disclose
Confidential Information to:

          (a) their respective directors, officers, employees, agents, attorneys and affiliates who are advised to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.7 (to the extent such disclosure reasonably relates to the administration of the Line of Credit);

          (b) their respective financial advisors and other professional advisors who are advised to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.7;

          (c) any other Lender;

          (d) a commercial bank, commercial finance lender or other financial institution to which the Agent or a Lender sells or offers to sell a portion of their rights and obligations under this Financing Agreement or any participation therein, provided that so long as no Event of Default shall have occurred and remain outstanding, such entity agrees in writing prior to their receipt of such
Confidential Information to be bound by the provisions of this Section 13.7; or

          (e) any other person or entity (including bank auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (i) to comply with any applicable law, rule, regulation or order,
(ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which the Agent or a Lender is a party or (iv) if an
Event of Default shall have occurred and remain outstanding, to the extent the
Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement.

Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment and
Transfer Agreement, will be deemed to have agreed to be bound by, and to be entitled to the benefits of, this Section 13.7.

     13.8. REGISTER.

          (a) Each Company hereby authorizes the Agent, solely for the purpose of this Section 13.8(a), to maintain a register (the "Register") on which the
Agent will record each Lender's loans and other extensions of credit made to the
Company hereunder and each repayment in respect of such loans and other extensions of credit of each Lender and annexed to

                                       79

which the Agent shall retain a copy of each Assignment and Transfer Agreement.
Failure to make any recordation, or any error in such recordation, shall not affect the Company's obligations in respect of such loans and other extensions of credit. The entries in the Register shall be conclusive (provided, however, that any failure to make any recordation, or any error in such recordation, shall be corrected by the Agent upon Agent's actual notice or discovery thereof), and the Companies, the Agent and the Lenders shall treat each person in whose name a loan and other extension of credit is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's loans and other extensions of credit may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's loan and other extensions of credit shall be registered in the Register only upon delivery to the Agent of the applicable Assignment and
Transfer Agreement. No assignment or transfer of a Lender's loan and other extensions of credit shall be effective unless such assignment or transfer shall have been recorded in the Register by the Agent as provided in this Section
13.8(a).

          (b) Each Lender that sells a participation in the loans and other extensions of credit made to the Companies hereunder shall, solely for the purpose of this Section 13.8(b), record in book entries maintained by such
Lender the name and the amount of the participation of each participant entitled to receive payments in respect of such participation.

SECTION 14. AGENCY

     14.1. APPOINTMENT OF AGENT; POWERS. Each Lender hereby irrevocably designates and appoints CIT to act as the Agent for such Lender under this
Financing Agreement and the other Loan Documents, and irrevocably authorizes
CIT, as Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and the other Loan Documents, and to exercise such powers and perform such duties as are expressly delegated to the
Agent by the terms of this Financing Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In performing its functions under this Financing Agreement, the Agent is acting solely as an agent of the Lenders, and the Agent does not assume, and shall not be deemed to have assumed, an agency or other fiduciary relationship with the
Companies or any Lender. The Agent shall not have any (a) duty, responsibility, obligation or liability to any Lender, except for those duties, responsibilities, obligations and liabilities expressly set forth in this
Financing Agreement, or (b) fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement or the other Loan
Documents, or otherwise exist against the Agent.

     14.2. DELEGATION OF AGENT'S DUTIES. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys, and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.3. DISCLAIMER OF AGENT'S LIABILITIES. Neither the Agent nor any of its
officers, directors, employees, agents, or attorneys shall be liable to any
Lender for any action lawfully taken or not taken by the Agent or such person under or in connection with the Financing Agreement and the other Loan Documents
(except for the Agent's or such person's gross

                                       80

negligence or willful misconduct). Without limiting the generality of the foregoing, the Agent shall not be liable to the Lenders for (i) any recital, statement, representation or warranty made by the Companies or the Guarantors or any officer thereof contained in (x) this Financing Agreement, (y) any other
Loan Document or (z) any certificate, report, audit, statement or other document referred to or provided for in this Financing Agreement or received by the Agent under or in connection with this Financing Agreement, (ii) the value, validity, effectiveness, enforceability or sufficiency of this Financing Agreement, the other Loan Documents or the security interests in the Collateral of the Agent for the benefit of the Agent and the Lenders, (iii) any failure of the Companies or the Guarantors to perform their respective obligations under this Financing
Agreement and the other Loan Documents, (iv) any loss or depreciation in the value of, delay in collecting the Proceeds of, or failure to realize on, any
Collateral, (v) the Agent's delay in the collection of the Obligations or enforcing the Agent's rights against the Companies or the Guarantors, or the granting of indulgences or extensions to the Companies, any of the Guarantors or any account debtor of the Companies, or (vi) any mistake, omission or error in judgment in passing upon or accepting any Collateral. In addition, the Agent shall have no duty or responsibility to ascertain or to inquire as to the observance or performance of any of the terms, conditions, covenants or other agreements of the Companies or the Guarantors contained in this Financing
Agreement or the other Loan Documents, or to inspect, verify, examine or audit the assets, books or records of the Companies or the Guarantors at any time.

     14.4. RELIANCE AND ACTION BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon legal counsel, independent public accountants and experts selected by Agent, and shall not be liable to the
Lenders for any action taken or not taken in good faith based upon the advice of such counsel, accountants or experts. In addition, the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document believed by the Agent in good faith to be genuine and correct, and to have been signed, sent or made by the proper person or persons. The Agent shall be fully justified in taking or refusing to take any action under this Financing Agreement and the other Loan
Documents unless the Agent (a) receives the advice or consent of the Lenders or the Required Lenders, as the case may be, in a manner that the Agent deems appropriate, or (b) is indemnified by the Lenders to the Agent's satisfaction against any and all liability, cost and expense which may be incurred by the
Agent by reason of taking or refusing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and the other Loan Documents in accordance with a request of all Lenders or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

     14.5. EVENTS OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than a Default or Event of Default with respect to payments of principal and/or interest with respect to the Revolving Loans or Term Loan) unless the Agent has received notice from the Companies or a Lender describing such Default or Event of Default with specificity. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to all Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders or Required Lenders, as the case may be, provided that (a) if appropriate, the Agent may require indemnification from the
Lenders under Section 14.4 prior to taking such action, (b)

                                       81

under no circumstances shall the Agent have an obligation to take any action that the Agent believes in good faith would violate any law or any provision of this Financing Agreement or the other Loan Documents, and (c) unless and until the Agent shall have received direction from the Lenders or Required Lenders, as the case may be, the Agent may (but shall not be obligated to) take such action or refrain from taking action with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

     14.6. LENDERS' DUE DILIGENCE. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees or agents, has made any representation or warranty to such Lender regarding the transactions contemplated by this Financing Agreement or the financial condition of the
Companies or the Guarantors, and such Lender agrees that no action taken by the
Agent hereafter, including any review of the business or financial affairs of the Companies or the Guarantors, shall be deemed to constitute a representation or warranty by the Agent to any Lender. Each Lender also acknowledges that such
Lender has, independently and without reliance upon the Agent or any other
Lender and based on such documents and information as such Lender has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial condition and creditworthiness of the Companies and the Guarantors, and made its own decision to enter into this
Financing Agreement. Each Lender agrees, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, (a) to continue to make its own credit analyses and appraisals in deciding whether to take or not take action under this Financing Agreement and (b) to make such investigations as such
Lender deems necessary to inform itself as to the business, operations, property, financial condition and creditworthiness of the Companies and the
Guarantors.

     14.7. RIGHT TO INDEMNIFICATION. The Lenders agree to indemnify the Agent and the Agent's officers, directors, employees, advisors and agents
(collectively, the "Agent Parties") (to the extent not reimbursed by the
Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent Parties in any way relating to or arising out of (a) this Financing
Agreement or any other Loan Document, (b) the transactions contemplated hereby or (c) any action taken or not taken by the Agent Parties under or in connection with any of the foregoing, provided that no Lender shall be liable to an Agent
Party for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent Party's gross negligence or willful misconduct.

     14.8. OTHER TRANSACTIONS. The Agent and any Lender may make loans to and generally engage in any kind of business with the Companies, as though the Agent or such Lender were not the Agent or a Lender hereunder. With respect to loans made by the Agent under this Financing Agreement as a Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing
Agreement and the other Loan Documents as any other Lender, and may exercise the same as though it was not the Agent, and the term "Lender" and "Lenders" shall include the Agent in its individual capacity as such.

                                       82

     14.9. RESIGNATION OF AGENT. The Agent may resign as the Agent upon 30 days notice to the Lenders, and such resignation shall be effective on the earlier of
(a) the appointment of a successor Agent by the Lenders or (b) the date on which such 30-day period expires. If the Agent provides the Lenders with notice of its intention to resign as Agent, the Lenders agree to appoint a successor to the
Agent as promptly as possible thereafter, whereupon such successor shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor effective upon its appointment. Upon the effective date of an
Agent's resignation, such Agent's rights, powers and duties as Agent hereunder immediately shall terminate, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement.
After an Agent's resignation hereunder, the provisions of this Section 14 shall continue to inure to such Agent's benefit as to any actions taken or not taken by such Agent while acting as the Agent.

     14.10. VOTING RIGHTS; AGENT'S DISCRETIONARY RIGHTS. Notwithstanding
anything contained in this Financing Agreement to the contrary, without the prior written consent of all Lenders, the Agent will not agree to:

          (a) amend or waive the Companies' compliance with any term or provision of this Financing Agreement, if the effect of such amendment or waiver would be to (i) increase the Revolving Line of Credit or the Line of Credit,
(ii) reduce the principal of, or rate of interest on, the Revolving Loans or the
Term Loan, (iii) reduce or waive the payment of any fee in which all Lenders share hereunder or (iv) extend the maturity date of any of the Obligations or the date fixed for payment of any installment thereof;

          (b) alter or amend (i) this Section 14.10, (ii) the definitions of
"Eligible Accounts Receivable", "Eligible Inventory" "Collateral" or "Required
Lenders" or (iii) the advance rates set forth in clause (a) of the definition of
Borrowing Base to increase such advance rates to a level greater than the level in effect on the Closing Date;

          (c) except as otherwise expressly permitted or required hereunder, release any Collateral having a value (as determined by the Agent in its reasonable business judgment) of more than $250,000 in any fiscal year of the
Companies; or

          (d) knowingly make any Revolving Loan to the Companies if after giving effect thereto the principal amount of all outstanding Revolving Loans plus the undrawn amount of all outstanding Letters of Credit, Bankers Acceptances,
Steamship Guarantees and/or Airway Releases would exceed the lesser of (i) the
Revolving Line of Credit or (ii) one hundred ten percent (110%) of the Borrowing
Base of the Companies; provided that in no event shall the Agent continue to knowingly make Overadvances under this Section 14.10(d) for a period in excess of ninety (90) consecutive days without the consent of all Lenders, and provided further that after the occurrence of an Event of Default, the Agent in its sole discretion shall have the right to make Overadvances in excess of the limitation set forth in clause (ii) above in order to preserve, protect and realize upon the Collateral.

     In all other respects the Agent is authorized to take or to refrain from taking any action which the Agent, in the exercise of its reasonable business judgment, deems to be advisable and in the best interest of the Lenders, unless this Financing Agreement specifically requires the

                                       83

Companies or the Agent to obtain the consent of, or act at the direction of, the
Required Lenders. Without limiting the generality of the foregoing sentence, and notwithstanding any other provision of this Financing Agreement to the contrary, the Agent shall have the right in its sole discretion to (i) determine whether the requirements for eligibility set forth in the definitions of "Eligible
Accounts Receivable" and "Eligible Inventory" are satisfied, (ii) establish, adjust and release the amount of reserves provided for in the definitions of
"Availability Reserve", "Eligible Accounts Receivable" and "Eligible Inventory",
(iii) make Overadvances in accordance with clause (d) of this Section 14.10,
(iv) release any Collateral having a value (as determined by the Agent in its reasonable business judgment) of up to $250,000 in each fiscal year of the
Companies, and (v) amend any provision of this Financing Agreement or the other
Loan Documents in order to cure any error, ambiguity, defect or inconsistency set forth therein. In the event the Agent terminates this Financing Agreement pursuant to the terms hereof, the Agent agrees to cease making additional loans or advances upon the effective date of termination, except for loans or advances which the Agent in its sole discretion determines are reasonably required to preserve, protect or realize upon the Collateral.

     14.11. DEEMED CONSENT. If a Lender's consent to a waiver amendment or other course of action is required under the terms of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) Business Days after the date of such request (which such request and each consent thereto shall be in writing (including, for purposes of this
Section 14.11, messages sent by e-mail or telecopier)), such failure to respond shall be deemed a consent to the requested course of action.

     14.12. SURVIVAL OF AGREEMENTS OF THE LENDERS. The obligations of the
Lenders set forth in Sections 13.3, 13.5, 13.6, 14.4 and 14.7 hereof shall survive the termination of this Financing Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                       84

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, accepted and delivered at New York, New York, by its proper and duly authorized officers as of July 11, 2005.

                  CIT:

                  THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent and a
                  Lender

                  By:  /s/ EDWARD J. AHEARN
                     ----------------------------------------------
                  Name:  Edward J. Ahearn
                  Title: Vice President

                  REVOLVING CREDIT COMMITMENT: $76,920,000.00
                  REVOLVING CREDIT PRO RATA PERCENTAGE:  46.6190%

                  TERM LOAN COMMITMENT: $10,800,029.00
                  TERM LOAN PRO RATA PERCENTAGE: 36.0036%

                  OTHER LENDERS:

                  HSBC BANK USA, NATIONAL ASSOCIATION

                  By:  /s/ MICHAEL P. BEHUNIAK
                     ----------------------------------------------
                  Name:  Michael P. Behuniak
                  Title: Vice President

                  REVOLVING CREDIT COMMITMENT: $25,000,000.00
                  REVOLVING CREDIT PRO RATA PERCENTAGE: 15.1518%

                  TERM LOAN COMMITMENT: $5,000,000.00
                  TERM LOAN PRO RATA PERCENTAGE: 16.6683%

                  WEBSTER BUSINESS CREDIT

                  By:  /s/ EDWARD A. JESSER
                     ----------------------------------------------
                  Name:  Edward A. Jesser
                  Title: SVP

                  REVOLVING CREDIT COMMITMENT: $10,577,000.00
                  REVOLVING CREDIT PRO RATA PERCENTAGE: 6.4104%

                  TERM LOAN COMMITMENT: $1,923,000.00
                  TERM LOAN PRO RATA PERCENTAGE: 6.4106%

                  COMMERCE BANK, N.A.

                  By:  /s/ PAUL CHAU
                     ----------------------------------------------
                  Name:  Paul Chau
                  Title: Managing Director

                  REVOLVING CREDIT COMMITMENT: $15,000,000.00
                  REVOLVING CREDIT PRO RATA PERCENTAGE:  9.0911%

                  TERM LOAN COMMITMENT: $5,000,000.00
                  TERM LOAN PRO RATA PERCENTAGE: 16.6683%

                  BANK LEUMI USA

                  By:  /s/ PHYLLIS ROSENFELD
                     ----------------------------------------------
                  Name:  Phyllis Rosenfeld
                  Title: Vice President

                  By:  /s/ IRIS STEINHARDT
                     ----------------------------------------------
                  Name:  Iris Steinhardt
                  Title: Vice President

                  REVOLVING CREDIT COMMITMENT: $12,500,000.00
                  REVOLVING CREDIT PRO RATA PERCENTAGE:  7.5759%

                  TERM LOAN COMMITMENT: $2,274,000.00
                  TERM LOAN PRO RATA PERCENTAGE: 7.5808%

                  ISRAEL DISCOUNT BANK OF NEW YORK

                  By:  /s/ HOWARD WEINBERG
                     ----------------------------------------------
                  Name:  Howard Weinberg
                  Title: Senior Vice President I

                  By:  /s/ MATILDA REYES
                     ----------------------------------------------
                  Name:  Matilda Reyes
                  Title: First Vice President

                  REVOLVING CREDIT COMMITMENT: $25,000,000.00
                  REVOLVING CREDIT PRO RATA PERCENTAGE:  15.1518%

                  TERM LOAN COMMITMENT: $5,000,000.00
                  TERM LOAN PRO RATA PERCENTAGE: 16.6683%

                  THE COMPANIES:

                  G-III LEATHER FASHIONS, INC., as
                  a Company and the Funds Administrator

                  By:  /s/ WAYNE S. MILLER
                     ----------------------------------------------
                  Name: Wayne S. Miller
                  Title: Senior Vice President

                  J. PERCY FOR MARVIN RICHARDS, LTD., as a Company

                  By:  /s/ WAYNE S. MILLER
                     ----------------------------------------------
                  Name: Wayne S. Miller
                  Title: Vice President

                  CK OUTERWEAR, LLC, as a Company

                  By:  /s/ WAYNE S. MILLER
                     ----------------------------------------------
                  Name: Wayne S. Miller
                  Title: Vice President

                  AGREED AS TO SECTIONS 7.3 and 7.4(m):

                  G-III APPAREL GROUP, LTD., as Parent

                  By:  /s/ WAYNE S. MILLER
                     ----------------------------------------------
                  Name: Wayne S. Miller
                  Title: Senior Vice President

                                    EXHIBIT A

                    FORM OF ASSIGNMENT AND TRANSFER AGREEMENT
                    -----------------------------------------

                        ASSIGNMENT AND TRANSFER AGREEMENT
                        ---------------------------------

     Reference is made to the Financing Agreement dated as of July __, 2005 (as amended, restated supplemented or otherwise modified and in effect from time to time, the "Financing Agreement") among G-III Leather Fashions, Inc., a New York corporation ("G-III"), J. Percy for Marvin Richards, Ltd., a New York
corporation ("JPMR") and CK Outerwear, LLC, a New York limited liability company
("CK", and together with G-III and JPMR, individually, a "Company" and collectively the "Companies"), the financial institutions from time to time party thereto, as lenders (collectively, the "Lenders", and individually, each a
"Lender"), and The CIT Group/Commercial Services, Inc, a New York corporation, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used in this Assignment and Transfer Agreement (this "Agreement") and not otherwise defined shall have the meanings given to such terms in the Financing Agreement.
This Agreement, between the Assignor (as defined and set forth on Schedule 1, which is made a part of this Agreement) and the Assignee (as defined and set forth on Schedule 1) is effective as of Effective Date (as set forth on Schedule
1).

     1. The Assignor hereby irrevocably sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to the Assignor, as of the
Effective Date, an undivided interest (the "Assigned Interest") in and to all of the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, portions of the financing facilities contained in the
Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned
Facilities"), in an amount for each of the Assigned Facilities as set forth on
Schedule 1.

     2. The Assignor: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed or delivered in connection therewith
(collectively the "Loan Documents"), or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the other Loan Documents, other than a representation and warranty that the Assignor is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to (x) the financial condition of the Companies or any Guarantor, or (y) the performance or observance by the Companies or any
Guarantor of any of their respective obligations under the Financing Agreement or any of the Loan Documents.

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Agreement, (ii) confirms that it has received a copy of the
Financing Agreement as amended through the Effective Date, together with the copies of the most recent financial statements of the Companies, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis, (iii) agrees that the Assignee will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and

information as the Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing
Agreement, (iv) appoints and authorizes the Agent to take such action as agent on the Assignee's behalf and to exercise such powers under the Financing
Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that the Assignee will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the
Financing Agreement are required to be performed by it as Lender, and (vi) if the Assignee is organized under the laws of a jurisdiction within the United
States (but is not a corporation), attaches IRS Form W-9 (or a substitute form thereof) to avoid any back-up withholding and (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the IRS certifying as to the Assignee's exemption from United
States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax rate reduced by an applicable tax treaty.

     4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by the Agent, effective as of the Effective Date.

     5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the
Effective Date. The Assignor and the Assignee shall make all other appropriate adjustments in payments for periods prior to the Effective Date made by the
Agent or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

     7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK,
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its respective duly authorized officers on Schedule 1 hereto.

               SCHEDULE 1 TO ASSIGNMENT AND TRANSFER AGREEMENT

               Name of Assignor:
                                ----------------------------

               Name of Assignee:
                                ----------------------------

               Effective Date of Assignment:            , 200
                                            ------------     --



Assigned Facilities             Percentage of Facilities Assigned        Dollar Amount Assigned

Revolving Line of Credit                            %                            $
                                            --------                             --------

Term Loan                                           %                            $
                                            --------                             --------


ASSIGNOR:                               ASSIGNEE:

-----------------------------           -----------------------------

By:                                             By:
   -----------------------------                   -----------------------------

Its:                                            Its:
    ----------------------------                    ----------------------------

Accepted by the Agent:

THE CIT GROUP/COMMERCIAL
SERVICES, INC., as Agent as aforesaid

By:
    ----------------------------
Its:
    ----------------------------

                                    EXHIBIT B

                    [FORM OF REVOLVING LOAN PROMISSORY NOTE]

      [$165,000,000.00]                                 July __, 2005

                                                        New York, New York

     FOR VALUE RECEIVED, the undersigned, G-III Leather Fashions, Inc., a New
York corporation ("G-III Inc."), J. Percy for Marvin Richards, Ltd., a New York
corporation ("JPMR"), and CK Outerwear, LLC, a New York limited liability company ("CKO", and together with G-III Inc. and JPMR, individually, a "Company"
and collectively, the "Companies"), jointly and severally, absolutely and unconditionally, promise to pay to the order of __________ ("Lender"), at the office of The CIT Group/Commercial Services, Inc., as agent ("Agent") for the lenders (including Lender) under the Financing Agreement referred to below, at
1211 Avenue of the Americas, New York, New York, in lawful money of the United
States of America and in immediately available funds, the principal amount of
[ONE HUNDRED SIXTY FIVE MILLION Dollars ($165,000,000.00)], or such lesser amount as may be advanced to the Companies by Lender as Revolving Loans under the Financing Agreement (as defined below) and remain unpaid, on the Termination
Date.

     The Companies jointly and severally, absolutely and unconditionally, further agree to pay interest at said office, in like money, on the unpaid principal amount of Revolving Loans outstanding from time to time on the dates and at the rates specified in Section 8 of the Financing Agreement of even date herewith (as amended, restated, modified and supplemented, the "Financing
Agreement") among the Companies, the Lenders that are parties thereto and Agent.
Capitalized terms used in this Note and defined in the Financing Agreement shall have the meanings given to such terms in the Financing Agreement unless otherwise specifically defined herein.

     This Note is a Revolving Loan Promissory Note referred to in the Financing
Agreement, evidences the Revolving Loans made to the Companies by the Lender thereunder, and is subject to, and entitled to, all provisions and benefits thereof, including optional and mandatory prepayment, in whole or in part, as provided therein.

     Notwithstanding any other provision of this Note to the contrary, upon the occurrence of any Event of Default specified in the Financing Agreement, or upon termination of the Financing Agreement for any reason, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of Agent or the Required Lenders, immediately due and payable as provided in the Financing Agreement.

                  G-III LEATHER FASHIONS, INC.

                  By:
                     ------------------------------

                  Title:
                        ---------------------------

                  J. PERCY FOR MARVIN RICHARDS, LTD.

                  By:
                     ------------------------------

                  Title:
                        ---------------------------

                  CK OUTERWEAR, LLC

                  By:
                     ------------------------------

                  Title:
                        ---------------------------

                                    EXHIBIT C

                       [FORM OF TERM LOAN PROMISSORY NOTE]

      [$30,000,000.00]                                  July __, 2005

                                                        New York, New York

     FOR VALUE RECEIVED, the undersigned, G-III Leather Fashions, Inc., a New
York corporation ("G-III Inc."), J. Percy for Marvin Richards, Ltd., a New York
corporation ("JPMR"), and CK Outerwear, LLC, a New York limited liability company ("CKO", and together with G-III Inc. and JPMR, individually, a "Company"
and collectively, the "Companies"), jointly and severally, absolutely and unconditionally, promise to pay to the order of _____________________ ("Lender")
at the offices of The CIT Group/Commercial Services, Inc., as agent ("Agent")
for the lenders (including Lender) under the Financing Agreement referred to below, at 1211 Avenue of the Americas, New York, New York, in lawful money of the United States of America and in immediately available funds, the principal amount of [THIRTY MILLION Dollars ($30,000,000.00)], on the dates and pursuant to the terms of the Financing Agreement.

     The Companies jointly and severally, absolutely and unconditionally, further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement of even date herewith (as amended, restated, modified and supplemented, the "Financing
Agreement") among the Companies, the Lenders that are parties thereto and Agent.
Capitalized terms used in this Note and defined in the Financing Agreement shall have the meanings given to such terms in the Financing Agreement unless otherwise specifically defined herein.

     This Note is a Term Loan Promissory Note referred to in the Financing
Agreement, evidences the Term Loan made to the Companies thereunder, and is subject to, and entitled to, all provisions and benefits thereof, including optional and mandatory prepayment, in whole or in part, as provided therein.

     Notwithstanding any other provision of this Note to the contrary, upon the occurrence of any Event of Default specified in the Financing Agreement, or upon termination of the Financing Agreement for any reason, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of Agent or the Required Lenders, immediately due and payable as provided in the Financing Agreement.

                  G-III LEATHER FASHIONS, INC.

                  By:
                     ------------------------------

                  Title:
                        ---------------------------

                  J. PERCY FOR MARVIN RICHARDS, LTD.

                  By:
                     ------------------------------

                  Title:
                        ---------------------------

                  CK OUTERWEAR, LLC

                  By:
                     ------------------------------

                  Title:
                        ---------------------------

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE
                                   [QUARTERLY]

     I, Neal Nackman, Vice President of Finance of G-III Leather Fashions, Inc.,
a New York corporation (the "Borrower"), and G-III Apparel Group, Ltd. (the
"Parent"), hereby certify on behalf of the Borrower that:

          1. This Certificate is being delivered pursuant to Section 7.2 of the
Financing Agreement , dated July __, 2005, by and among the Borrower, the
Lenders signatory thereto (the "Banks") and CIT, as agent for the Banks
(hereinafter, as it may be from time to time amended, modified or supplemented, referred to as the "Loan Agreement");

          2. Pursuant to subsection 7.2(g) of the Loan Agreement, attached hereto as Exhibit A is a true and correct copy of the Key Item Report for the quarter ending ______.

          3. There exists no defaults under the Loan Agreement, no default under any other material agreement to which the Borrower, the Parent or any of the
Subsidiaries is a party or by which it is bound, or by which, to the best knowledge of the Borrower, the Parent or any Subsidiary, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or Default.

     Attached hereto as Exhibit A is a detailed calculation indicating compliance as of ________ with the covenants contained in Section 7.3 of the
Loan Agreement.

     Each capitalized item not otherwise defined herein shall have the meaning assigned to it in the Loan Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate on this __th day of
_______.

                  G-III LEATHER FASHIONS, INC.

                  By:
                     --------------------------
                        Neal Nackman
                        VP of Finance

                  G-III APPAREL GROUP, LTD.

                  By:
                     --------------------------
                        Neal Nackman
                        VP of Finance

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE
                                    [MONTHLY]

          I, Neal S. Nackman, Vice President of Finance of G-III Leather
Fashions, Inc., a New York corporation (the "Borrower"), and G-III Apparel
Group, Ltd. (the "Parent"), hereby certify on behalf of the Borrower that:

               1. This Certificate is being delivered pursuant to Section 7.2 of the Financing Agreement , dated July __, 2005, by and among the Borrower, the
Lenders signatory thereto (the "Banks") and CIT, as agent for the Banks
(hereinafter, as it may be from time to time amended, modified or supplemented, referred to as the "Loan Agreement");

               2. Pursuant to Section 7.2(g) of the Loan Agreement, attached hereto as Exhibit A is a true and correct copy of the Key Items Report for the month of _________.

               3. There exists no defaults under the Loan Agreement, no default under any other material agreement to which the Borrower, the Parent or any of the Subsidiaries is a party or by which it is bound, or by which, to the best knowledge of the Borrower, the Parent or any Subsidiary, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or Default.

     Each capitalized item not otherwise defined herein shall have the meaning assigned to it in the Loan Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate on this __st day of
________.

                  G-III LEATHER FASHIONS, INC.

                  By:
                     ---------------------------
                        Neal S. Nackman
                        VP of Finance

                  G-III APPAREL GROUP, LTD.

                  By:
                     ---------------------------
                        Neal S. Nackman
                        VP of Finance

                     SCHEDULE 1.1(A) - EXISTING INDEBTEDNESS

                       [TO BE COMPLETED BY THE COMPANIES]

                  SCHEDULE 1.1(B) - DESCRIPTION OF REAL ESTATE

             SCHEDULE 7.1(B) - COMPANIES AND COLLATERAL INFORMATION

                  Exact Name of Each Company in State of
                  Incorporation or Formation:

                        --------------------

                        --------------------

                  State of Incorporation or Formation of each Company:

                        --------------------

                        --------------------

                  F.E.I.N. of Each Company:

                        --------------------

                        --------------------

                  State Organizational No. for Each Company:

                        --------------------

                        --------------------

                  Address of Chief Executive Office of Each Company:

                        --------------------

                        --------------------

                  Collateral Locations:

                     SCHEDULE 7.1(F) - ENVIRONMENTAL MATTERS